UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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R
MATION
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PROXY STATEMENT AND NOTICE OF 2023 ANNUAL MEETING OF SHAREHOLDERS

Letter from the Chair of the Board of Directors

Dear Shareholders:

2022 was a pivotal year for IFF and its shareholders. Throughout the year, we drove improvements in operations that positioned us well to mitigate some of the economic headwinds that continued to impact the business and the industries we serve. We also set an ambitious agenda to position the Company for the future, and I am pleased with the progress we made.

Board Refresh

Our Board has focused on Board refreshment and succession efforts over the past several years. These efforts continued throughout 2022 resulting in the addition of four highly qualified new board directors. This process has resulted in an increase in the depth and scope of qualifications and diversity represented on the Board, and helps ensure the right balance of business leadership, industry knowledge and financial acumen in the boardroom. As you will see in this proxy statement, this will be my last term as Non-Executive Chair of the Board. It has been an honor to serve our shareholders as a Board Member over the past 12 years, and I know I leave the Company in good hands as I transition the Chair role to Roger Ferguson. Roger is a seasoned Board Member with a depth of experience in good governance practices. He, along with our refreshed Board, will represent your interests and continue to position IFF for success in years to come.

Renewed Leadership Team

The leadership team was renewed with a new CEO, Chief Human Resources Officer and Chief of Operations, augmenting our deep experience and industry knowledge with executives with relevant experiences from adjacent industries. The changes made to the leadership team ensure that we have the relevant experiences, knowledge and expertise for this juncture in IFF’s 133 year history.

Portfolio Optimization

After a comprehensive review of our businesses, we took several important steps to streamline our portfolio. The sale of our Microbial Control Business completed in 2022 and the recently announced pending sales of our Savory Solutions Group and Flavors Specialty Ingredients businesses highlight our commitment to deleveraging our balance sheet, and positioning IFF with the portfolio of businesses where IFF has the core capability and right to win. We will continue to identify opportunities to optimize our portfolio in 2023 and beyond.

Strategy Revamp

We introduced our Do What Matters Most strategic plan that will position the company for long term success. This plan is guided by three key objectives — Be the Premier Partner; Build our Future; and Become One IFF. The priorities outlined in this plan will ensure IFF’s continued ability to drive sustained, profitable growth while continuing to fulfill our purpose of applying science and creativity for a better world.

Looking ahead, we have more work to do but are energized by the progress we’ve made. We look forward to leveraging our outstanding team, portfolio of products, R&D capability and global footprint along with our new operating model to create long-term shareholder value.

We appreciate your support of IFF, and your vote is very important to us. We encourage you to carefully review the information in the proxy statement as well as our annual report. Please vote as soon as possible to ensure that your vote is represented, regardless of whether you will access the 2023 Annual Meeting.

Sincerely,

Dale F. Morrison

Chair of the Board of Directors

Cautionary Statement Under The Private Securities Litigation Reform Act of 1995

This letter includes "forward-looking statements" under the Federal Private Securities Litigation Reform Act of 1995. These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in the Company's Securities and Exchange Commission ("SEC") filings, including the Company's Annual Report on Form 10-K filed with the SEC on February 27, 2023 and subsequent filings with the SEC. The Company wishes to caution readers that certain important factors may have affected and could in the future affect the Company's actual results and could cause the Company's actual results for subsequent periods to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on the Company's business. Accordingly, the Company undertakes no obligation to publicly revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Notice of 2023 Annual Meeting of Shareholders

Date and Time

May 3, 2023
10 a.m. Eastern Daylight Time

Place

Meeting live via the Internet. Please visit: www.virtualshareholdermeeting.com/IFF2023*

Items to be Voted On

1.   Elect 11 members of the Board of Directors for a one-year term expiring at the 2024 Annual Meeting of Shareholders.

2.     Ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2023 fiscal year.

3.     Approve, on an advisory basis, the compensation of our named executive officers in 2022.

4.     Vote, on an advisory basis, on the frequency of votes on executive compensation.

5.     Transact such other business as may properly come before the 2023 Annual Meeting and any adjournment or postponement of the 2023 Annual Meeting.

Record Date

Only shareholders of record as of the close of business on March 8, 2023 may vote at the 2023 Annual Meeting.

Sincerely,

Frank K. Clyburn, Jr.

Chief Executive Officer and Director

March 23, 2023

Virtual Meeting

You can attend our virtual 2023 Annual Meeting by visiting www.virtualshareholdermeeting.com/IFF2023. Be sure to have the 16 digit Control Number we have provided to you to join the meeting. Our 2023 Annual meeting will start at 10 a.m. Eastern Daylight Time.

Proxy Voting

It is important that your shares be represented at the 2023 Annual Meeting, regardless of the number of shares you may hold. Whether or not you plan to attend, please vote using the Internet, by telephone or by mail, in each case by following the instructions in our proxy statement.

Proxy Voting Methods

Telephone Internet Mail

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 3, 2023:

Our Notice, Proxy Statement and 2022 Annual Report are available at www.proxyvote.com.

TO FACILITATE THE TIMELY RECEIPT OF YOUR PROXY, WE ENCOURAGE YOU TO VOTE BY TELEPHONE OR INTERNET TODAY.

We are making the Proxy Statement and the form of proxy first available on or about March 23, 2023.

521 W. 57th Street New York, NY 10019

*

The 2023 Annual Meeting will be entirely virtual as permitted under New York State law, conducted via a live audio-only webcast, in order to provide expanded access, improved communication and cost savings for our shareholders. We believe that hosting a virtual meeting will enable greater shareholder attendance and participation from any location around the world.

PROXY STATEMENT SUMMARY

We provide below highlights of certain information in this Proxy Statement. As it is only a summary, please refer to the complete Proxy Statement and our Annual Report for Fiscal Year Ended December 31, 2022 ("2022 Annual Report") before you vote.

2022 Highlights

2022 Results

Net Sales	$12.4 B

Operating Loss	$(1.3) B

Adjusted Operating EBITDA*	$2.5 B

Diluted EPS	$(7.32)

Adjusted Diluted EPS*	$3.24
Adjusted Diluted EPS ex Amortization*	$5.42

* See reconciliation of GAAP to Non-GAAP financial measures in Exhibit A to this Proxy Statement.

Our Corporate Governance Policies Reflect Best Practices

➢ All Directors other than our CEO are Independent

➢    Majority Voting and Director Resignation Policy in Uncontested Elections

➢    Executives and Directors are Subject to Rigorous Stock Retention Guidelines

➢    No Limitation on Shareholder Litigation Rights

➢    Proxy Access By-Law Provisions

➢    Prohibition on Short Sales and Hedging of our Stock by our Employees, Officers and Directors

➢    No Exclusive Forum or Fee-Shifting Provisions

➢    Extensive Executive Clawback Policy

➢    Long Standing Commitment to Sustainability

➢    No Shareholder Rights Plan ("Poison Pill")

➢ Strong Pay for Performance Practice
➢ Diverse Board Brings Balance of Skills, Professional Experience and Perspectives
➢ Annual Election of Directors
➢ Non-Executive Chair of the Board Leads Board's Independent Oversight
➢ No Guaranteed Pay Increases or Equity Awards for Named Executive Officers ("NEOs")
➢ Annual Board and Committee Assessments
➢ Formal Board and Executive Succession Planning

Board composition remains a priority for the Company. We strive to maintain a Board composed of directors who bring diverse viewpoints, perspectives and areas of expertise, exhibit a variety of key skills and relevant professional experiences, and effectively represent the long-term interests of our stockholders. In the context of on-going discussions related to refreshment and plans to evolve in line with best-in-class corporate governance standards, over the last year seven directors have resigned or decided to not stand for re-election at the 2023 Annual Meeting, and the Company has made four new appointments to the Board to help ensure the Company has the optimal support and oversight to advance its growth and transformation strategy. See "Proposal 1 — Board Transitions" beginning on page 2 of this Proxy Statement.

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PROXY STATEMENT SUMMARY

Proposals and Board Recommendations

Proposal 1 Election of 11 Director Nominees

The Board recommends a vote FOR the election of all Director Nominees

Our Governance & Corporate Responsibility Committee and our Board have determined that each of the nominees possesses the skills and qualifications to collectively comprise a highly effective Board.

See "Proposal 1 — Election of Directors" beginning on page 1 of this Proxy Statement.

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PROXY STATEMENT SUMMARY

Director Nominees

				Committee Membership
Name and Primary Occupation	Joined	Age	Indep.	Audit	Human Capital & Comp.	Gov. & Corp. Resp.	Innovation
Kathryn J. Boor Dean of the Graduate School and Vice Provost for Graduate Education, Cornell University	2021	64	●
Barry A. Bruno Executive Vice President, Chief Marketing Officer and President, U.S., Church & Dwight Co., Inc.	2022	51	●	●
Frank K. Clyburn, Jr. Chief Executive Officer, IFF	2022	58					●
Mark J. Costa Chairman and Chief Executive Officer, Eastman Chemical Company	2023	57	●	●	●
Carol Anthony (John) Davidson Former Senior Vice President, Controller & Chief Accounting Officer, Tyco International Ltd.	2021	67	●	●
Roger W. Ferguson, Jr. Incoming Non-executive Chair of the Board, IFF Former President and CEO, TIAA	2010	71	●			●
John F. Ferraro Former Global Chief Operations Officer, Ernst & Young	2015	67	●
Christina Gold Former Chief Executive Officer, The Western Union Company	2013	75	●		●
Gary Hu Portfolio Manager, Icahn Capital LP	2023	35	●	●
Kevin O'Byrne Former Chief Financial Officer and Director, J Sainsbury Plc.	2023	58	●	●			●
Dawn C. Willoughby Former Executive Vice President and Chief Operating Officer, The Clorox Company	2023	53	●		●	●
= Committee Chair = Financial Expert

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PROXY STATEMENT SUMMARY

Skills and Qualifications

Our Board regularly evaluates desired attributes for directors in light of the Company's strategy and needs. Key skills, qualifications and experience currently maintained on the Board include:

Proposal 2 Ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2023 fiscal year

The Board recommends a vote FOR this proposal

Our Board recommends that shareholders vote "FOR" the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2023 fiscal year.

See "Proposal 2 — Ratification of Independent Registered Public Accounting Firm" beginning on page 40 of this Proxy Statement.

Proposal 3 Approve, on an advisory basis, the compensation of our named executive officers in 2022	The Board recommends a vote FOR this proposal Our Board recommends a vote "FOR" the advisory vote to approve executive compensation for the 2022 performance year.
See "Proposal 3 — Advisory Vote on Executive Compensation" on page 69 of this Proxy Statement and "Compensation Discussion and Analysis" beginning on page 44 of this Proxy Statement.

Proposal 4 Vote, on an advisory basis, on the frequency of votes on executive compensation

The Board recommends a vote for the option of every one year for this proposal

Our Board recommends a vote for the option of every one year for the advisory vote on the frequency of votes on executive compensation.

See "Proposal 4 — Advisory Vote on the Frequency of Votes on Executive Compensation" on page 70 of this Proxy Statement.

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PROXY STATEMENT SUMMARY

Compensation Governance

Our pay-for-performance compensation program is part of the strong compensation governance that we have adopted.

What We Do	Significant portion of NEO compensation in the form of at-risk variable compensation
Variable compensation based on multiple performance metrics to encourage balanced focus
Appropriate mix of fixed and variable compensation to reward company, business unit and individual performance
Majority of variable compensation awarded as equity-based awards
Executive clawback policies to recoup cash and all equity compensation upon certain triggering events
Executives required to meet share retention guidelines
Independent compensation consultant
Annual risk assessment of compensation programs
What We Don't Do	No tax gross-ups on severance payments
No single-trigger vesting of cash or equity-based awards upon change in control
No short-sales, hedging or pledging of our stock by our employees, officers or directors
No employment agreements with executive officers
No stock option/stock-settled appreciation right ("SSAR") repricing or exchange of underwater options or SSARs for cash without shareholder approval

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PROXY STATEMENT SUMMARY

vi  IFF  |  2023 PROXY STATEMENT

Our Board

Upon the recommendation of the Governance & Corporate Responsibility Committee, our Board of Directors ("Board") has nominated the eleven directors, as shown below, for election at the 2023 Annual Meeting, each for a one-year term that expires at the 2024 Annual Meeting:

Roger W. Ferguson, Jr. (Chair)*
Kathryn J. Boor	John F. Ferraro
Barry A. Bruno	Christina Gold
Frank K. Clyburn, Jr.	Gary Hu
Mark J. Costa	Kevin O'Byrne
Carol Anthony (John) Davidson	Dawn C. Willoughby

*	Term as Chair to begin upon reelection at 2023 Annual Meeting.

Each director will serve until the next annual meeting of shareholders and until a successor is elected and qualified, or until his or her earlier resignation, removal, or death. If any of our Board's nominees for director becomes unavailable to serve before the 2023 Annual Meeting, our Board may decrease the number of directors to be elected or designate a substitute nominee for that vacancy.

Director Nominee Experience and Qualifications

Board Membership Criteria and Selection

Our Certificate of Incorporation provides that we have at least six but not more than 15 directors. To ensure independence and to provide the breadth of needed expertise and diversity of our Board, the Board periodically reviews its size and makes appropriate adjustments pursuant to our By-Laws. In addition, our Governance & Corporate Responsibility Committee, together with the other Board members, from time to time, as appropriate, identifies the need for new Board members.

Board candidates are considered based on various criteria which may change over time as our business evolves and as the composition of the Board changes. At a minimum, our Governance & Corporate Responsibility Committee considers the following factors as part of its review of all director candidates and in recommending potential director candidates:

•	judgment, character, expertise, skills and knowledge useful to the oversight of our business;

•	diversity of viewpoints, backgrounds, experiences, gender, race, ethnicity, national origin and other demographics;

•	business or other relevant experience; and

•

the extent to which the interplay of the candidate's expertise, skills, knowledge and experience with that of other Board members will build a Board that is effective, collegial and responsive to our needs and to the requirements and standards of the New York Stock Exchange ("NYSE") and the Securities and Exchange Commission ("SEC").

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  PROPOSAL 1 — ELECTION OF DIRECTORS

Proposed director candidates who satisfy the criteria and who otherwise qualify for membership on the Board are identified by the Governance & Corporate Responsibility Committee. In identifying candidates, the Governance & Corporate Responsibility Committee seeks input and participation from other Board members and other appropriate sources so that all points of view are considered and the best possible candidates are identified. The Governance & Corporate Responsibility Committee may also engage a search firm to assist it in identifying potential candidates. Members of the Governance & Corporate Responsibility Committee and other Board members, as appropriate, interview selected director candidates, evaluate the director candidates and determine which candidates are to be recommended by the Governance & Corporate Responsibility Committee to the Board. Our Governance & Corporate Responsibility Committee evaluates the suitability of potential candidates recommended by shareholders in the same manner as other candidates recommended to the Governance & Corporate Responsibility Committee.

We believe that each of our nominees has the experience, skills and qualities to fully perform his or her duties as a director and to contribute to our success. Each of our nominees is being nominated because he or she adheres to the highest standards of personal integrity and possesses excellent interpersonal and communication skills, is highly accomplished in his or her field, has an understanding of the interests and issues that are important to our shareholders and is able to dedicate sufficient time to fulfilling his or her obligations as a director. Our nominees as a group complement each other and each other's respective experiences, skills and qualities.

	Current or Prior CEO	Operations / Manufacturing	Consumer Products	Innovation / R&D	Mergers & Acquisitions/ Integrations	Human Capital	Sustainability / Environmental	Finance / Accounting	ERM / Risk Management	International / Emerging Markets	Other Public Board Experience

Kathryn J. Boor				✓		✓	✓			✓	✓

Barry A. Bruno			✓	✓	✓	✓	✓		✓	✓

Frank K. Clyburn, Jr.	✓	✓	✓	✓	✓	✓	✓		✓	✓	✓

Mark J. Costa	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Carol Anthony (John) Davidson					✓	✓	✓	✓	✓	✓	✓

Roger W. Ferguson, Jr.	✓		✓		✓	✓	✓	✓	✓		✓

John F. Ferraro		✓	✓		✓	✓	✓	✓	✓	✓	✓

Christina Gold	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Gary Hu			✓		✓	✓	✓	✓			✓

Kevin O'Byrne	✓		✓		✓		✓	✓	✓	✓	✓

Dawn C. Willoughby		✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Board Transitions

Our Board has focused on Board refreshment and succession efforts over the past several years, culminating in a balanced slate of nominees, including eight directors who have been added to the Board within the last three years. Each of these new directors adds significant experience and expertise to our Board, complementing and supplementing the experience, diversity and skills of our Board as a whole.

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 PROPOSAL 1 — ELECTION OF DIRECTORS

In the context of on-going discussions related to Board refreshment and plans to evolve in line with best-in-class corporate governance standards, over the last year seven directors have resigned or decided to not stand for re-election at the 2023 Annual Meeting, including Michael L. Ducker, Ilene Gordon, Kåre Schultz, Stephen Williamson, Matthias Heinzel, Edward D. Breen and Dale F. Morrison. In addition, the Company has made four new appointments to the Board, including Mark J. Costa, Dawn C. Willoughby, Gary Hu and Kevin O’Byrne. The Board believes that these refreshment activities help ensure the Company has the optimal support and oversight to advance its growth and transformation strategy.

Effective at the 2023 Annual Meeting, Mr. Dale F. Morrison has resigned as director and non-Executive Chair of the Board ("Chair"). The Board has appointed Mr. Roger W. Ferguson, Jr. to serve as Chair, subject to his re-election to the Board at the 2023 Annual Meeting, and he will serve in this role until such time as a new Chair is appointed by the Board.

On February 1, 2023, the Company entered into a Cooperation Agreement (the "Cooperation Agreement") with Mr. Carl C. Icahn and the persons and entities listed therein (collectively, the "Icahn Group"), pursuant to which the Company agreed to appoint Mr. Gary Hu (the "Icahn Designee") to the Board to fill a vacancy, effective February 1, 2023. In addition, the Company agreed to include Mr. Hu and Mr. Barry A. Bruno (the "Independent Director" and each, a "Subject Director") as part of the Company's slate of nominees for election to the Board at the 2023 Annual Meeting.

In connection with his appointment to the Board, the Board determined that Mr. Hu qualifies as an independent director under the listing rules of New York Stock Exchange. Under the terms of the Cooperation Agreement, the Icahn Group agreed that it will not enter into any agreement with, or compensate, Mr. Bruno with respect to his role or service as a director of the Company. In addition, the Icahn Group confirmed that Mr. Bruno is not associated with the Icahn Group.

In addition, under the terms of the Cooperation Agreement, in the event a Subject Director resigns or for any reason fails to serve or is not serving as a director (subject to exceptions set forth in the Cooperation Agreement, including as a result of such director not being nominated by the Company to stand for election at an annual meeting of stockholders subsequent to the 2023 Annual Meeting, following which the Icahn Group's replacement rights shall terminate), then (i) in the case of the Icahn Designee, a replacement designated by the Icahn Group who is reasonably acceptable to the Board shall be added to the Board or as a nominee on the slate of nominees for election to the Board at the 2023 Annual Meeting, as applicable, and (ii) in the case of the Independent Director, a new independent director that is mutually acceptable to the Board and the Icahn Group shall be added to the Board or as a nominee on the slate of nominees for election to the Board at the 2023 Annual Meeting, as applicable.

So long as Mr. Hu is a member of the Board, any Board consideration of appointment and employment of the Company's chief executive officer and chief financial officer, mergers, acquisitions of material assets, dispositions of material assets, or similar extraordinary transactions, and voting with respect thereto, will take place only at the full Board level or in committees of which Mr. Hu is a member.

The Cooperation Agreement also includes other customary voting, standstill and non-disparagement provisions. The Cooperation Agreement, including the standstill restrictions on the Icahn Group, will terminate upon the later of (x) 35 calendar days before the advance notice deadline set forth in the By-Laws of the Company for the Company's 2024 annual meeting of stockholders and (y) the first day on which the Icahn Designee is not a member of the Board.

Diversity and Tenure

Diversity is one of the factors that the Governance & Corporate Responsibility Committee considers in identifying and selecting director nominees. The Board recognizes the value of diversity and strives to assemble a Board with diverse skills, professional experience, global, geographic and other perspectives, age, race, ethnicity, gender, gender identity, sexual orientation or identity, national origin and cultural background, to include in the pool from which nominees for the Board are selected.

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 PROPOSAL 1 — ELECTION OF DIRECTORS

We Strive for a Balanced and Diverse Board

*	Tenure and age are as of March 23, 2023

Shareholder Nominations and Proxy Access

On December 13, 2022, the Board approved and adopted new Amended and Restated By-laws to, among other things, align our by-laws with the universal proxy rules adopted by the SEC.

Under our Amended and Restated By-Laws, if a shareholder wishes to submit a director candidate for consideration by the Governance & Corporate Responsibility Committee, or wishes a director nomination to be included in the Company's proxy statement for an annual meeting pursuant to our proxy access by-law, the shareholder must deliver or mail notice of the request to the Company's Corporate Secretary, in writing, so that it is received not less than 90 days nor more than 120 days prior to the anniversary date of the prior year's annual meeting of shareholders. However, if the annual meeting is not within 30 days of the anniversary date of the prior year's annual meeting, such notice must be received by the Corporate Secretary no later than 10 days following the mailing of notice of the annual meeting or public disclosure of the annual meeting date, whichever occurs first. The notice must be accompanied by the information concerning the director candidate and nominating shareholder described in Article I, Section 3 and Section 4 of our By-Laws. The Governance & Corporate Responsibility Committee may also request any additional background or other information from any director candidate or recommending shareholder as it may deem appropriate. In addition, to comply with the universal proxy rules, the shareholder's notice of a director nomination received no later than February 3, 2024 must include any additional information required by Rule 14a-19 under the Exchange Act, and the shareholder must comply with the other requirements set forth under Rule 14a-19. The director candidate may also be required to submit to interviews with the Board of Directors or any committee thereof. Our proxy access by-law permits an eligible shareholder (or group of up to 20 eligible shareholders) who owns shares representing at least 3% of our outstanding shares, and has held the shares for at least three years, to nominate and include in our proxy materials for an annual meeting, director candidates constituting up to 20% of our Board.

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 PROPOSAL 1 — ELECTION OF DIRECTORS

Continued Service

The Governance & Corporate Responsibility Committee annually reviews each Board member's suitability for continued service as a member of our Board and recommends to the Board whether such member should be re-nominated. In addition, each director is required to promptly tender his or her resignation for consideration to the Chair of the Governance & Corporate Responsibility Committee if, during his or her tenure as a director, such director:

•	has a material change in employment,

•	has a significant change in personal circumstances which may adversely affect his or her reputation, or the reputation of the Company, or

•	intends to join the board of another for-profit company,

so that the Governance & Corporate Responsibility Committee can review the change and make a recommendation to the full Board regarding the director's continued service. Such resignation becomes effective only upon acceptance by the Board. In addition, if a Director is an active chief executive officer of another public company, such Director shall not serve on the board of more than two public companies (including IFF), other than the company of which he or she is the chief executive officer.

√ YOUR BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE DIRECTOR NOMINEES

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 PROPOSAL 1 — ELECTION OF DIRECTORS

Nominees for Director*

Kathryn J. Boor

Director Since: 2021 Committees: • Innovation (Chair) Ms. Boor is expected to also join the Governance & Corporate Responsibility Committee following the 2023 Annual Meeting. Age: 64

Business Experience

Ms. Boor is the Dean of the Graduate School and Vice Provost for Graduate Education at Cornell University. Prior to appointment to her current role on October 1, 2020, Ms. Boor served as the Ronald P. Lynch Dean of the College of Agriculture and Life Sciences at Cornell University since 2010.

Education

Ms. Boor earned a B.S. in Food Science from Cornell University, an M.S. in Food Science from the University of Wisconsin and a Ph.D. in Microbiology from the University of California, Davis.

Qualifications

Ms. Boor brings to the Board extensive knowledge of food and beverage science, including expertise in molecular biology, food safety and quality. Until assuming her current role in October 2020, Ms. Boor was responsible for developing and implementing the strategic direction of Cornell's College of Agriculture and Life Science and made important contributions in food and beverage research.

Public Board Memberships

•  Seneca Foods Corporation, a food processing company

•  Sarepta Therapeutics, Inc, a biopharmaceutical company that develops drugs to treat life-threatening diseases

Additional Accomplishments and Memberships

•  Director, US-Israel Binational Agricultural Research and Development Fund

*	Committee appointments as of March 23, 2023. Committee appointments are expected to remain the same following the 2023 Annual Meeting, unless otherwise indicated.

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 PROPOSAL 1 — ELECTION OF DIRECTORS

Barry A. Bruno

Director Since: 2022 Committees: • Audit Mr. Bruno is expected to also join the Human Capital & Compensation Committee following the 2023 Annual Meeting. Age: 51

Business Experience

Since April 1, 2022, Mr. Bruno has served as Executive Vice President, Chief Marketing Officer and President, U.S. at Church and Dwight Co., Inc. where he is responsible for their U.S. business. Prior to assuming this role, Mr. Bruno served as Executive Vice President and Chief Marketing Officer and prior to that he served as Executive Vice President and President International with responsibility for Church & Dwight's international business. Prior to joining Church & Dwight, Mr. Bruno spent 14 years at Johnson & Johnson where he held roles of increasing responsibility in their U.S. and international Consumer Products, Pharmaceutical and Medical Device business units.

Education

Mr. Bruno received his Bachelor of Arts Degree in Economics from the College of The Holy Cross in Worcester, MA, a Master of Business Administration degree from Wake Forest University in Winston-Salem, NC and has participated in post-MBA executive education at Harvard Business School in Cambridge, Massachusetts.

Qualifications

Mr. Bruno has more than 20 years of experience in the Consumer Packaged Goods industry in which he has been responsible for Marketing, Sales and New Product Development. In that capacity he has been a customer of IFF and many of its main competitors. His skin care, oral care and beauty care experience are especially relevant. Likewise, he has spent considerable time driving international expansion with a particular focus on emerging markets including opening new offices in China, the Middle East, Southeast Asia and Latin America. Finally, Mr. Bruno has extensive experience in acquisition evaluation/due diligence and business integration.

IFF  |  2023 PROXY STATEMENT  7

 PROPOSAL 1 — ELECTION OF DIRECTORS

Frank K. Clyburn, Jr.

Director Since: 2022 Committees: • Innovation Age: 58

Business Experience

Mr. Clyburn is the Chief Executive Officer of IFF. Prior to joining IFF, he was Executive Vice President and Division President of Human Health at Merck & Co., Inc. from 2021 to 2022. After joining Merck in 2008, Mr. Clyburn held several leadership positions including Senior Vice President, Merck Bioventures, Merck Research Laboratories from 2008 to 2009, Senior Vice President, General Manager, Merck Bioventures, Merck Research Laboratories from 2009 to 2011, President, Primary Care and Women's Health Business Line from 2011 to 2013, President Global Oncology Business Unit from 2013 to 2018, and Executive Vice President and Chief Commercial Officer from 2019 to 2021. While at Merck, he was selected to live in Shanghai, China and Lucerne, Switzerland while leading their global pharmaceutical franchises. Prior to his time at Merck, Mr. Clyburn served as Vice President & Head of U.S. Internal Medicine and Oncology Business at Sanofi and held various senior management positions of increasing responsibility from 1994 to 2008. In addition, Mr. Clyburn held various sales positions at Marion Laboratories from 1987 to 1994.

Education

Mr. Clyburn earned his Bachelor of Arts from Franklin & Marshall College and an MBA from the Arizona State University.

Qualifications

Mr. Clyburn has an in-depth understanding of R&D, extensive integration and M&A experience and a unique ability to connect with customers and all stakeholders. He has built his career around impactful execution and while at Merck, built one of the leading oncology businesses in the world and the largest business within Merck. Mr. Clyburn brings extensive experience leading complex global businesses and executing with exceptional operating discipline.

Public Board Memberships

•  DuPont de Nemours, Inc., a multi-industry specialty solutions company, from 2019 to January 2022

Additional Accomplishments and Memberships

•  Former Board Member of Thomas Edison University

8  IFF  |  2023 PROXY STATEMENT

 PROPOSAL 1 — ELECTION OF DIRECTORS

Mark J. Costa

Director Since: 2023 Committees: • Audit • Human Capital & Compensation Age: 57

Business Experience

Mr. Costa has been Chief Executive Officer and Chair of the Board of Directors of Eastman Chemical Company since 2014. Since joining Eastman in 2006, he has held a number of executive positions and has been instrumental in developing the strategies, strengthening the capabilities, and building a growth and outcome-oriented culture that have led to the Company's innovative growth. In 2006, Mr. Costa joined Eastman's executive team as Chief Marketing Officer and leader of corporate strategy and business development. He was named Executive Vice President and assumed profit and loss responsibilities for the Specialty Plastics and Performance Polymers businesses in addition to his prior responsibilities in 2008. The following year, his role was expanded to lead the specialty products businesses. During this time, he also served as Chief Marketing Officer and had executive responsibility for global integrated supply chain and Eastman's global innovation and sustainability initiatives. In 2013, Mr. Costa was appointed President of Eastman and served in that position until he became Chief Executive Officer. Before joining Eastman, Mr. Costa was a senior partner with Monitor Group, a global management consulting firm. He played a crucial role in developing Monitor's techniques in corporate transformations and portfolio management and designing client business and marketing capability building programs.

Education

Mr. Costa earned his Bachelor of Science Degree in Economics from University of California, Berkeley, and his MBA from Harvard Business School.

Qualifications

Through serving in a number of executive positions at Eastman and being instrumental in developing Eastman's growth strategies for its businesses, Mr. Costa's unique knowledge of the opportunities and challenges associated with Eastman, as well as of the chemical industry and various market participants, makes him uniquely qualified to lead and advise the Board of Directors.

Public Board Memberships

•  Eastman Chemical Company, a chemical company

Additional Accomplishments and Memberships

•  Recipient of International Palladium Medal by the Société de Chimie Industrielle (2022)

•  Executive Committee Member of American Chemistry Council

•  FOSSI Advisory Board

•  Member of Business Council

•  Member of Business Roundtable

•  Member of Society of Chemical Industry

IFF  |  2023 PROXY STATEMENT  9

 PROPOSAL 1 — ELECTION OF DIRECTORS

Carol Anthony (John) Davidson

Director Since: 2021 Committees: • Audit Mr. Davidson is expected to be appointed the Chair of the Audit Committee following the 2023 Annual Meeting. Age: 67

Business Experience

Mr. Davidson served as Senior Vice President, Controller and Chief Accounting Officer of Tyco International from January 2004 to September 2012. In that role, he led financial reporting, internal controls and accounting policies and processes. Mr. Davidson was a member of Tyco's senior leadership team that established financial integrity, operational excellence and strong ethical practices across Tyco's global operations. Prior to Tyco, Mr. Davidson was Vice President of audit, risk and compliance for Dell Computer Corporation where he served in several executive roles, including Chief Compliance Officer, Vice President and Corporate Controller and Vice President of Internal Audit. Earlier in his career, he spent 16 years with Eastman Kodak Company where he led the internal audit function and previously served in various accounting and financial leadership roles. Mr. Davidson began his career in public accounting at Arthur Andersen & Co.

Education

Mr. Davidson earned his Bachelor of Science in Accounting from St. John Fisher College and his MBA in the Executive Development Program at University of Rochester.

Qualifications

Mr. Davidson brings to the Board years of experience overseeing financial reporting, internal controls and developing accounting policies for public companies. He is a Certified Public Accountant with extensive leadership experience across multiple industries. Mr. Davidson also earned the NACD CERT Certificate in Cybersecurity Oversight.

Public Board Memberships

•  TE Connectivity, an industrial technology company

•  FMC Corporation, an agricultural sciences company

Additional Accomplishments and Memberships

•  Trustee of University of Rochester

•  Former Member of the Board of Governors of the Financial Industry Regulatory Authority

•  Former Trustee of the Financial Accounting Foundation

•  Inducted into the Financial Executives International Hall of Fame in 2016

10  IFF  |  2023 PROXY STATEMENT

 PROPOSAL 1 — ELECTION OF DIRECTORS

Roger W. Ferguson, Jr.

Director Since:

2010

Committees:

•  Human Capital & Compensation (Chair)*

•  Governance & Corporate Responsibility

Mr. Ferguson is expected to be appointed Non-Executive Chair of the Board following the 2023 Annual Meeting

Age: 71

Business Experience

Mr. Ferguson served as the President and Chief Executive Officer of TIAA (formerly TIAA-CREF) between 2008 and 2021. Prior to joining TIAA, Mr. Ferguson served as Chairman of Swiss Re America Holding Corporation, a global insurance company, from 2006 to 2008. Mr. Ferguson served as Vice Chairman of the Board of Governors of the U.S. Federal Reserve System from 1999 to 2006. He represented the Federal Reserve on several international policy groups and served on key Federal Reserve System committees, including Payment System Oversight, Reserve Bank Operations and Supervision and Regulation. In addition, Mr. Ferguson led the Fed's initial response on 9/11. From 1984 to 1997, Mr. Ferguson was an associate and partner at McKinsey & Company. Mr. Ferguson became the Steven A. Tananbaum Distinguished Fellow at the Council on Foreign Relations during 2021.

Education

Mr. Ferguson received his Bachelor of Arts in Economics, Magna Cum Laude. He also earned his J.D., Cum Laude and a Ph.D. in Economics all from Harvard University.

Qualifications

Mr. Ferguson brings to our Board his sound business judgment, extensive knowledge of the financial services industry and regulatory experience. We benefit from Mr. Ferguson's service as Chief Executive Officer of TIAA and his experience as a member of other public company boards, which provides him an enhanced perspective on issues applicable to our company.

Public Board Memberships

•  Alphabet Inc., the parent holding company of Google Inc.

•  Corning Incorporated, a leading innovator in materials science

•  Blend Labs, a fintech company that simplifies the process of getting a loan or opening a deposit account, from 2021 to 2023

•  General Mills, a manufacturer and marketer of branded consumer foods, from 2015 to 2021

Additional Accomplishments and Memberships

•  Board member of a number of charitable and non-governmental organizations, including the Institute for Advanced Study, Memorial Sloan Kettering Cancer Center, Smithsonian Institution and The Aspen Institute

•  Member of the Economic Club of New York

•  Member of the Council on Foreign Relations

•  Member of the Group of Thirty

•  Fellow of the American Academy of Arts and Sciences and Co-Chair of the Academy's Commission on the Future of Undergraduate Education

•  Fellow of the American Philosophical Society

•  Former Chairman of The Conference Board

•  Previous Chairman and Executive Committee Member of the Business-Higher Education Forum

•  Recipient of Harvard Medal by the Harvard Alumni Association for service to Harvard in 2016

•  Recipient of Harvard Centennial Medal in 2019

*	Mr. Ferguson is expected to no longer serve on the Human Capital & Compensation Committee following the 2023 Annual Meeting.

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 PROPOSAL 1 — ELECTION OF DIRECTORS

John F. Ferraro

Director Since: 2015 Committees: • Audit (Chair)* Mr. Ferraro is expected to join the Human Capital & Compensation Committee (Chair) following the 2023 Annual Meeting. Age: 67

Business Experience

Mr. Ferraro was the Global Chief Operating Officer of Ernst & Young, a leading professional services firm, from 2007 to January 2015. In that role, he was responsible for the overall operations and services of Ernst & Young worldwide. Prior to the Global Chief Operating Officer role, Mr. Ferraro served in several leadership positions, including as Global Vice Chair of Audit and as the senior advisory partner on some of the firm's largest accounts. Mr. Ferraro began his career with Ernst & Young Milwaukee in 1976 and has served a variety of global companies. He has worked in Europe (London and Rome), throughout the Midwest (Chicago, Cleveland and Kansas City) and New York. Mr. Ferraro was the Executive Vice President, Strategy and Sales of Aquilon Energy Services, a software company for the energy industry, from February 2019 to July 2019.

Education

Mr. Ferraro earned his Bachelor of Science in Business Administration from Marquette University.

Qualifications

Mr. Ferraro brings to our Board his extensive executive, auditing and accounting experience working with large and global corporations. We benefit from his extensive understanding of global business operations, markets and risks. He also brings his cybersecurity experience based on his past employment position where he supervised the chief information officer and was involved in the development of the company's cyber practice.

Public Board Memberships

•  Advance Auto Parts, Inc., an automotive aftermarket parts provider

•  ManpowerGroup Inc., a global workforce solution and service provider

Additional Accomplishments and Memberships

•  Member of the Global Executive Board of Ernst & Young from 2001-2002 and 2004-2014

•  Founded the Audit Committee Leadership Network in 2003

•  Former Chair of the Board of Trustees of Boston College High School

•  Former Chair of the Board of Trustees of Marquette University

•  Practiced as a CPA and is a member of the American Institute of Certified Public Accountants

*	Mr. Ferraro is expected to no longer serve on the Audit Committee following the 2023 Annual Meeting.

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 PROPOSAL 1 — ELECTION OF DIRECTORS

Christina Gold

Director Since: 2013 Committees: • Governance & Corporate Responsibility (Chair) • Human Capital & Compensation Age: 75

Business Experience

From September 2006 until September 2010, Ms. Gold was Chief Executive Officer, President and a director of The Western Union Company, a leader in global money movement and payment services. She was President of Western Union Financial Services, Inc. and Senior Executive Vice President of First Data Corporation, former parent company of The Western Union Company and provider of electronic commerce and payment solutions, from May 2002 to September 2006. Prior to that, Ms. Gold served as Vice Chairman and Chief Executive Officer of Excel Communications, Inc., a former telecommunications and e-commerce services provider, from October 1999 to May 2002. From 1998 to 1999, Ms. Gold served as President and CEO of Beaconsfield Group, Inc., a direct selling advisory firm that she founded. Prior to founding Beaconsfield Group, Ms. Gold spent 28 years (from 1970 to 1998) with Avon Products, Inc., a leading global beauty company, in a variety of positions, including as Executive Vice President, Global Direct Selling Development, Senior Vice President and later President of Avon North America, and Senior Vice President & CEO of Avon Canada.

Education

Ms. Gold earned her Bachelor of Arts degree from Carleton University in Geography and Economics.

Qualifications

Ms. Gold brings a number of valuable characteristics to our Board, including her extensive international and domestic business experience, her familiarity with the Company's customer base, her financial expertise and her prior experience as a Chief Executive Officer.

Public Board Memberships

•  Korn/Ferry International, a leadership and talent management organization, from 2014 to 2022

•  ITT Corporation, a manufacturer of highly engineered components and technology solutions for industrial markets, from 1997 to 2020

•  Exelis, Inc., a diversified, global aerospace, defense and information solutions company, from 2011 to 2013

Additional Accomplishments and Memberships

•  Board of New York Life Insurance, a private mutual life insurance company, from 2001 to 2020

•  Board of Safe Water Network, a non-profit organization working to develop locally owned, sustainable solutions to provide safe drinking water

•  Board of Governors of Carleton University in Ottawa, Canada, from 2015 to 2021

IFF  |  2023 PROXY STATEMENT  13

 PROPOSAL 1 — ELECTION OF DIRECTORS

Gary Hu

Director Since: 2023 Committees: • Audit Mr. Hu is expected to also join the Innovation Committee following the 2023 Annual Meeting. Age: 35

Business Experience

Since October 2020, Gary Hu has served as Portfolio Manager of Icahn Capital LP, a subsidiary of Icahn Enterprises L.P., a diversified holding company engaged in a variety of businesses including investment, energy, automotive, food packaging, real estate, home fashion and pharma. Prior to joining Icahn Capital LP, he spent eight years as an analyst at Silver Point Capital, a credit and special situations focused investments firm. Mr. Hu started his career in 2010 as an analyst at Stockbridge Investors, the public equities affiliate of Berkshire Partners.

Education

Mr. Hu received his Bachelor of Science Degree, Summa Cum Laude, in Finance and Accounting from Wharton School of the University of Pennsylvania and his Bachelor of Science Degree, Summa Cum Laude, in Computer Science from the University of Pennsylvania.

Qualifications

Mr. Hu's qualifications include his significant public company board experience, experience in M&A, investor engagement and complex financial matters, and significant experience investing in consumer-focused industries.

Public Board Memberships

•  Dana Inc., a manufacturer of drive-line and electrodynamic components for automotive, commercial vehicle and off-highway applications

•  Bausch & Lomb Corporation, a manufacturer of vision care and consumer health products, ophthalmic pharmaceuticals and ophthalmic surgical devices and instruments

Additional Accomplishments and Memberships

•  Former Board Member of the Occidental Petroleum Corporation

•  Former Board Member of the Cloudera, Inc.

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 PROPOSAL 1 — ELECTION OF DIRECTORS

Kevin O'Byrne

Director Since: 2023 Committees: • Audit • Innovation Age: 58

Business Experience

Mr. O'Byrne served as Chief Financial Officer and Director of J Sainsbury Plc, the second largest retailer in the United Kingdom, from 2017 until March 2023. He was previously Chief Executive Officer of Poundland Group Plc until December 2016 and held executive roles at Kingfisher Plc from 2008 to 2015, including Divisional Director UK, China and Turkey, Chief Executive Officer of B&Q UK & Ireland and Group Finance Director. Prior to this, Mr. O'Byrne was Group Finance Director of Dixons Retail plc and European Finance Director of Quaker Oats.

Education

Mr. O'Byrne holds a Bachelor of Arts degree in Business Studies from Trinity College Dublin and he has been a Fellow of the Institute of Chartered Accountants in England & Wales since 1990.

Qualifications

Mr. O'Byrne is a skilled Chief Financial Officer with extensive international retail and finance experience gained during previous executive and non-executive positions. He has applied this knowledge to the Finance, Internal Audit, Investor Relations, Property, Procurement and Strategy functions at Sainsbury's, driving the performance of the business. He was the Operating Board Sponsor for the LGBT+ inclusion stream within Sainsbury's.

Public Board Memberships

•  Centrica Plc., an energy and services company

•  J Sainsbury Plc, the second largest retailer in the United Kingdom from 2017 to 2023

Additional Accomplishments and Memberships

•  Former Non-Executive Director, Chairman of the Audit Committee and Senior Independent Director of Land Securities Group PLC from 2008 to 2017.

IFF  |  2023 PROXY STATEMENT  15

 PROPOSAL 1 — ELECTION OF DIRECTORS

Dawn C. Willoughby

Director Since: 2023 Committees: • Governance & Corporate Responsibility • Human Capital & Compensation Age: 53

Business Experience

Ms. Willoughby served as the Executive Vice President and Chief Operating Officer of The Clorox Company, a manufacturer and marketer of consumer and professional products, from 2014 until 2019. She also served as the company's Senior Vice President and General Manager, Clorox Cleaning Division; Vice President and General Manager, Home Care Products; and Vice President and General Manager, Glad Products, along with several other positions since she was initially hired in 2001. Prior to her career at The Clorox Company, Ms. Willoughby spent nine years with The Procter & Gamble Company, where she held several positions in sales management.

Education

Ms. Willoughby holds a Bachelor's degree in Sports Management from the University of Minnesota and a Master's degree in Business Administration from the University of California, Los Angeles Anderson School of Business.

Qualifications

Through serving in a number of executive positions at the Clorox Company and her deep understanding for the unique needs and expectations of our Company's customers and partners, Ms. Willoughby will be valuable to our Board and management team.

Public Board Memberships

•  J.M. Smucker Company, a manufacturer and marketer of branded food and beverage products

•  TE Connectivity, an engineering, design and manufacturer of sensors and electrical connectivity solutions

Additional Accomplishments and Memberships

•  Former Chair for Alameda County Community Food Bank

•  Former Board Member of the American Cleaning Institute

•  Former Member of the Grocery Manufacturers Association's Industry Affairs Council

•  Named one of the most influential women in the Bay Area by the San Francisco Business Times (May 2013)

16  IFF  |  2023 PROXY STATEMENT

Corporate Governance

Code of Conduct

We have adopted a Code of Conduct that applies to all of our employees, including our Chief Executive Officer ("CEO"), our Chief Financial Officer ("CFO") and our Chief Accounting Officer, as well as our Directors. Additionally, we have adopted a Code of Conduct for Directors and a Code of Conduct for Executive Officers (together with the Code of Ethics, the "Codes"). The Codes are available on our website at https://ir.iff.com/governance.

Only the Board or the Audit Committee may grant a waiver from any provision of our Codes in favor of a director or executive officer, and any such waiver and any amendments to the Codes will be publicly disclosed on our website, www.iff.com.

Shareholder Engagement

We regularly engage with our shareholders to better understand their perspectives on our Company, including our strategies, performance, acquisition-related activities, share price development, capital allocation policies and matters of corporate governance and executive compensation. This dialogue has helped inform the Board's decision-making and ensures our interests remain well-aligned with those of our shareholders. During 2022, we interacted with our largest active shareholders, representing more than two-thirds of our outstanding shares. We believe that these engagements provide valuable feedback and this feedback is shared regularly with our Board and its relevant committees.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines which set forth our governance principles relating to, among other things:

•	director independence;

•	director qualifications and responsibilities;

•	non-executive Chair appointment and duties;

•	board and committee structure and meetings;

•	management succession; and

•	the CEO evaluation and succession process.

The Governance & Corporate Responsibility Committee reviews our Corporate Governance Guidelines annually, and recommends changes to the Board as appropriate. A copy of our Corporate Governance Guidelines is available through the Investor—Leadership & Governance—Governance link on our website, www.iff.com.

IFF  |  2023 PROXY STATEMENT  17

  CORPORATE GOVERNANCE

Environmental, Social and Governance Initiatives

We continue to make significant progress in incorporating Environmental, Social and Governance ("ESG") topics into a combined program. In 2022, a portion of annual incentive compensation was tied to our achievement of key ESG priorities. Our 2030 'Do More Good Plan' ("the Plan") aligns with IFF's purpose of applying science and creativity for a better world. The Plan includes four key focus areas:

Environmental: Climate & Planetary Health

Supporting environmental stewardship across our operations, including commitments to climate action, zero waste to landfill, water stewardship solutions and an acceleration of our responsible sourcing practices by promoting regenerative ecosystems and achieving zero deforestation for strategic raw material supply chains.

Social: Equity and Wellbeing

Advancing our commitment to people and communities by strengthening diversity, equity & inclusion within our workforce, while continuously improving our safety program by striving for an injury-free workplace, and achieving world-class safety performance. Within our responsible sourcing program, the Company continues to promote human rights and animal welfare, while supporting farmers' livelihoods and ensuring prosperous and equitable value chains.

As part of our continued commitment to transparency and progress in our inclusion and diversity commitments and based on feedback from internal and external stakeholders, our U.S. demographic representation data, or EEO-1 information is available on our website, www.iff.com. Please note that information on or accessible through this website is not part of, or incorporated by reference into, this proxy statement. To provide even greater insight into our representation, we further enhanced our disclosures by including representation data by IFF job category over a three-year period in our annual sustainability report.

Governance: Transparency & Accountability

Continuing our commitment to good governance which starts with our Board and Executive Leadership Team and is supported by a strong governance framework, including having a robust program to promote compliance with our Codes of Conduct and adherence to the highest standards of ethics, integrity, honesty and respect in our dealings internally and with our business partners. To enhance accountability in line with evolving stakeholder expectations, the Company has launched ESG metrics tied to executive compensation, while expanding oversight for ESG at the Board of Directors level.

Sustainable Solutions

Focusing on the sustainability value proposition and growth for all new innovations as we assist customers in achieving their own ESG goals by delivering an expanded suite of sustainable solutions for the market.

In 2022, our Company continued to achieve notable recognitions in these areas. We qualified as a constituent of the Dow Jones Sustainability Indices for the third consecutive year, a family of best-in-class benchmarks for investors who recognize that sustainable business practices are critical to generating long-term shareholder value. Once again named to both the 2022 World Index and the North America Index, this distinction validates IFF's leadership position in sustainability performance and underscores our commitment to executing on key ESG priorities. IFF was also recognized by the Human Rights Campaign as a 2022 Best Place to Work for LGBTQ Equality and named among the 2022 Best Places to Work for Disability Inclusion by Disability:IN, for the fourth and third consecutive years, respectively. In 2022, we were named to the CDP "A List" for corporate transparency and action on climate change for the eighth

18  IFF  |  2023 PROXY STATEMENT

 CORPORATE GOVERNANCE

consecutive year, and we also maintained a leadership position on CDP's lists for water security and forests. We were also awarded the 2022 EcoVadis Platinum sustainability rating for the second time, placing IFF among the top 1% of companies assessed. IFF continues to be listed in the FTSE4Good Index series as well as in the Euronext Vigeo World 120 Index for ESG performance.

In addition, in 2022 IFF further aligned with the recommendations of the Task Force on Climate-Related Financial Disclosures (TCFD) by initiating the first phase of a climate scenario analysis to understand and quantify the potential risks and opportunities related to climate change. For more detailed information about our ESG programs and performance, please refer to our annual ESG report.

We describe our environmental, social and governance programs and performance in more detail in our annual sustainability report, which is posted on our website for investors, customers and suppliers. More information on our governance initiatives and Board oversight of environmental, social and governance matters can also be found throughout this proxy statement.

Independence of Directors

The Board undertakes an annual review of director independence, which includes a review of each director's relationships with the Company. This review is designed to identify and evaluate, among other things, any transactions or relationships between a director or any member of his or her immediate family and the Company or members of our senior management. The Board has affirmatively determined that each of our directors (other than Mr. Clyburn, our CEO) meets our independence requirements and those of the NYSE's corporate governance listing standards. In the ordinary course of business, transactions may occur between the Company and entities with which some of our directors or their family members are or have been affiliated. In connection with its evaluation of director independence, our Board reviewed such transactions, and it has determined that these transactions do not impair the independence of the respective director.

Board Leadership Structure

On February 1, 2023, the Company announced that Mr. Morrison, who became Chair on February 14, 2022, has tendered his resignation as a director and Chair of the Board, effective at the 2023 Annual Meeting. In connection with Mr. Morrison's resignation, the Company appointed Mr. Ferguson as Chair of the Board, subject to his re-election to the Board at the 2023 Annual Meeting, and he will serve as Chair effective until such time as a new Chair is appointed by the Board.

IFF  |  2023 PROXY STATEMENT  19

 CORPORATE GOVERNANCE

The Board believes separating the roles of Chair and CEO allows our CEO to focus on developing and implementing the Company's strategic business plans and managing the Company's day-to-day business operations and allows our Chair to lead the Board in its oversight and advisory roles. Our Chair is elected by the Board. Because of the many responsibilities of the Board and the significant amount of time and effort required by each of the Chair and the CEO to perform their respective duties, the Company believes that having separate persons in these roles enhances the ability of each to discharge those duties effectively and, as a corollary, enhances the Company's prospects for success. The duties of the Non-Executive Chair provided in the Corporate Governance Guidelines are highlighted below:

Duties of Non-Executive Chair
➢ presiding at all meetings of the Board, including executive sessions of the Independent Directors, and providing prompt feedback regarding those meetings to the CEO

➢ presiding at all meetings of shareholders

➢ providing suggestions for Board meeting agendas, with the involvement of the CEO and input from other Directors

➢ serving as the liaison between the CEO, Committee Chairs and the other Directors

➢ monitoring significant issues, together with the CEO, occurring between Board meetings and assuring Board involvement when appropriate

➢ ensuring, in consultation with the CEO, the adequate and timely exchange of information and supporting data between the Company's management and the Board

➢ coordinating periodic Board input and review of management's strategic plan for the Company

➢ working with the Chair of each Committee of the Board during the annual review of Committee charters and the implementation and compliance with such Committee charters

➢ leading the Board's review of the succession plan for the CEO and other key senior executives

➢ helping establish the annual schedule of the Board

➢ helping set the tone for the highest standards of ethics and integrity

➢ evaluating Board performance on a regular basis

Board Committees

Our Board has an Audit Committee, a Human Capital & Compensation Committee, a Governance & Corporate Responsibility Committee and an Innovation Committee, each of which operates under a written charter adopted by the Board. Each Committee reviews its charter annually and recommends charter changes to the Board as appropriate. Each of the Audit Committee, Human Capital & Compensation Committee, Governance & Corporate Responsibility Committee and Innovation Committee reviewed its charter, and amended it where appropriate in 2022. Each Committee charter provides that the Committee will annually review its performance, and each Committee reviewed and discussed its performance as required. A current copy of each of the Audit Committee, Human Capital & Compensation Committee Governance & Corporate Responsibility Committee, and Innovation Committee charters is available through the Investor—Governance link on our website, www.iff.com.

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 CORPORATE GOVERNANCE

The table below provides the membership and chair for each of our Committees as of December 2022.

Name	Audit	Human Capital & Compensation	Governance & Corporate Responsibility	Innovation
Kathryn J. Boor

Edward D. Breen				●

Barry A. Bruno	●

Frank K. Clyburn, Jr.				●

Carol Anthony (John) Davidson	●

Michael Ducker		●		●

Roger W. Ferguson, Jr.			●

John F. Ferraro

Christina Gold		●

Ilene Gordon		●

Matthias Heinzel				●

Dale F. Morrison			●

Kåre Schultz			●

Stephen Williamson	●

 = Committee Chair

Board and Committee Meetings

Our Board held 10 meetings during 2022. The Audit Committee held six meetings, the Human Capital & Compensation Committee held eight meetings, the Governance & Corporate Responsibility Committee held six meetings and the Innovation Committee held five meetings during 2022. All incumbent directors attended at least 75% of the total Board and Committee meetings over periods in which he or she served during 2022. All of our director nominees who were serving on the day of last year's annual meeting of shareholders attended that meeting. Under our Corporate Governance Guidelines, unless there are mitigating circumstances, such as medical, family or business emergencies, Board members endeavor to participate in all Board meetings and all Committee meetings of which the director is a member and to attend our annual meeting of shareholders. Our non-employee directors, all of whom are currently independent, meet in executive session, without the presence of any corporate officer or member of management, in conjunction with regular meetings of the Board and Committees.

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 CORPORATE GOVERNANCE

Audit Committee

Members in 2022:	Responsibilities

John F. Ferraro (Chair) Barry A. Bruno Carol Anthony (John) Davidson Stephen Williamson Meetings in 2022: 6

The Audit Committee's responsibilities include overseeing and reviewing:

•  the financial reporting process, materiality determinations, and the integrity of our financial statements, capital structure and related financial information;

•  our internal control environment, systems and performance, including cyber and data security;

•  the audit process followed by our independent accountant and our internal auditor;

•  the appointment, compensation, retention and oversight of our independent accountant and our internal auditor;

•  our independent accountant's and internal auditor's qualifications, performance and independence, and whether our independent accountant and internal auditor should be rotated, considering the advisability and potential impact of selecting a different independent accountant or internal auditor;

•  the procedures for monitoring compliance with laws and regulations and any material litigation and claims;

•  the Board in overseeing and reviewing with management financial risks and corporate tax strategy;

•  the significant enterprise risks and steps taken by management to monitor and mitigate them;

•  updates on quality policies, practices, trends and audits;

•  the establishment, monitoring and review of procedures for the treatment of concerns regarding compliance with our Code of Conduct, accounting, internal accounting controls and auditing matters, including critical audit matters; and

•  all audit and non-audit services performed by our independent accountant.

Independence and Financial Expertise

The Board reviewed the background, experience and independence of the current Audit Committee members and based on this review, the Board determined that each member of the Audit Committee:

•  meets the independence requirements of the NYSE's corporate governance listing standards;

•  meets the enhanced independence standards for audit committee members required by the SEC; and

•  is financially literate, knowledgeable and qualified to review financial statements.

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Human Capital & Compensation Committee

Members in 2022:	Responsibilities

Roger W. Ferguson, Jr. (Chair) Michael Ducker Christina Gold Ilene Gordon Meetings in 2022: 8

The Human Capital & Compensation Committee's responsibilities include:

•  recommending the compensation of the CEO for approval by the independent directors of the Board;

•  reviewing and making determinations regarding compensation of executive officers (other than the CEO) and certain other members of senior management;

•  reviewing, adopting and recommending to the Board, or shareholders as required, general compensation and benefits policies, plans and programs, and overseeing the administration of such policies, plans and programs and ensuring that they provide appropriate performance incentives to management;

•  reviewing and approving the peer group companies for the purpose of benchmarking compensation and performance;

•  reviewing and discussing with management each year the Compensation Discussion and Analysis included in our annual proxy statement;

•  recommending to the Board any changes to the compensation and benefits of non-employee directors;

•  conducting a risk assessment of our overall compensation policies and practices;

•  reviewing succession planning for executive officers (other than the CEO) and certain members of senior management;

•  reviewing and discussing with management key human capital management strategies and programs, including diversity and inclusion initiatives and related disclosure;

•  oversight of occupational health and safety standards; and

•  reviewing policies and plans for talent attraction, retention, learning and development.

Independence

The Board reviewed the background, experience and independence of the Human Capital & Compensation Committee members and, based on this review, the Board determined that each member of the Human Capital & Compensation Committee:

•  meets the independence requirements of the NYSE's corporate governance listing standards; and

•  is a "non-employee" director within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

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 CORPORATE GOVERNANCE

Role of Compensation Consultant

The Human Capital & Compensation Committee has the authority to retain compensation consultants or advisors to assist it in fulfilling its responsibilities, including evaluating CEO, executive and non-employee director compensation, and in fulfilling its other responsibilities. In 2022, the Committee directly engaged Frederic W. Cook & Co., Inc. ("FW Cook") as its independent compensation consultant. FW Cook's work with the Committee included analyses, advice, guidance and recommendations on executive and non-employee director compensation levels versus peers, market trends, incentive plan designs and pay and performance alignment and other executive compensation practices and policies such as stock ownership guidelines. See also the discussion in our CD&A.

Human Capital & Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2022, Messrs. Ferguson and Ducker, as well as Mses. Gold and Gordon served as members of the Human Capital & Compensation Committee. None of these current or former directors was, during 2022, an officer or transactions in 2022 between us and any directors who served as Human Capital & Compensation members for any part of 2022 that would require disclosure by us under SEC rules requiring disclosure of certain relationships and related party transactions. During 2022, none of our executive officers served as a directors of another entity, one of whose executive officers served on our Human Capital & Compensation Committee, and none of our executive officers served as a member of the Human Capital & Compensation Committee of another entity, whose executive officers served as a member of our Board.

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Governance & Corporate Responsibility Committee

Members in 2022:	Responsibilities

Christina Gold (Chair) Roger W. Ferguson, Jr. Dale F. Morrison Kåre Schultz Meetings in 2022: 6

The Governance & Corporate Responsibility Committee's responsibilities include:

•  developing and reviewing criteria for the selection of directors, and making recommendations to the Board regarding such criteria;

•  identifying qualified individuals to serve on the Board, reviewing the qualifications of director candidates and recommending to the Board the nominees to be proposed by the Board for election as directors at the annual meeting of shareholders who bring the background, knowledge, experience, skill set and expertise that would strengthen and increase the diversity of the Board;

•  reviewing the suitability of directors for continued service, including in case of a resignation tendered by a director following a change in employment or anticipated board memberships, and making recommendations to the Board with respect to their continued service;

•  reviewing director candidates recommended by shareholders for election;

•  establishing and reviewing policies pertaining to roles, responsibilities, tenure and removal of directors, and reviewing the size of the Board, and the number, responsibilities, membership and Chairs of the Board committees;

•  overseeing CEO succession planning;

•  developing and reviewing the Board and Board committee annual evaluation process;

•  overseeing the annual CEO evaluation process and recommending to the Board the annual performance goals for the CEO;

•  reviewing and recommending changes to our Corporate Governance Guidelines and monitoring corporate governance issues;

•  overseeing policies and plans related to corporate citizenship and philanthropy;

•  conducting a prior review and, if appropriate, approval of transactions with all related parties;

•  supporting the Board in overseeing the Company's Environmental, Social and Governance program;

•  reviewing the Company's policies, programs and practices on sustainability and corporate responsibility and assessing new opportunities that would support the Company's sustainability and corporate responsibility goals, including those related to environmental stewardship, operational eco-efficiency, climate and water risk strategy, and risks associated with responsible sourcing; and

•  reviewing and discussing with management the Company's environmental performance including progress toward targets, programs, policies and disclosure related to climate change.

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 CORPORATE GOVERNANCE

Independence

The Board reviewed the background, experience and independence of the Governance & Corporate Responsibility Committee members, and based on this review, the Board determined that each member of the Governance & Corporate Responsibility Committee meets the independence requirements of the NYSE's corporate governance listing standards.

26  IFF  |  2023 PROXY STATEMENT

 CORPORATE GOVERNANCE

Innovation Committee

Members in 2022:	Responsibilities

Kathryn J. Boor (Chair) Edward Breen Frank K. Clyburn, Jr. Michael Ducker Matthias Heinzel Meetings in 2022: 5

The Innovation Committee's responsibilities include:

•  reviewing, evaluating the quality, direction and competitiveness of the Company's R&D and innovation programs, and R&D pipeline and advising the Board regarding the Company's progress in achieving its long-term strategic R&D and innovation objectives, with a focus on product design and sustainable solutions;

•  overseeing the Company's business development activities as they relate to the acquisition or development of new science and technology, providing input on new, innovative business development opportunities and evaluating the soundness and risks of technologies in which the Company is investing its innovation efforts;

•  assisting in identifying significant emerging science and technology issues, policies and trends that may impact the Company's overall business strategy;

•  providing support to the management of the Company to ensure a quality Scientific Advisory Board is in place if needed; and

•  reviewing the recruitment and retention of scientific talent.

Independence

The members of the Innovation Committee are not required to meet the independence requirements of the NYSE's corporate governance listing standards.

Board and Committee Assessment Process

Each year, the Governance & Corporate Responsibility Committee leads an evaluation of the effectiveness of the Board and each of its committees. Each member of the Board responds to an anonymous survey regarding the effectiveness of the Board, its committees and their leadership, and the dynamics between the Board and management. The Board supplements this process through the use of in-person director interviews during which the Chair of the Governance & Corporate Responsibility Committee interviews each director to obtain his or her assessment of the effectiveness of the Board and its committees. The Chair of the Governance & Corporate Responsibility Committee summarizes and reviews the results with the Board.

Succession Planning

Our Board recognizes that one of its most important duties is to ensure excellence and continuity in our senior leadership by overseeing the development of executive talent and planning for the effective succession of our CEO and other senior members of executive management. As part of this process, our CEO and our executive officers are required to prepare a detailed development and succession plan for themselves and for their direct reports on an annual basis. The Company's executives regularly attend Board meetings and maintain an ongoing dialogue with Board members, which is critical to the Company's succession planning. The Human Capital & Compensation Committee reviews, on an annual basis, potential successors for the Company's executive officers and such other senior management employees as the Human Capital & Compensation Committee may determine. In addition, the Governance & Corporate Responsibility Committee also agrees upon and recommends to the Board a succession plan for our CEO, including in emergency situations. The Chair is responsible for leading the Board's review of the succession plan for the CEO. Our Board is committed to being prepared for a planned or unplanned change in our leadership in order to ensure our stability.

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 CORPORATE GOVERNANCE

Risk Management Oversight

Our Board is actively involved in the oversight of risks that could affect our Company and is responsible for overseeing and reviewing with management the Company's enterprise-wide risks and the policies and practices established to manage such risks. It is the responsibility of the CEO and other senior management to manage the Company's day-to-day business risks and its risk management process. We believe this division of responsibility is the most effective approach for addressing risk management.

Board and Committee Roles in Overseeing Risk

The Board exercises its risk oversight function both at the Board level and by delegating to its committees. The Board and its committees focus on operational risk, financial risk, regulatory risk, litigation risk, cybersecurity and information security risk, tax risk, credit risk, liquidity risk, compliance risk as well as our general risk management strategy, and how these risks are being managed. The Board receives updates on the Company's risk through management's enterprise risk management ("ERM") program report to the Board, which includes management's approach to mitigating and managing such risks. Such risks include risks related to shareholder activism, cybersecurity breaches, raw material sourcing and availability, facilities and production quality, technology and innovation, revenue synergies, sustainability and integration/divestiture of business segments. The Board also receives updates on the Company's risk from its committees. Each of the Audit, Governance & Corporate Responsibility, Human Capital & Compensation, and Innovation Committee is responsible for the oversight of risks relevant to its function (as described above) and regularly reports to the Board. The Board believes that its risk oversight structure allows for open communication between the Board, its committees and management.

28  IFF  |  2023 PROXY STATEMENT

 CORPORATE GOVERNANCE

Management

Management maintains an ERM program which is designed to identify and assess our global risks and to develop steps to mitigate and manage risks. As part of its risk management practices, the Company has established a management risk committee chaired by the CFO and General Counsel and made up of key members of the Company's management to integrate global risk activities (including cybersecurity, compliance, business, human resources and crisis management) and to ensure appropriate prioritization of resources and alignment across the Company. The Board receives regular reports on the ERM process and the Company's risk mitigation activities, including reports focused on compliance, human capital, cybersecurity and sustainability risks.

Compensation Risks

In the fourth quarter of 2022, the Human Capital & Compensation Committee, working with its independent compensation consultant, conducted a risk assessment of our executive compensation programs. The goal of this assessment was to determine whether the general structure of our executive compensation policies and programs, annual and long-term incentive performance goals or the administration of the programs posed any material risks to our Company. In addition, with the input from our EVP, Chief Human Resources and DE&I Officer, the Human Capital & Compensation Committee reviewed compensation programs and policies below the executive level in a Company-wide risk assessment. The Human Capital & Compensation Committee shared the results of this review with our full Board.

The Human Capital & Compensation Committee determined, based on the reviews of its independent compensation consultant and management's input and other factors, that the compensation policies and practices for the Company's employees in 2022, including the established performance goals and incentive plan structures, did not result in excessive risk taking, and that there are no risks arising from our compensation policies and practices for our employees that are reasonably likely to have a material adverse effect on the Company.

Human Capital Management

Our business is built on our talented employees. At December 31, 2022, we had approximately 24,600 employees worldwide, of whom approximately 5,500 are employed in the United States. Our workforce plans and talent management programs support our employees to best deliver the business strategy and ensure their development and engagement.

Culture and Values

Our culture is based on our five corporate values of empowerment, expertise, innovation, integrity and responsibility, and the expression of these values can be seen and felt throughout our history. Our employees appreciate that they contribute to products that touch and enhance the lives of millions of people around the world. Our robust culture ambassador programs continue to engage a broad portion of the IFF community in building common identity and shared purpose and strengthen engagement and motivation by providing programming on IFF values and providing recognition of individuals who exemplify them.

Leadership and Development

Our leadership development efforts empower employees to become forward-looking, inspiring and capable decision-makers, agents of change and great leaders. A full portfolio of proprietary leadership development programs and an overarching talent management system is in place to support growth of

IFF  |  2023 PROXY STATEMENT  29

 CORPORATE GOVERNANCE

leaders and at all levels. To cultivate our employees' talent and build sustainable long-lasting careers at IFF, we provide tools that enable our employees to envision their career journeys in the form of articulated career "ladders" and "frameworks". We offer corresponding development opportunities to include specialized courses for employees globally by partnering with leading institutions and universities to help provide the latest training and development offerings at all levels. We also offer to our employees an extensive library of on-demand courses and materials on leadership, management and professional skills development. Those learning resources are integrated into our human capital platform, allowing managers and employees to establish digitalized learning plans that are ultimately captured as a part of their employee profile. Further, those offerings complement our talent acquisition strategy and organized and personalized feedback process, which is supported by industry-leading assessment tools.

Diversity, Equity & Inclusion (DE&I)

Our DE&I vision: "Your Uniqueness Unleashes Our Potential" sets the tone for our colleagues to be empowered to bring their whole authentic selves to work. To this end, we are dedicated to nurturing a truly inclusive and equitable culture. In 2022, the IFF DE&I program continued to grow in reach and impact. We continued our commitment of gender equality using the Economic Dividends for Gender Equity Methodological Framework, a leading global gender equity benchmark and certification. IFF was the first company ever to retain a global "Move" rating from the Edge Certified Foundation, this time across the harmonized company and 27 countries up from 22 countries. IFF also achieved an Edge Plus rating for intersectionality inclusion. IFF was also listed as a "Best Place to Work for Disability Inclusion" for the second consecutive year with a 100% score. The AccessAbilities colleague community continued to push forward awareness and inclusive behaviors for persons with disabilities.

Moreover, IFF maintained our "Best Place to Work for LGBTIQ+ Equality" with 100% scores in Human Rights Campaign Corporate Equality Index and the HRC Equidad Mexico and also achieved a Bronze Level recognition form the India Workplace Equality Index. Throughout 2022, our employee resource groups known as "colleague communities" continued to thrive and mature. Our communities; Women@IFF, Prisma, Black Excellence, IFF Unidos, ACE, AccessAbilities, NextGen@IFF and SERVE (which supports veteran and first responder issues), hosted several events throughout the year and continued to expand their footprint around the globe through chapter development & new members. In 2022, our second annual Global Inclusion Week delivered over 5,000 hours of training, further advancing our journey towards inclusion.

As part of our continued commitment to transparency and progress in our inclusion and diversity commitments and based on feedback from internal and external stakeholders, our U.S. demographic representation data, or EEO-1 information is available on our website, www.iff.com. Please note that information on or accessible through this website is not part of, or incorporated by reference into, this proxy statement. To provide even greater insight into our representation, we further enhanced our disclosures by including representation data by IFF job category over a three-year period in our annual sustainability report.

Occupational Health & Safety

Employee safety is one of the cornerstones of our business. Our occupational health and safety management system requires and encourages employees and supervised contractors at sites globally to uphold IFF's protocols, report any incidents and suggest improvements that improve the safety of work sites. Our safety management system is based on U.S. Occupational Safety and Health Administration ("OSHA") standards, which apply to all of our sites in conjunction with any local regulations. To work toward a safer workplace, we have put in place a set of protocols and programs related to three areas of focus: (a) safety governance (setting and updating comprehensive safety policies and procedures, (b) safety training of employees based on IFF policies and local requirements and (c) safety culture characterized by awareness and communication. In response to the novel coronavirus ("COVID-19") pandemic, and while following the requirements of local authorities, we have developed return-to-workplace protocols and mandatory site guidelines to continue to protect the health and safety of employees at each location.

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 CORPORATE GOVERNANCE

Related Person Transactions and Other Information

Transactions with Related Persons

In 2022, there were no transactions and there are no currently proposed transactions in excess of $120,000 in which the Company was or will be a participant and in which any director or executive officer of the Company, any known 5% or greater shareholder of the Company or any immediate family member of any of the foregoing persons, had or will have a direct or indirect material interest as defined in Item 404(a) of Regulation S-K.

Related Person Transactions Policy

In accordance with SEC and NYSE rules, our Board has adopted a written policy for the review and the approval of related person transactions. This policy is available through the Investor—Leadership & Governance—Governance link on our website, www.iff.com. Under the policy, a "related person" is specifically defined as an executive officer, a director, a director nominee, a beneficial owner of more than 5% of any class of voting securities, an immediate family member of any of the foregoing, or a controlled entity, which is defined as an entity owned or controlled by any of the foregoing or in which any such person serves as an officer or partner, or together with all of the foregoing persons, owns 5% or more equity interests. The policy defines a "related person transaction" as a transaction or series of transactions involving a related person and the Company, excluding employment arrangements involving an executive officer or other senior officer or employee of the Company and director compensation arrangements. The policy requires that any such transaction be approved or ratified by the Governance & Corporate Responsibility Committee. If accounting issues are involved in the transaction, the Governance & Corporate Responsibility Committee will consult with the Audit Committee if deemed appropriate.

Pursuant to the policy, the Governance & Corporate Responsibility Committee is required to conduct a reasonable prior review of related person transactions required to be disclosed under Item 404(a) of Regulation S-K. The Governance & Corporate Responsibility Committee can approve or ratify such transactions and must determine that such transactions are being entered into in good faith and on fair and reasonable terms which are in the best interest of our Company and our shareholders. In determining whether to approve or ratify a transaction, the Governance & Corporate Responsibility Committee considers the following factors, to the extent relevant:

•	the related person's relationship to the Company and interest in the transaction;

•	the material facts of the transaction;

•	the benefits to the Company;

•	the availability of alternate sources of comparable products or services and the terms of such alternative; and

•	an assessment as to whether the transaction is on terms comparable to the terms available to an unrelated third party or to employees generally.

No related person may participate in the review of a transaction in which he or she may have an interest. In addition, except for non-discretionary contributions made pursuant to our matching contributions program, a charitable contribution by our Company to an organization in which a related person is known to be an officer, director or trustee, is subject to approval by the Governance & Corporate Responsibility Committee. In 2022, there were no related person transactions presented under the policy.

IFF  |  2023 PROXY STATEMENT  31

 CORPORATE GOVERNANCE

Share Retention Policy

We encourage our executives and directors to own our common stock so that they share the same long-term investment risk as our shareholders. Our Share Retention Policy requires executives and directors to maintain an ongoing and substantial investment in our common stock, yet provides flexibility in personal financial planning. In 2022, the Human Capital & Compensation Committee reviewed our Share Retention Policy with input from FW Cook and did not make any substantive changes to the policy for executive officers or directors. The retainer multiples and retention percent are shown below:

Level	Base Salary/Cash Retainer Multiple	Retention Percent (1)
Director	5x	100%
CEO	6x	50%
Level 13, Level 12	3x	50%
Level 11, Level 10	2x	50%
Level 9	1x	25%

(1)	Retention Percent applies if the Covered Employee has not met the ownership guideline as of the Determination Date and applies to Net Shares acquired after the Determination Date

If an executive or director does not meet the targeted ownership level, the executive or director may not sell or transfer any shares held in an equity, a deferred compensation or a retirement plan account provided by the Company, and the executive or director must retain such shares in such accounts until the targeted ownership level is met. For executives, if their targeted ownership level is not met, the executive is required to retain a portion of any shares of common stock acquired as a result of exercising any stock settled appreciation right ("SSAR") or as a result of the vesting of restricted stock or a restricted stock unit ("RSU") (after payment of any taxes). Unexercised SSARs, unvested performance-based RSU awards and unvested RSU awards do not count towards meeting the ownership guideline.

As of December 31, 2022, all of our named executive officers and directors were in compliance with our Share Retention Policy. Additional detail regarding ownership of our common stock by our executive officers and directors is included in this proxy statement under the heading "Securities Ownership of Management, Directors and Certain Other Persons."

Equity Grant Policy

The Human Capital & Compensation Committee has adopted an Equity Grant Policy with respect to the issuance of equity awards under our equity plans. Under the Equity Grant Policy, the Human Capital & Compensation Committee approves all equity awards to our executive officers (other than our CEO) and certain other members of senior management, and our Board approves all equity awards to our CEO and to our non-employee directors. The grant date for annual awards to all employees (other than awards under our Long Term Incentive Plan, "LTIP") and for annual awards to our non-employee directors is the date of the Company's annual meeting of shareholders. The grant date for awards under our LTIP is the date that the applicable metrics are approved, which typically occurs at the Committee's regularly scheduled meeting in late February/early March. In addition to the annual grants, equity awards may be granted "off-cycle" at other times during the year to new hires, for promotions, retention purposes, director appointments or other special circumstances. The grant price of equity awards (other than LTIP awards) is the closing price of our common stock on the NYSE on the date of the grant. The grant price for LTIP awards is the trailing twenty-day average closing price of our common stock on the NYSE as of the first trading day of the applicable LTIP performance.

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 CORPORATE GOVERNANCE

Policy Regarding Derivatives, Short Sales, Hedging and Pledges

Under our insider trading policy, directors and all employees, including our named executive officers, are prohibited from entering into transactions designed to hedge against economic risks associated with an investment in our common stock. These individuals may not trade in derivatives in our securities (such as put and call options), effect "short sales" of our common stock, or enter into monetization transactions or similar arrangements (such as prepaid variable forwards, equity swaps, collars or exchange funds) relating to our securities. These individuals are also prohibited from holding shares of our common stock in margin accounts or pledging shares of our common stock as collateral for a loan.

IFF  |  2023 PROXY STATEMENT  33

Director Compensation Program

Annual Director Cash and Equity Compensation

Under our non-employee director compensation program, for the service year from the 2022 Annual Meeting of Shareholders (the "2022 Annual Meeting") to the 2023 Annual Meeting, each non-employee director received an annual retainer of $270,000, of which $112,500 was paid in cash in November and $157,500 was paid in RSUs issued under our 2021 Stock Award and Incentive Plan ("2021 SAIP") on the date of the 2022 Annual Meeting. These RSUs vest one year from the grant date and are subject to accelerated vesting upon a change in control. The 1,245 RSUs granted to each director on the date of the 2022 Annual Meeting were calculated using the closing market price of our common stock on the grant date. Any director who is an employee of our Company does not receive any additional compensation for his or her service as a director. In addition to their 2022-2023 retainer for their board service, directors who joined the Board in February 2022 received a pro-rata grant on March 1, 2022 of 289 RSUs for their 2021-2022 board service year from February 8, 2022 to May 4, 2022, which vested on May 5, 2022.

Compensation for our Non-Executive Chair and Committee Chairs

For the service year from the 2022 Annual Meeting to the 2023 Annual Meeting, the Non-Executive Chair received an additional retainer of $150,000, of which $60,000 (40%) was paid in cash and $90,000 (60%) was paid in RSUs, the Chair of the Audit Committee received an additional annual cash retainer of $20,000, the Chair of the Human Capital & Compensation Committee received an additional annual cash retainer of $20,000, the Chair of the Governance & Corporate Responsibility Committee received an additional annual cash retainer of $15,000 and the Chair of the Innovation Committee received an additional cash retainer of $15,000.

Participation in our Deferred Compensation Plan

Non-employee directors are eligible to participate in our Deferred Compensation Plan ("DCP"). A non-employee director may defer all or a portion of his or her cash compensation as well as any RSUs granted to him or her, subject to tax law requirements. Additional details regarding our DCP may be found in this proxy statement under the heading "Executive Compensation — Non-Qualified Deferred Compensation." Non-employee directors are not entitled to matching contributions or the 25% premium on deferrals into our common stock fund that were applicable to key employees under the DCP during 2022.

Additional Benefits

We reimburse our non-employee directors for travel and lodging expenses incurred in connection with their attendance at Board and Committee meetings, our shareholder meetings and other Company-related activities. In addition, our directors are eligible to participate in our Matching Gift Program. Under this program, we match, on a dollar-for-dollar basis, contributions made by directors to qualifying charitable organizations up to a maximum of $10,000 per person per year.

34  IFF  |  2023 PROXY STATEMENT

 DIRECTORS' COMPENSATION

The following table details the compensation paid to or earned by our non-employee directors for the year ended December 31, 2022.

2022 Directors' Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)(4)	All Other Compensation ($)(5)	Total ($)
Kathryn J. Boor	127,500	153,608	—	281,108
Edward D. Breen	112,500	153,608	—	266,108
Barry A. Bruno	139,007	190,490	—	329,497
Carol Anthony (John) Davidson	112,500	153,608	—	266,108
Michael L. Ducker	112,500	153,608	10,000	276,108
Roger W. Ferguson, Jr.	132,500	153,608	—	286,108
John F. Ferraro	132,500	153,608	10,000	296,108
Christina Gold	127,500	153,608	10,000	291,108
Ilene Gordon	112,500	153,608	10,000	276,108
Matthias Heinzel	112,500	153,608	—	266,108
Dale F. Morrison	172,500	241,455	10,000	423,955
Kåre Schultz	112,500	153,608	—	266,108
Stephen Williamson	112,500	153,608	10,000	276,108

(1)

The amounts in this column include (i) the annual cash retainer for service as a non-employee director (including for the director who joined the Board in February 2022), the pro-rata cash retainer of $26,507 for their 2021-2022 Board Service Year) and (ii) for certain directors, the annual cash retainer for service as Non-Executive Chair or as Chair of a Board committee for the 2022-2023 Board Service Year, which was paid in full in 2022. Of the amounts in this column, the following amounts were deferred in 2022 under our DCP: Ms. Boor—$127,500; Mr. Breen—$112,500; Mr. Ducker—$112,500; Mr. Ferguson—$132,500; Mr. Ferraro—$132,500; Mr. Morrison—$172,500 and Mr. Williamson—$112,500. Earnings in our DCP were not above-market or preferential and thus are not reported in this table.

(2)

The amounts in this column represent the aggregate grant date fair value of equity awards granted during the fiscal year ended December 31, 2022, computed in accordance with FASB ASC Topic 718. Details on and assumptions used in calculating the grant date fair value of RSUs may be found in Note 13 to our audited financial statements for the year ended December 31, 2022 included in our Annual Report on Form 10-K filed with the SEC on February 27, 2023.

(3)

Each director received a grant on May 4, 2022 of 1,245 RSUs (FMV of $126.49) under our 2021 SAIP. Our former Non-Executive Chair, Dale F. Morrison, received an additional grant of 712 RSUs. None of our directors forfeited any RSUs or shares of deferred stock during 2022. The new director, who joined the Board in February 2022, received a pro-rata grant on March 1, 2022 of 289 RSUs (FMV $128.41) for their 2021-2022 Board Service Year in addition to their 2022-2023 retainer.

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 DIRECTORS' COMPENSATION

(4)	As of December 31, 2022, the following directors held the number of unvested RSUs and shares of deferred common stock indicated in the table below.

Director	RSUs	Deferred Stock
Kathryn J. Boor	1,245	1,106
Edward D. Breen	1,245	—
Barry A. Bruno	1,245	—
Carol Anthony (John) Davidson	1,245	1,106
Michael L. Ducker	1,245	2,193
Roger W. Ferguson, Jr.	1,245	16,509
John F. Ferraro	1,245	7,365
Christina Gold	1,245	1,501
Ilene Gordon	1,245	—
Matthias Heinzel	1,245	—
Dale F. Morrison	1,957	27,877
Kåre Schultz	1,245	—
Stephen Williamson	1,245	10,563

The deferred shares, which are held under the DCP, result from deferral of vested equity grants, voluntary deferral of retainer fees or the crediting of additional share units as a result of reinvestment of dividend equivalents. Deferred shares will be settled by delivery of common stock upon the director's separation from service on the Board, or as otherwise elected by the director. All of the deferred shares are included for each director in the Beneficial Ownership Table.

(5)

The amounts in this column are contributions made by us under our Matching Gift Program to eligible charitable organizations matching contributions of the director to those charitable organizations during 2022.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, officers and beneficial owners of 10% or more of our common shares to file reports with the SEC. We assist our directors and officers by monitoring transactions and completing and filing these reports on their behalf. Based on our records and other information, we believe that all reports, except one, that were required to be filed under Section 16(a) during fiscal year ending December 31, 2022, were timely filed. A Form 4 filing for Nicolas Mirzayantz, relating to the disposition of Purchased Restricted Stock Units ("PRSUs") and RSUs, was filed late due to an administrative error. This Form 4 was filed promptly following the identification and resolution of the applicable error.

36  IFF  |  2023 PROXY STATEMENT

Securities Ownership

Directors and Executive Officers

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 8, 2023, by each current director, each director nominee, the persons named in the Summary Compensation Table in this proxy statement and all current directors and executive officers as a group. To our knowledge, except as otherwise indicated, beneficial ownership includes sole voting and dispositive power with respect to all shares.

Name of Director (Current and Former) / Officer	Shares of Common Stock Beneficially Owned (1)(2)		Percent of Class**
Kathryn J. Boor	2,613.935	(3)	*
Deborah Borg	0		*
Edward D. Breen	2,789	(4)	*
Barry A. Bruno	1,534	(5)	*
Frank K. Clyburn, Jr.	0		*
Mark J. Costa	468	(6)	*
Carol Anthony (John) Davidson	2,613.935	(7)	*
Roger W. Ferguson, Jr.	17,875.944	(8)	*
John F. Ferraro	8,663.986	(9)	*
Andreas Fibig	151,282.083	(10)	*
Ralf Finzel	0		*
Francisco Fortanet	21,313.438		*
Christina Gold	10,680.997	(11)	*
Gary Hu	434	(12)	*
Nicolas Mirzayantz	2,483.192	(13)	*
Dale F. Morrison	229,546.520	(14)	*
Glenn Richter	11,812		*
Dawn Willoughby	434	(15)	*
All Directors and Executive Officers as a Group (26 persons)	518,919.891	(16)	*

*	Less than 1%.

**	Based on 255,067,476 shares of common stock outstanding as of March 8, 2023.

(1)	This column includes shares held by our executive officers in our 401(k) Retirement Investment Fund Plan.

(2)

In determining the number and percentage of shares beneficially owned by each person, shares that may be acquired by such person within 60 days after March 8, 2023 are deemed outstanding for purposes of determining the total number of outstanding shares for such person and are not deemed outstanding for such purpose for all other shareholders. Certain stock equivalent units held in the IFF Stock Fund under our DCP are premium stock equivalent units paid to executive officers that are subject to vesting and may be forfeited if the executive officer's employment is terminated. To our knowledge, except as otherwise indicated, beneficial ownership includes sole voting and dispositive power with respect to all shares.

(3)	Includes 1,113.935 stock equivalent units held in the IFF Stock Fund under the DCP and 1,245 restricted stock units that will vest within 60 days after March 8, 2023.

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 SECURITIES OWNERSHIP

(4)	Includes 1,245 restricted stock units that will vest within 60 days after March 8, 2023.

(5)	Includes 1,245 restricted stock units that will vest within 60 days after March 8, 2023.

(6)	Includes 468 restricted stock units that will vest within 60 days after March 8, 2023.

(7)	Includes 1,113.935 stock equivalent units held in the IFF Stock Fund under the DCP and 1,245 restricted stock units that will vest within 60 days after March 8, 2023.

(8)	Includes 16,630.944 stock equivalent units held in the IFF Stock Fund under the DCP and 1,245 restricted stock units that will vest within 60 days after March 8, 2023.

(9)	Includes 7,418.986 stock equivalent units held in the IFF Stock Fund under the DCP and 1,245 restricted stock units that will vest within 60 days after March 8, 2023.

(10)	Includes 18,856.538 stock equivalent units held in the IFF Stock Fund under the DCP

(11)	Includes 1,511.997 stock equivalent units held in the IFF Stock Fund under the DCP and 1,245 restricted stock units that will vest within 60 days after March 8, 2023.

(12)	Includes 434 restricted stock units that will vest within 60 days after March 8, 2023.

(13)	Includes 2,483.192 stock equivalent units held in the IFF Stock Fund under the DCP.

(14)	Includes 223,579.520 stock equivalent units held in the IFF Stock Fund under the DCP and 1,957 restricted stock units that will vest within 60 days after March 8, 2023.

(15)	Includes 434 restricted stock units that will vest within 60 days after March 8, 2023.

(16)

Includes an aggregate of 273,926.152 stock equivalent units held in the IFF Stock Fund under the DCP. Includes also an aggregate of 23,325 restricted stock units that will vest within 60 days after March 8, 2023.

38  IFF  |  2023 PROXY STATEMENT

 SECURITIES OWNERSHIP

5% Shareholders

The following table sets forth information regarding each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, as of March 8, 2023, based on a review of filings with the SEC. Unless otherwise indicated, beneficial ownership is direct.

Name and Address of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership	Percent of Class*

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	31,920,258 (1)	12.51%

Winder Investment Pte Ltd and related persons 17-01 6 Battery Road Singapore 049909	25,356,381 (2)	9.94%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	21,980,824 (3)	8.62%

*	Based on 255,067,476 shares of common stock outstanding as of March 8, 2023.

(1)

This amount is based solely on Amendment No. 14 to Schedule 13G filed with the SEC on February 9, 2023 by The Vanguard Group. Of these shares, The Vanguard Group has the (i) sole power to vote or direct the vote with respect to 0 of these shares, (ii) shared power to vote or direct the vote with respect to 353,630 of these shares, (iii) sole power to dispose or direct the disposition of 30,840,781 of these shares, and (iv) shared power to dispose or direct the disposition of 1,079,477 of these shares.

(2)

This amount is based on Amendment No. 8 to Schedule 13D on Schedule 13G filed with the SEC on February 10, 2023 by Winder Investment Pte Ltd ("Winder"), Freemont Capital Pte. Ltd ("Freemont"), and Haldor Foundation ("Haldor"). Winder is a wholly owned subsidiary of Freemont, and Freemont is a wholly owned subsidiary of Haldor. By virtue of such relationships, Freemont and Haldor may be deemed to beneficially own the shares held of record by Winder.

(3)

This amount is based solely on Amendment No. 13 to Schedule 13G filed with the SEC on February 3, 2023 by BlackRock, Inc. of these shares, BlackRock has the (i) sole power to vote or direct the vote with respect to 19,871,690 of these shares and (ii) sole power to dispose or direct the disposition of 21,920,824 of these shares.

IFF  |  2023 PROXY STATEMENT  39

Proposal 2 Ratification of Independent Registered Public Accounting Firm

Selection of our Independent Registered Public Accounting Firm

The Audit Committee of our Board is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. To execute this responsibility, the Audit Committee engages in a comprehensive annual evaluation of the independent registered public accounting firm's qualifications, performance and independence to determine whether the independent registered public accounting firm should be rotated, and considers the advisability and potential impact of selecting a different independent registered public accounting firm.

The Audit Committee has selected PricewaterhouseCoopers LLP ("PwC") as our independent registered public accounting firm for 2023, and our Board has directed that our management submit that selection for ratification by our shareholders at the 2023 Annual Meeting. PwC has been retained as our external auditor continuously since 1957. In connection with the selection of PwC, the Audit Committee annually reviews and negotiates the terms of the engagement letter entered into with PwC. This letter sets forth important terms regarding the scope of the engagement, associated fees, payment terms, responsibilities of each party and the election of the parties to be subject to binding arbitration in the case of any dispute.

In accordance with SEC rules and PwC policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide audit service to our Company. For lead and quality review audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of our lead audit partner pursuant to this rotation policy involves a meeting between the Chair of the Audit Committee and the candidate for the role, as well as discussion by the full Audit Committee and management.

The Audit Committee and the Board believe that the continued retention of PwC as our independent registered public accounting firm is in the best interest of the Company and our shareholders, and we are asking our shareholders to ratify the selection of PwC as our independent registered public accounting firm for 2023. Although ratification is not required by our By-Laws or otherwise, we are submitting the selection of PwC to our shareholders for ratification because we value our shareholders' views on our Company's independent registered public accounting firm and as a matter of good corporate governance. The Audit Committee will consider the outcome of our shareholders' vote in connection with the Audit Committee's selection of our independent registered public accounting firm in the next fiscal year, but is not bound by the shareholders' vote. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time if it determines that a change would be in the best interests of our Company and our shareholders.

Representatives of PwC are expected to attend the 2023 Annual Meeting, where they will be available to respond to questions and, if they desire, to make a statement.

40  IFF  |  2023 PROXY STATEMENT

 PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Principal Accountant Fees and Services

The following table provides detail about fees for professional services rendered by PwC for the years ended December 31, 2022 and December 31, 2021.

	2022	2021
Audit Fees (1)	$16,081,033	$14,792,324
Audit-Related Fees (2)	$1,938,750	$1,383,941
Tax Fees (3)	$59,080	$240,765
All Other Fees (4)	$11,600	$105,508
Total	$18,090,463	$16,522,538

(1)

Audit Fees were for professional services rendered for audits of our consolidated financial statements and statutory and subsidiary audits, consents and review of reports filed with the SEC. Audit Fees also included the fees associated with an annual audit of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002, integrated with the audit of our annual financial statements.

(2)	Audit-Related Fees were for services related to due diligence and pre-implementation assessments and other local statutory requirements.

(3)

Tax Compliance services consisted of fees related to tax compliance professional services incurred, preparation of tax returns, assistance with tax audits and appeals, indirect taxes, expatriate tax compliance services and transfer pricing services.

(4)	All Other Fees were for software licenses and other professional services.

Pre-Approval Policies and Procedures for Audit and Permitted Non-Audit Services

Consistent with requirements of the SEC and the Public Company Accounting Oversight Board (“PCAOB”) regarding auditor independence, the Audit Committee has responsibility for:

•	appointing;

•	negotiating, and setting the compensation of; and

•	overseeing the performance of, the independent registered public accounting firm.

In recognition of this responsibility, the Audit Committee has established policies and procedures to pre-approve all audit and non-audit services to be provided by the independent registered public accounting firm to our Company by category, including audit-related services, tax services and other permitted non-audit services. Under the policy, the Audit Committee pre-approves all services obtained from our independent registered public accounting firm by category of service, including a review of specific services to be performed, fees expected to be incurred within each category of service and the potential impact of such services on auditor independence. The term of any pre-approval is for the financial year, unless the Audit Committee specifically provides for a different period in the pre-approval. If it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval, the Audit Committee requires separate pre-approval before engaging the independent registered public accounting firm. To facilitate the process, the policy delegates pre-approval authority to the Audit Committee Chair to pre-approve services up to $100,000, and the Audit Committee may also delegate authority to one or more of its members to

IFF  |  2023 PROXY STATEMENT  41

 PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

pre-approve services. The Audit Committee member to whom such authority is delegated must report, for informational purposes, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

All services rendered by PwC to our Company are permissible under applicable laws and regulations. During 2022, all services performed by PwC which were subject to the SEC's pre-approval requirements were approved by the Audit Committee in accordance with the Audit Committee's pre-approval policy in effect during 2022.

Audit Committee Report

The Audit Committee ("we", "us" or the "Committee") operates in accordance with a written charter, which was adopted by the Board. A copy of that charter is available through the Investor—Leadership & Governance—Governance link on the Company's website, www.iff.com. The Committee is composed of six directors whom the Board has determined are "independent," as required by the applicable listing standards of the NYSE and the rules of the SEC, and a majority of whom qualify as "audit committee financial experts" as defined by the rules of the SEC.

Management has the primary responsibility for the financial statements and the reporting process, including internal control over financial reporting and disclosure controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The Company's independent registered public accounting firm, PricewaterhouseCoopers LLP ("PwC"), is responsible for performing an integrated audit of the Company's financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board ("PCAOB").

The Committee oversees the Company's financial reporting process and internal control structure on behalf of the Board. We met six times during 2022, including meeting regularly with PwC and the Company's internal auditor, both privately and with management present. For 2022, we have reviewed and discussed the Company's audited financial statements with management. We have reviewed and discussed with management its process for preparing its report on its assessment of the Company's internal control over financial reporting, and at regular intervals we received updates on the status of this process and actions taken by management to respond to issues and deficiencies identified. We discussed with PwC its audit of the financial statements and of the Company's internal control over financial reporting. We discussed with PwC and the Company's internal auditor the overall scope and plans for their respective audits.

We have discussed with PwC the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. We also received the written disclosures and the letter from PwC as required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence, and discussed with PwC its independence. We concluded that PwC's independence was not adversely affected by the non-audit services provided by PwC, the majority of which consisted of audit-related, tax compliance and other tax services arising from our acquisition of Frutarom.

Based on the reviews and discussions referred to above, we recommended to the Board (and the Board subsequently approved our recommendation) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on February 27, 2023.

In determining whether to retain PwC as the Company's independent registered public accounting firm for the 2023 fiscal year, we took into consideration a number of factors, including:

•	the quality and effectiveness of PwC's historical and recent performance on the Company's audit;

42  IFF  |  2023 PROXY STATEMENT

 PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

•

the length of PwC's tenure as the Company's independent registered public accounting firm, and its familiarity with our business, accounting policies and practices, and internal control over financial reporting;

•	PwC's capability, understanding and expertise in handling the breadth and complexity of our global operations;

•	the appropriateness of PwC's fees and payment terms; and

•	PwC's independence.

Based on this evaluation, we believe that it is in the best interests of the Company and its shareholders to retain PwC as the Company's independent registered public accounting firm for 2023, which the shareholders will be asked to ratify at the 2023 Annual Meeting of Shareholders.

Audit Committee

John F. Ferraro (Chair)

Barry A. Bruno

Carol Anthony (John) Davidson

Stephen Williamson

√ YOUR BOARD RECOMMENDS A VOTE "FOR" RATIFICATION OF PWC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023

IFF  |  2023 PROXY STATEMENT  43

Reference Guide to our CD&A

This Compensation Discussion and Analysis, or CD&A, describes and analyzes our executive compensation philosophy and program in the context of the compensation paid during the last fiscal year to our chief executive officer, our chief financial officer, each of our three most highly compensated executive officers, our former chief executive officer and our former global operations officer (collectively referred to as our named executive officers or NEOs). This CD&A is organized as follows:

As discussed in Proposal 3, we are conducting our annual Say on Pay vote that requests your approval of the compensation of our NEOs as described in this section and in the tables and accompanying narrative contained below under "Executive Compensation." To assist you with this vote, please review our compensation philosophies, the design of our executive compensation programs and how, we believe, these programs have contributed to and are aligned with our performance.

Executive Summary

2022 was a year of significant change at IFF and included multiple leadership transitions. These transitions were part of our refreshed strategy and operational plan, and augment our institutional knowledge with experienced industry executives. Financially, despite continued inflationary, supply chain and macro-economic challenges, IFF delivered $12.44 billion in sales, representing 7% growth from 2021. On a comparable currency neutral basis, we delivered a strong sales performance increase of 9%, driven by strong price increases. While we were able to buffer some of the external headwinds that IFF faced during the year, our inability to fully deliver on our 2022 financial aspirations was directly reflected in our incentive compensation outcomes: the long-term incentive cycle that closed in 2022 had a 0% payout, and the 2022 annual incentive plan paid below target for the year. We are confident that the disciplined financial and operational improvements that were put in place during the year, coupled with our continued focus on ESG and refreshed strategic roadmap will set us on a strong path for continued operational and financial improvement into 2023 and beyond.

44  IFF  |  2023 PROXY STATEMENT

 COMPENSATION DISCUSSION AND ANALYSIS

For 2022, our NEOs were:

Name	Title
Frank K. Clyburn, Jr.	CEO[1]
Andreas Fibig	Former Chair and CEO[2]
Glenn Richter	EVP & CFO
Nicolas Mirzayantz	President, Nourish[3]
Deborah Borg	EVP, Chief Human Resources and DE&I Officer[4]
Ralf Finzel	EVP, Global Operations Officer[5]
Francisco Fortanet	Former Global Operations Officer[6]

[1]	Frank K. Clyburn, Jr. joined as our CEO and as a director on February 14, 2022.

[2]	Andreas Fibig ceased serving as CEO and as a director and Chair of the Board as of February 14, 2022 and departed the company on March 14, 2022.

[3]	Nicolas Mirzayantz ceased serving as President, Nourish, and terminated from the Company on December 31, 2022.

[4]	Deborah Borg joined as our EVP, Chief Human Resources and Diversity, Equity & Inclusion Officer on August 29, 2022.

[5]	Ralf Finzel joined as our EVP, Global Operations Officer on November 1, 2022.

[6]	Francisco Fortanet ceased serving as Global Operations Officer as of October 31, 2022, and terminated from the Company on December 15, 2022.

Compensation Philosophy

The core of our executive compensation philosophy is that our executives' compensation should be linked to achievement of financial and operating performance metrics that build shareholder value over both the short- and long-term. As such, we consistently focus on the following key drivers of shareholder value maximization:

IFF  |  2023 PROXY STATEMENT  45

 COMPENSATION DISCUSSION AND ANALYSIS

We designed our compensation program to focus on elements that we believe will contribute to these shareholder value drivers. Our compensation program:

The design of our executive compensation program reflects our belief that executive compensation should be (1) aligned with the achievement of financial and operational metrics for both our Company and the respective business unit function in which the executive serves and (2) tied to the total shareholder return ("TSR") delivered to our shareholders. The following illustrates how our CEO's and other NEOs' total direct compensation is designed to tie a significant portion of their compensation to variable and long-term goals. The illustration below is based on the CEO and NEOs annualized target compensation (excludes Mr. Fibig):

CEO Target Opportunity Mix

NEO Average (excluding CEO) Target Opportunity Mix

46  IFF  |  2023 PROXY STATEMENT

 COMPENSATION DISCUSSION AND ANALYSIS

Compensation Governance

To ensure continued alignment of compensation with Company performance and the creation of shareholder value on a long-term, sustainable basis, we maintain strong compensation-related corporate governance policies.

What We Do	What We Don't Do

Pay for performance. A significant portion of the compensation for our NEOs is in the form of at-risk variable compensation	No tax gross-ups for severance or change in control related payments

Base variable compensation on multiple performance metrics to encourage balanced focus	No single-trigger vesting of cash or equity-based awards upon change in control

Use an appropriate mix of fixed and variable compensation to reward Company, business unit and individual performance	No short-sales, hedging or pledging of our stock by our employees, officers or directors

Award a majority of variable compensation as equity-based awards	No employment agreements with executive officers

Maintain executive clawback policies to recoup cash and all equity compensation upon certain triggering events	No stock option/SSAR repricing or exchange of underwater options or SSARs for cash

Require our executives to meet share retention guidelines	No guaranteed pay increases or equity awards for NEOs

Engage an independent compensation consultant	No springloading of equity awards

Conduct an annual risk assessment of our compensation programs

IFF  |  2023 PROXY STATEMENT  47

 COMPENSATION DISCUSSION AND ANALYSIS

Compensation Elements and Targeted Mix

Our executive compensation program includes direct and indirect compensation elements. We believe that direct compensation should be the principal form of compensation. The table below provides a brief description of the principal elements of direct compensation, whether such compensation is fixed or variable, and the compensation program objectives served by each element.

Element	Fixed or Variable	Primary Objective

Base Salary	Fixed Short-Term Cash

• To attract and retain executives by offering salary that is competitive with market opportunities and that recognizes each executive's position, role, responsibilities, experience and individual contributions.

Annual Incentive Plan ("AIP") Award	Variable Short-Term Cash	• To motivate and reward the achievement of our annual financial performance objectives, including currency neutral sales growth, adjusted operating EBITDA, integration and ESG goals.

Long-Term Incentive Plan ("LTIP") Award	Variable Long-Term Equity and Cash

• To motivate and reward efficient capital allocation, profitability performance, deleveraging the Company and long-term shareholder value creation.

• The 2022-2024 LTIP award is measured by the cumulative return on invested capital for the award's three-year period and the relative TSR performance for the award's three-year period.

• The 2021-2023 LTIP award is measured by annual net debt ratio for each of 2021, 2022 and 2023, and the relative TSR performance for the award's three-year period.

• The 2020-2022 LTIP award was measured by annual net debt ratio for 2020, two-year cumulative net debt ratio for 2021-2022, and the relative TSR performance for the award's three-year period.

• To align executives' interests with those of shareholders by paying 50% of the earned award in shares of our common stock (with the remaining 50% denominated in and settled in cash) to each of our NEOs, other than our CEO, Mr. Clyburn, who receives 100% of the earned award in shares of our common stock.

Equity Choice Program ("ECP") Award	Variable Long-Term Equity

• To align executives' interests with the interests of shareholders through equity-based compensation.

• To encourage direct investment in our Company.

• To serve as an important retention tool.

• To recognize individual contributions.

The Committee periodically reviews the mix between variable and fixed and short-term and long-term incentive compensation opportunities and between cash and non-cash opportunities based on (1) benchmarking and other external data provided by our independent compensation consultant, (2) recommendations from our independent compensation consultant, and (3) recommendations from our CEO and Chief Human Resources and DE&I Officer. When reviewing and setting compensation for our NEOs, the Committee considers individual performance that contributes to the Company's success in achieving its strategic initiatives.

48  IFF  |  2023 PROXY STATEMENT

 COMPENSATION DISCUSSION AND ANALYSIS

Our indirect compensation and reward elements consist of (1) our Deferred Compensation Plan ("DCP") and our Retirement Investment Fund Plan (the "401(k)"), (2) our perquisite program, (3) our Executive Severance Policy ("ESP"), and (4) our Executive Death Benefit Plan. The Committee regularly reviews the costs and benefits of these programs.

Discretionary Awards

2022 discretionary awards, including buy-out and inducement awards, were an important element of executing the leadership transition at IFF. The awards were sized based on role and individual skill set and, where applicable, equity forfeited from prior employers. The awards included both time- and performance-based elements. The Committee is committed to a strong pay-for-performance philosophy and generally limits the use of discretionary awards to outlier scenarios, such as a significant leadership transition. In February 2022, in connection with his hire as CEO, Mr. Clyburn received sign-on awards to replace amounts forfeited from his prior employer consisting of (i) performance share units with a grant date value equal to $5,250,000 wholly linked to the Company's relative TSR vs S&P 500 over the performance period; (ii) stock-settled appreciation rights with a grant date value equal to $1,100,000; (iii) restricted stock units with a grant date fair value equal to $3,000,000; and (iv) restricted deferred stock units with a grant date value equal to $850,000. In February 2022, Mr. Mirzayantz received an award for retention purposes during the merger integration period, in the form of performance share units with a grant date value equal to $2,000,000, wholly linked to the Company's relative TSR vs S&P 500 over the performance period. In August 2022, in connection with her hire as EVP, Chief Human Resources and DE&I Officer, Ms. Borg received an inducement grant of restricted stock units with a grant date fair value equal to $1,000,000 and a sign-on award to replace, in part, amounts forfeited from her prior employer in the form of restricted stock units with a grant date fair value equal to $5,000,000. In addition, Ms. Borg received a one-time cash award of $550,000 as a replacement, in part, for the awards forfeited upon her termination from her prior employer. In November 2022, in connection with his hire as EVP, Global Operations Officer, Mr. Finzel a sign-on award to replace, in part, amounts forfeited from his prior employer in the form of restricted stock units with a grant date fair value equal to $2,300,000. In addition, Mr. Finzel received a one-time cash award of $550,000 as a replacement, in part, for the awards forfeited upon his termination from his prior employer.

2022 Compensation Actions

In February 2022, in response to shareholder feedback and after significant shareholder engagement in which we interacted with our largest active shareholders, representing more than two-thirds of our outstanding shares, the Human Capital & Compensation Committee approved the following changes to the executive compensation program for our NEOs for the 2022 fiscal year: (1) the adoption of a median compensation strategy (rather than median to 75th percentile) for the Company after the completion of the N&B transaction, (2) the increase in the weight placed on long-term incentive performance awards to 60% for the CEO and 50% for all other NEOs, and (3) the addition of ESG goals to the AIP performance metrics.

In addition, the Committee, in consultation with its independent compensation consultant FW Cook and management, evaluated the LTIP design for the 2022–2024 cycle. In response to shareholder feedback and to increase performance orientation and accountability, the Committee decided to (1) return to evaluating performance at the end of a three-year performance period, (2) replace Net Debt Ratio with return on invested capital as a performance metric to increase focus on capital efficiency, and (3) cap relative TSR LTIP awards at 100% if the absolute TSR for the three-year performance period is negative.

IFF  |  2023 PROXY STATEMENT  49

 COMPENSATION DISCUSSION AND ANALYSIS

2023 Compensation Actions

In February 2023, the Committee, in consultation with management and its independent compensation consultant, evaluated and approved the following changes to the Long Term Incentive design:

•

To simplify the program and enhance alignment with long-term shareholder interests, beginning with the 2023-2025 LTIP Award, payouts under the LTIP will be made in 100% common stock for all LTIP participants, eliminating the cash element. It should be noted that for Mr. Clyburn's 2022-2024 LTIP Award, granted in February 2022, the final payout form had already been changed to be in 100% common stock.

•

To better align with the market and promote retention while maintaining challenging performance targets, the relative TSR performance achievement threshold was set at the 25th percentile with a 50% of target payout percentage for achievement of threshold performance. IFF continues to be ahead of the market by requiring 55th percentile relative TSR performance in order for executives earn the target LTIP award.

•	To simplify the LTI Program beginning with the May 2023 award, the ECP was changed so that the only equity type to be granted will be RSUs.

2022 Direct Compensation

Salaries

The Committee reviews the salaries of our NEOs annually and adjusts salaries periodically. In February 2022, the Committee reviewed the base salaries of our NEOs with its independent compensation consultant. Effective April 1, 2022, the Committee approved a salary increase for Mr. Fortanet of 5%, bringing his salary to $504,000. Mr. Clyburn's salary upon his initial employment was $1,300,000. Ms. Borg's salary upon her initial employment was $625,000. Mr. Finzel's salary upon his initial employment was $575,000. No 2022 salary increases were approved for Mr. Mirzayantz, Mr. Richter or Mr. Fibig.

Annual Incentive Plan

During 2022, our AIP compensated our executive officers based on the achievement of certain levels of Company financial performance. Financial performance metrics are measured (1) at the consolidated corporate level for our CEO, CFO, EVP, Global Operations Officer, EVP, Chief Human Resources and DE&I Officer, former CEO, former EVP, Global Operations Officer and (2) at the consolidated corporate level and the business unit level for our President, Nourish.

In March 2022, for each NEO, the Committee approved the addition of Integration Excellence and ESG goals to the AIP. The Integration Excellence metric incorporates revenue synergies, leverage ratio and cost productivity. The ESG metric includes the reduction of greenhouse emissions and increase in gender representation across the Company – both aligned to our 2030 ESG Do More Good Plan. With respect to the Company's Nourish Division President, the Committee approved a broad-based corporate metric weighted at 50%, with the business unit metrics also weighted at 50%.

50  IFF  |  2023 PROXY STATEMENT

 COMPENSATION DISCUSSION AND ANALYSIS

The performance metrics for the 2022 AIP and their assigned weightings were as follows:

Annual Incentive Program

	Currency Neutral Sales Growth	Adjusted Operating EBITDA	Integration Excellence	ESG	Total Weighting
All NEOs Except Nourish Division President Corporate Weighting	30%	40%	20%	10%	100%

	Currency Neutral Sales Growth	Adjusted Operating EBITDA	Integration Excellence	ESG	Total Weighting
Nourish Division President Corporate Weighting	10%	10%	20%	10%	50%	100%
Nourish Division President Business Unit Weighting	20%	30%	—%	—%	50%

Each year the Committee sets an AIP target (stated as a percentage of base salary) for each NEO. For 2022, the Committee maintained the AIP percentage targets at the same level as 2021 for those NEOs who remained in their same role. For Mr. Clyburn, the AIP percentage was agreed to under the terms of his letter agreement. For Ms. Borg, the AIP percentage remained consistent with that for the Chief Human Resources and D&I Officer position. Mr. Finzel is not reflected in the table below, as he was hired as of November 1, 2022 and was not eligible for a 2022 AIP Award.

	2022 Salary (1)	Target AIP as % Base Salary	AIP Target (2)

Frank K. Clyburn, Jr.	$1,300,000	150%	$1,950,000

Andreas Fibig	$1,300,000	140%	$1,820,000

Glenn Richter	$750,000	90%	$675,000

Nicolas Mirzayantz	$715,000	90%	$643,500

Deborah Borg	$625,000	70%	$437,500

Francisco Fortanet	$504,000	70%	$352,800

(1)	The amounts in this column reflect 2022 annualized salaries, not actual payment amounts.

(2)

The amounts in this column reflect 2022 annualized AIP targets and do not reflect prorated targets applicable for a new hire (Ms. Borg) and terminations (Messrs. Fibig and Fortanet) that occurred during the year.

IFF  |  2023 PROXY STATEMENT  51

 COMPENSATION DISCUSSION AND ANALYSIS

Performance Metrics and Capped AIP Payouts: Based on a review of the annual and long-term financial goals, operational plans, strategic initiatives and the prior year's actual results, the Committee annually sets the financial performance metrics for our Company and the respective business units that it will use to measure performance as well as the relative weighting that will be assigned to each metric. The Committee then approves threshold, target and maximum performance levels for each performance metric. Upon achievement of the relative performance level, an executive has the opportunity to earn threshold (25%), target (100%) and maximum (200%) amounts with performance achievements in between calculated on a linear basis. The Committee seeks to establish corporate performance goals that are challenging yet attainable.

As discussed above, for 2022 AIP awards, the Committee approved the following performance metrics for the reasons noted below:

2022 AIP Performance Metrics	Reasons for Selection
Currency neutral sales growth

•  Reflects both increases in market share and sales expansion, which drives increases in gross profit. By measuring achievement exclusive of currency fluctuations, this goal helps to ensure that we are rewarding actual incremental growth.

Adjusted operating EBITDA	• A focus on adjusted operating EBITDA helps to ensure the achievement of critical long-term financial targets such as debt reduction, investment, etc.
Integration excellence

•  Leverage Ratio Improvement of Net Debt to Credited Adjusted EBITDA — Deleveraging is a committed financial goal after the N&B transaction.

•  Revenue Synergies & Cost Productivity — Helps to ensure the achievement of critical long-term financial targets.

ESG	• Both equally weighted goals are deemed to be critical for our stakeholders (investors, employees and customers): (1) Reduction of Greenhouse Emissions (2) Increase in Gender Representation

Determination of 2022 Performance Levels: In determining our 2022 AIP performance threshold, target and maximum levels, the Committee considered our annual targets for 2022, 2021 actual results and payout trends over the prior three-year and five-year periods. The performance target levels for the financial metrics were set in line with our 2022 budget and were approved in February 2022.

In addition, 2022 LTIP and AIP target performance levels and actual achievement against the target performance levels excluded costs or income associated with (1) regulatory changes – tax and accounting, (2) unbudgeted discontinued operations and/or restructuring charges that are consistent with the business strategy, (3) M&A transactions, (4) additional due diligence costs, and integration related costs associated with M&A transactions not included in our budget or adjusted operating results, (5) extraordinary legal settlements, and (6) material asset sales, disposals and purchases. These adjustments were intended to eliminate the net impact of certain non-core expenses and non-core gains to reflect our fundamental operating results.

52  IFF  |  2023 PROXY STATEMENT

 COMPENSATION DISCUSSION AND ANALYSIS

2022 Corporate and Business Unit AIP Performance: Our actual performance against our 2022 AIP corporate financial metrics is set forth in the tables below.

Corporate Performance

The table below reflects the 2022 AIP metrics, their respective targets and the percentage payout earned for each metric and overall by each of Messrs. Clyburn and Richter and Ms. Borg, each of whom were evaluated based on corporate performance. The table below also reflects the 2022 AIP metrics and their respective targets for Messrs. Fibig and Fortanet; however in connection with their respective terminations of employment, each received a prorated portion of their target AIP awards pursuant to the Executive Severance Policy ("ESP") as described in the Executive Compensation Section under "Other Separation Arrangements".

Corporate Level

As indicated above, during 2022, our corporate performance was 72.1%. The actual dollar amount earned by each NEO is set forth below under "2022 Individual AIP Payouts."

IFF  |  2023 PROXY STATEMENT  53

 COMPENSATION DISCUSSION AND ANALYSIS

Business Unit Performance

The table below also reflects the 2022 AIP metrics and respective targets for Mr. Mirzayantz; however in connection with his termination of employment, he received a target AIP award pursuant to the ESP as described in the Executive Compensation Section under "Other Separation Arrangements".

Nourish Business Unit

As indicated above, during 2022, our Nourish business unit performance was 66.4%. The actual dollar amount earned by our President, Nourish is set forth below under "2022 Individual AIP Payouts."

54  IFF  |  2023 PROXY STATEMENT

 COMPENSATION DISCUSSION AND ANALYSIS

2022 Individual AIP Payouts

The 2022 AIP payout to our NEOs based on the actual achievement of each of the performance metrics is included in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table in this proxy statement for those NEOs who were active as of December 31, 2022. The AIP Payout for our NEOs who separated from the Company on or prior to December 31, 2022 (Messrs. Fibig, Mirzayantz and Fortanet) is included in the 2022 All Other Compensation table in the Severance Column. Mr. Finzel is not reflected in the table below, as he was hired as of November 1, 2022 and was not eligible for a 2022 AIP Award. Based on the corporate and business unit performance outlined in the tables above, 2022 AIP payouts were as follows:

Executive	2022 AIP Target ($)	2022 Payout
		Total Performance As % of Target	Award ($)

Frank K. Clyburn, Jr.	$1,950,000	72.1%	$1,405,950

Andreas Fibig (1)	$1,820,000	100.0%	$364,000

Glenn Richter	$675,000	72.1%	$486,675

Nicolas Mirzayantz (1)	$643,500	100.0%	$643,500

Deborah Borg (2)	$437,500	72.1%	$108,027

Francisco Fortanet (1)	$352,800	100.0%	$337,335

(1)

In accordance with our ESP, each of Messrs Fibig, Mirzayantz and Fortanet received a 2022 AIP payout equal to such employee's target annual incentive award under the 2022 AIP, prorated based on the number of the employee's active days of employment with IFF in 2022.

(2)	Ms. Borg's 2022 AIP Payout was prorated to reflect her service as EVP, Chief Human Resources and DE&I Officer beginning on August 29, 2022.

Long-Term Incentive Plan

We believe that LTIP awards reward our executive officers, including our NEOs, for financial results and align their interests with the interests of our shareholders. Annually, the Committee reviews the LTIP to determine (1) the metrics that should be used to encourage long-term success, (2) the weightings that should be applied to such metrics, (3) the length of the performance periods, and (4) the targets for such metrics. The Committee believes that commencing a new three-year LTIP cycle each year:

•	provides a regular opportunity to re-evaluate long-term metrics;

•	aligns goals with the ongoing strategic planning process; and

•	reflects our evolving business priorities and market factors.

The Committee also annually sets a total LTIP target award for each NEO, which reflects the total LTIP award an NEO has the opportunity to receive at the end of the three-year cycle if we meet all of our targets. Depending upon our actual performance relative to financial and TSR (relative to the S&P 500) goals, the actual payout to the NEO could be greater or less than the total LTIP target award.

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 COMPENSATION DISCUSSION AND ANALYSIS

Performance Segments. As discussed below, in 2022, the Committee determined to modify the design of the 2022–2024 LTIP cycle to consist of two cumulative, three-year performance segments. The 2021-2023 LTIP cycle consists of three annual performance segments for 2021, 2022, and 2023, and one cumulative three-year performance segment for 2021–2023. The 2020–2022 LTIP cycle consists of one annual performance segment for 2020, one two-year cumulative performance segment for 2021–2022, and one three-year cumulative performance segment for 2020–2022.

Performance Metrics

Long-Term Incentive Plan (2022-2024 Cycle). In early 2022, the Committee, in consultation with its independent compensation consultant and the IFF management team, evaluated potential LTIP performance metrics and performance periods for the 2022-2024 LTIP cycle. The 2022-2024 cycle takes into account the Company's focus on capital efficiency, including divestment of non-core businesses and maintaining a balance sheet metric in its incentive plans. For the 2022-2024 LTIP cycle, the Committee set two metrics: Improvement in Return on Invested Capital ("ROIC") over the three year period, and three-year relative TSR (compared to the S&P 500), with ROIC Improvement and relative TSR weighted equally. Following the completed three-year cycles, the Committee will approve the total payout based on the cumulative performance segments. The ROIC Improvement metric compares IFF's ROIC at the end of the 2022-2024 performance period to the ROIC at the end of 2021. ROIC is defined as the adjusted net operating profit after tax divided by the average invested capital (the beginning and ending balance of net debt and shareholder's equity), and will include the impact of acquisitions and divestitures.

Long-Term Incentive Plan (2022–2024 Cycle) - Segment Weightings

ROIC Improvement (2022–2024)	Relative TSR (2022–2024)	Total
50.0%	50.0%	100.0%

The Committee believes that three-year relative TSR is a good indicator of our overall long-term performance, and directly ties our executives' compensation opportunity to our share price appreciation and dividend payments relative to a major large-cap index of which the constituents are viewed as being competitors for investor capital. The relative TSR is calculated by measuring the change in the market price of stock plus dividends paid (assuming the dividends are reinvested) for our Company and the S&P 500 companies over the three-year performance period. The market price for purposes of calculating the relative TSR of our Company and the S&P 500 on each cycle-end date is determined based on the average closing price per share of each company's stock over the period of 20 consecutive trading days preceding that date, as reported by S&P Capital IQ. The relative TSR goal for the cumulative performance segment is set at the beginning of the three-year cycle.

Long-Term Incentive Plan (2021–2023 Cycle). The 2021-2023 LTIP cycle is tied to three annual Net Debt Ratio performance segments and one cumulative, three-year relative TSR performance segment, with the performance segments being weighted as set forth in the chart below.

Long-Term Incentive Plan (2021–2023 Cycle) - Segment Weightings

Net Debt Ratio (2021)	Net Debt Ratio (2022)	Net Debt Ratio (2023)	Relative TSR (2021–2023)	Total
16.6%	16.7%	16.7%	50.0%	100.0%

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 COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Incentive Plan (2020–2022 Cycle). The 2020–2022 LTIP cycle is tied to an annual Net Debt Ratio performance segment for 2020 and a two-year cumulative Net Debt Ratio performance segment for 2021–2022, in addition to a cumulative, three-year relative TSR performance segment, with the performance segments being weighted as set forth in the chart below.

Long-Term Incentive Plan (2020–2022 Cycle) - Segment Weightings

Net Debt Ratio (2020)	Net Debt Ratio (2021–2022)	Relative TSR (2020–2022)	Total
16.7%	33.3%	50.0%	100.0%

2022–2024 LTIP Target Awards

In February 2022, the Committee approved the following total LTIP target awards to each of our NEOs for the 2022-2024 LTIP cycle, except for Ms. Borg whose LTIP target award was granted upon her August 29, 2022 appointment:

NEO	Total LTIP Target Award

Frank K. Clyburn, Jr.	$4,050,000

Andreas Fibig	N/A

Glenn Richter	$1,100,000

Nicolas Mirzayantz	$1,156,250

Deborah Borg	$500,000

Ralf Finzel	N/A

Francisco Fortanet	$452,530

The Committee set the 2022 ROIC improvement goal based on the Company's internal goals of aligning the LTIP metrics with key business priorities and incorporating an operating metric that allows for three-year goal-setting. The Committee set the cumulative three-year relative TSR goal for the 2022-2024 LTIP cycle at the same level that had been set for the prior year's LTIP cycle, which required above median (55th percentile) performance to achieve target payout, and also added an absolute TSR cap that would limit the relative TSR award to 100% of target payout if IFF's absolute TSR was negative for the three-year performance period. The Committee determined that 50% of the value of the awards would be denominated and paid in cash and 50% would be denominated and paid in shares, consistent with prior LTIP cycles, for each of our NEOs other than Mr. Clyburn, for whom 100% of the value of his awards is denominated and paid in shares. The Committee believes that paying all or a portion of the LTIP value in shares creates a stronger alignment between executives and shareholders, and provides additional incentive for executives to achieve superior Company performance and to produce share price appreciation over the three-year performance cycle. The number of target shares of our common stock for the portion that would be paid in shares is determined based on the market price of the common stock at the beginning of the cycle. For the 2022-2024 LTIP cycle, it was based on $145.52 per share, the average closing price for the twenty trading days prior to January 3, 2022, the first stock trading day of the 2022-2024 LTIP cycle. Mr. Clyburn's 2022-2024 LTIP cycle price of $134.42 is based on the average closing market price of a share of our common stock for the 20 trading days preceding his February 14, 2022 appointment. Ms. Borg's 2022-2024 LTIP cycle price of $122.08 is based on the average closing market price of a share of our common stock for the 20 trading days preceding her August 29, 2022 appointment. Mr. Finzel did not participate in the LTIP for the 2022 plan year. He will be eligible to participate in the 2023 LTIP with a target award of $375,000.

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 COMPENSATION DISCUSSION AND ANALYSIS

2022 LTIP Performance

2022 LTIP performance levels and actual achievement against the target performance levels were adjusted as set forth above under "Determination of 2022 Performance Levels" to eliminate the net impact of certain non-core expenses and non-core gains to reflect our fundamental operating results. For the 2022 segment of the 2021–2023 LTIP cycle, our Net Debt Ratio of 4.14, as adjusted for 2022 non-core items, was below threshold performance level. As a result, our NEOs earned 0% of the annual target based on the Net Debt Ratio goal for the year and thus nothing was earned for the 2022 segment of the 2021–2023 LTIP cycle.

2020-2022 LTIP Performance

For the cumulative three-year performance period ending in 2022 of the 2020–2022 LTIP cycle, our relative TSR was at the 14th percentile and was below the threshold performance level. For the 2020 segment our Net Debt Ratio of 3.40 and for the 2021-2022 segment our Net Debt Ratio of 4.13, were both below the threshold performance level. As a result, our NEOs did not earn any portion of the 2020-2022 LTIP cycle.

Segment	Result	Segment Weighting	Overall Result

2020 (Net Debt Ratio)	0.0%	16.67%	0.0%

2021-2022 (Net Debt Ratio)	0.0%	33.33%	0.0%

Cumulative (Relative TSR)	0.0%	50.0%	0.0%
Total		100%	0.0%

The 2020–2022 LTIP cycle for the NEOs is discussed in greater detail following the Grants of Plan-Based Awards Table.

Equity Choice Program

Equity is a key component of our long-term incentive compensation as it (1) provides participants with a meaningful stake in our Company, thereby aligning their interests more closely with shareholders, (2) encourages participants to focus on long-term success, (3) helps to attract and retain top talent and (4) recognizes individual contributions. We believe that our ECP is an effective vehicle to encourage ownership as it provides participants the flexibility to allocate their award among three types of equity.

Under the ECP, participants, including all NEOs, may choose from three types of equity award grants. For ECP awards in 2022, these three types were (1) Purchased Restricted Stock Units ("PRSUs"), (2) Stock-Settled Appreciation Rights ("SSARs"), and (3) RSUs. PRSUs are assigned an adjustment factor of 120% to incent participants to invest in and accumulate shares to promote retention and increase alignment of participants' interests with those of our shareholders. Based on the participant's election, a participant's dollar award value is converted into a combination of PRSUs, SSARs and/or RSUs on the grant date based on the market price of our common stock on such date.

All ECP awards are generally subject to a vesting period of approximately three years. Historically, the Committee believes that the ECP is an attractive tool for recruiting, motivating and retaining executive talent and encourages alignment with shareholders by reinforcing investment and ownership in our Company by our executives.

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 COMPENSATION DISCUSSION AND ANALYSIS

The table below sets forth each of the three types of equity awards offered and their adjustment factor. During 2022, ECP participants, including all of our NEOs, made choices based on the different equity award types described below.

Types of Equity	Description of Equity Type

PRSUs

PRSUs are restricted stock units that are granted as a match against shares of Company stock committed and/or purchased at full value by an ECP participant on the grant date. As an incentive to promote share accumulation and direct investment in our stock, there is a 20% upward adjustment of the award value if PRSUs are elected. If an ECP participant chooses PRSUs, then he or she must deliver funds to purchase shares (or commit to holding shares with an equivalent value) equal to the dollar amount of the ECP award (including the 20% adjustment). Upon receipt of the funds (or committed shares) by the Company, the ECP participant receives a matching number of PRSUs.

PRSU holders have no voting rights during the vesting period but accrue dividend equivalents on their PRSUs. PRSUs vest approximately three years from the date of grant. PRSUs are the most rapid way for participants to accumulate and build share ownership based on the participant's direct investment in Company stock.

RSUs

RSUs are our promise to issue unrestricted shares of our stock on the stated vesting date, which is approximately three years from the grant date. RSUs do not require a financial investment by the RSU grantee.

SSARs

SSARs are a contractual right to receive the value, in shares of Company stock, of the appreciation in stock price from the SSAR grant date to the date the SSAR is exercised by the participant. Participants receive a number of SSARs equivalent to five times (i.e., the approximate binomial value of the SSARs) the elected SSAR award value divided by the grant price. SSARs provide upside potential for share accumulation and greater alignment with shareholders because SSARS only have value if the stock price increases after the grant date.

SSARs become exercisable on a stated vesting date, which is approximately three years from the grant date, and expire on the seventh anniversary of the grant date. SSARs do not require a financial investment by the SSAR grantee.

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 COMPENSATION DISCUSSION AND ANALYSIS

As an example of the value that may be delivered by the ECP to the participant based on the three election types, the following table shows the number of shares and value to the participant at vesting for an ECP award of $500,000. For all three choices, vesting occurs approximately three years from the grant date:

Assumes a Common Share Value of $130 at Award (1)
	PRSU (2)	RSUs	SSARs (3)

Award Value	$500,000	$500,000	$500,000

Adjustment Factor	1.2	1.0	1.0

Post-Factor Value	$600,000	$500,000	$500,000

Participant Required Investment	$600,000	—	—

Award Shares/SSARs at Grant Date	4,615 Shares	3,846 Shares	19,231 SSARs

Dollar Value of Award at Vesting/Exercise (Assuming 8% Compounded Annual Stock Price Increase)	$755,827	$629,856	$649,280
Dollar Value of Award at Vesting/Exercise (Assuming 8% Compounded Annual Stock Price Decrease)	$476,299	$396,916	—

(1)	Dollar values of awards are used in this table for illustrative purposes only and are not intended as forecasts of future stock price performance. All values shown are before tax withholding.

(2)	PRSU values exclude dividend equivalents.

(3)

Participants may choose to hold their SSARs longer than the three-year vesting period (up to the full seven-year contractual term) and continue to participate in future stock price appreciation, if any.

2022 Equity Choice Program Awards

In the February 1, 2022 meeting, the Committee approved the 2022 ECP values awarded to each executive, including our NEOs (except for the CEO), with an effective grant date of May 4, 2022. In the case of Mr. Clyburn, the ECP value noted below was established upon his hire, with an effective grant date of May 4, 2022. The period of time between approval of ECP values and the actual grant date gives ECP participants time to make their irrevocable ECP elections and to arrange for the purchase of shares from the Company if PRSUs are elected. The Committee determined that the 2022 ECP grants would vest on April 4, 2025 (35 months from the grant date).

Similar to prior years, the actual amount of each ECP awarded to each NEO in 2022 was based on an evaluation of the individual NEO's performance, long-term potential, market factors and retention considerations, except as noted in the aforementioned paragraph for Mr. Clyburn, which was determined in connection with his hiring. The actual value of these awards will depend on future stock price performance.

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 COMPENSATION DISCUSSION AND ANALYSIS

The following table shows the ECP dollar award value approved by the Committee or Board for each NEO during 2022 and the percentage and adjusted dollar value after application of the adjustment factor of each type of award elected by each NEO.

		RSU Election		PRSU Election		SSAR Election
	2022 Unadjusted ECP Award	Percent Election	Adjusted Value	Percent Election	Adjusted Value	Percent Election	Adjusted Value

Frank K. Clyburn, Jr.	$2,700,000	50%	$1,350,000	—%	$—	50%	$1,350,000

Andreas Fibig (1)	$—	—%	$—	—%	$—	—%	$—

Glenn Richter	$1,100,000	—%	$—	—%	$—	100%	$1,100,000

Nicolas Mirzayantz	$1,156,250	—%	$—	100%	$1,387,500	—%	$—

Deborah Borg (2)	$—	—%	$—	—%	$—	—%	$—

Ralf Finzel (3)	$—	—%	$—	—%	$—	—%	$—

Francisco Fortanet	$452,530	—%	$—	100%	$543,036	—%	$—

(1)	Mr. Fibig did not receive 2022 ECP awards, as he departed from the Company, effective March 14, 2022.

(2)	Ms. Borg did not receive a 2022 ECP award, as she joined as our EVP, Chief Human Resources and DE&I Officer on August 29, 2022.

(3)	Mr. Finzel did not receive a 2022 ECP award, as he joined as our Global Operations Officer on November 1, 2022.

The actual equity award grants to each NEO, based on the above elections, are identified in the Grants of Plan-Based Awards Table. Information on prior ECP awards that were exercised or vested in 2022 can be found in the Options Exercised and Stock Vested Table.

Indirect Compensation

Deferred Compensation Plan

As part of our compensation program, we offer U.S.-based executives and other senior employees an opportunity to participate in our DCP. Pursuant to the terms of the DCP, we provide the same level of matching contributions to our executives that are available to other employees under our 401(k) savings plan. We also use the DCP to encourage executives to acquire shares of our common stock that are economically equivalent to ownership of our common stock but on a tax-deferred basis. We do this to encourage executives to be long-term owners of a significant equity stake in our Company and to enhance the alignment between the interests of executives and those of our shareholders.

Our costs in offering the DCP consist of the time-value of money costs, the cost of the matching contribution that supplements the 401(k) savings plan, administrative costs and a 25% premium for amounts deferred into the IFF Stock Fund in an executive's DCP account. The premium on amounts deferred into the IFF Stock Fund typically do not vest until approximately two years after the deferral is made, as the premium is contingent on the executive remaining employed by us (other than for retirement) for the full calendar year following the year when such deferral is made. If notional investments within the DCP increase in value, the amount of our payment obligation will increase. The time-value of money cost results from the delay in the time at which we can take tax deductions for compensation payable to a participating executive.

IFF  |  2023 PROXY STATEMENT  61

 COMPENSATION DISCUSSION AND ANALYSIS

In November 2022, the Committee approved changes to the design of the DCP for 2023. These changes are primarily focused on aligning with market practice to offer our executives and senior employees a competitive, market-driven DCP and simplifying the plan design to enhance the participant experience. In addition, beginning in 2023, the DCP will no longer include the 25% stock premium on contributions into the IFF Stock Fund.

Additional information about the DCP and supplemental matching contributions and premiums on cash deferrals into the IFF Stock fund under the DCP made for NEOs may be found below under "2022 Non-Qualified Deferred Compensation."

Severance Arrangements

Executive Severance Policy

The ESP provides severance and other benefits to executives, including NEOs, whose employment is terminated by the Company without cause or in the event of a termination by the executive for good reason in certain circumstances. This policy helps us in competing with other companies in recruiting and retaining qualified executives. When recruiting an executive from another company, the executive in most cases will seek contract terms that provide compensation if his or her employment is terminated in cases in which the executive has not engaged in misconduct. The level of severance pay under the ESP is based on a tier system and each executive's assigned tier is based on the executive's grade level. All of our NEOs are in Tier I. We believe that the ESP provides a level of severance pay and benefits that is competitive with our peer group companies.

The N&B Transaction constituted a change in control under the ESP. As such, in 2022, our NEOs who were employed by IFF at the time of the N&B transaction were eligible for heightened change in control severance benefits upon a qualifying termination.

A discussion of our ESP and the payments that each of our NEOs would have been eligible to receive had a covered termination occurred as of December 31, 2022 or, with respect to those NEOs who departed in 2022, the actual payments received, is set forth below under "Potential Payments upon Termination or Change in Control."

Mr. Fibig's Separation Arrangement

In recognition of Mr. Fibig's service to the Company and his willingness to remain with IFF until an appropriate successor was identified and to help ensure a smooth transition, it was determined that Mr. Fibig's departure would be treated as a qualifying event for purposes of the ESP.

In exchange for Mr. Fibig's general waiver and release of claims against the Company and his agreement to be subject to certain restrictive covenants, including confidentiality, non-competition, non-solicitation and non-disparagement, the Company agreed to provide Mr. Fibig with the following payments and benefits:

•	A severance payment equal to $9,360,000;

•	A prorated portion of his target AIP award paid in a lump-sum cash payment equal to $364,000;

•

For each performance segment that ended prior to his termination, a payment equal to the LTIP award payment he would have been entitled to receive for such performance segment had his termination not occurred;

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 COMPENSATION DISCUSSION AND ANALYSIS

•	For each performance segment in which his termination occurred, a payment equal to his prorated target LTIP award;

•	Vesting of his then-outstanding equity awards at target performance levels;

•	A payment equal to $15,000 constituting accrued and unused 2022 vacation days; and

•

Eligibility for him and eligible dependents to continue to participate in all medical and dental plans of the Company until the earlier of (i) 24 months following the separation, (ii) the date he commences eligibility for benefits under a new employer's plans, and (iii) the date he attained the age 65.

Mr. Fortanet's Separation Arrangement

Mr. Fortanet's termination was a qualifying event under the ESP. A detailed description of the payments and benefits received by Mr. Fortanet is set forth below under "Termination and Change in Control Arrangements."

Mr. Mirzayantz's Separation Arrangement

Mr. Mirzayantz's termination was a qualifying event under the ESP. In addition, pursuant to the enhanced contractual terms of his equity award agreements that were put in place for retention during the merger integration period, Mr. Mirzayantz's awards granted pursuant to the 2022-2024 LTIP Cycle fully vested and will be paid based on actual performance on the original vesting date, and his awards granted pursuant to the 2022 ECP will be fully vested and issued on the original vesting date. A detailed description of the payments and benefits received by Mr. Mirzayantz is set forth below under "Termination and Change in Control Arrangements."

Additional Benefits

Perquisite Program

The Committee reviews our perquisite program on a bi-annual basis with its independent compensation consultant. Based on its last review, the Committee determined that the total value of our perquisite program is within the range of market practice. Additional details concerning perquisites are included in the footnotes to the All Other Compensation Table.

Under the perquisite program, our NEOs participate in our health and welfare benefits that are generally available to all employees, including group medical insurance, group life insurance and group long-term disability insurance. In addition, each NEO is generally eligible to receive certain benefits including a company car or allowance, annual physical exam and is provided with an annual perquisite allowance of $15,000 to be used for legal, estate planning, financial planning and tax preparation assistance and/or health and fitness.

We may provide additional or modified perquisites to our NEOs. Pursuant to the terms of Mr. Clyburn's letter agreement with the Company, dated January 18, 2022, Mr. Clyburn is provided an annual perquisite allowance of up to $20,000 and an annual car allowance of $25,000.

In August 2022, the Committee reviewed the Executive Leadership Team Car Policy. According to the current Executive Leadership Team Car Policy, Executive Leadership Team members are eligible to receive a Company-purchased car every three years. Effective in 2022, once the existing Company-purchased vehicle three-year cycles expire, the Executive Leadership Team will receive an annual car allowance no greater than $20,000 in lieu of the Company-purchased vehicle.

IFF  |  2023 PROXY STATEMENT  63

 COMPENSATION DISCUSSION AND ANALYSIS

Expatriate Assignment Benefits

Pursuant to our Global Mobility Program, under limited circumstances we provide certain perquisites to executives who move from their home countries on assignment. In addition to the perquisites described above, Mr. Fortanet served as an expatriate from the United States and worked in the Netherlands, and received certain benefits, including a housing allowance, tax equalization, relocation benefits and tax preparation services in connection with his assignment.

Executive Death Benefit Plan

Our Executive Death Benefit Plan provides participants, including each of the NEOs, with a pre-retirement death benefit equal to twice the participant's annual base salary less $50,000 (the death benefit provided by our basic group term life insurance plan).

Compensation Setting Process

Roles and Responsibilities

Human Capital & Compensation Committee

The Committee is responsible for overseeing the determination, implementation and administration of executive compensation (including equity awards, benefits and perquisites). The Committee recommends CEO compensation to the independent directors of the Board for their approval and approves the compensation of all other NEOs.

Compensation Consultant

FW Cook is engaged as the Committee's independent compensation consultant. Since August 2015, FW Cook has worked with the Committee to provide it with analyses, advice, guidance and recommendations on executive compensation levels versus peers, market trends and incentive plan designs. FW Cook is engaged exclusively by the Committee on executive and non-employee director compensation matters and does not have other consulting arrangements with us. The Committee considers the independence of FW Cook on an annual basis, and in 2022 it determined FW Cook was independent and had no conflicts of interest.

Management

Our CEO evaluates individual performance and, with input from the Committee's independent compensation consultant, the CEO and EVP, Chief Human Resources and DE&I Officer evaluate the competitive pay positioning for senior management members that report directly to the CEO, including our NEOs, and make recommendations to the Committee concerning each such executive's target compensation. Our CEO follows the same process with regard to the target compensation for our EVP, Chief Human Resources and DE&I Officer, without her input, and the Committee follows the same process with regard to the target compensation for our CEO, without his input.

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 COMPENSATION DISCUSSION AND ANALYSIS

Shareholder Advisory Vote

As part of its compensation setting process, the Committee also considers the results of the prior year's shareholder advisory vote on our executive compensation. The Committee believes these voting results provide useful insight as to whether shareholders agree that the Committee is achieving its goal of designing and administering an executive compensation program that promotes the best interests of our Company and our shareholders by providing its executives with appropriate compensation and meaningful incentives to deliver strong financial performance and increase shareholder value. As part of its 2022 compensation setting process, the Committee reviewed the results of the 2021 shareholder advisory vote, in which 91.7% of the votes cast were voted in favor of our executive compensation program.

Peer Group and Benchmarking

On an annual basis, the Committee reviews and approves the compensation of our NEOs. We use a global job level structure for our NEOs, with compensation ranges for each job level. Our NEOs are placed in a particular job level based on internal factors (including scope of responsibilities and job complexity) and an external market evaluation. The external market evaluation is based on published third-party general survey information and a review of similar positions within our selected peer groups described below. This process is referred to as "market benchmarking."

Market Benchmarking

The Committee reviews its external market benchmarking and peer group data annually. The Committee's goals are to position (1) target total cash compensation and (2) target total direct compensation (salary, annual incentive compensation and long-term incentive compensation) to fall within the median range of relevant market benchmarks. This philosophy reflects the Committee's goal to attract and retain top executive talent, and to maintain a strong pay-for-performance culture, whereby above-market performance is required to achieve above-median pay outcomes.

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 COMPENSATION DISCUSSION AND ANALYSIS

In August 2021, the Committee reviewed with its independent compensation consultant the peer group used for 2021 compensation decisions and decided to use the same peer group for 2022 compensation decisions. Information about this peer group is set forth below.

Selected Peer Group	Selection Criteria

➣     U.S. publicly traded companies of comparable size with a focus on consumer products (generally based on revenue of 0.4x to 2.5x and market capitalization of 0.33x to 3x compared to our Company's estimated revenue and market capitalization following the N&B Transaction)

➣     Strong in-house R&D activities

➣     Global scope with significant international presence (international operations generally accounting for at least 25% of total revenues)

➣     Growth orientation, with positive revenue growth over the three years prior to the review and selection of the peer group

Component Companies

➣     Archer-Daniels Midland Company

➣     Ball Corporation

➣     Bausch Health Companies Inc.

➣     Celanese Corporation

➣     Church & Dwight Co., Inc.

➣     The Clorox Company

➣     Colgate-Palmolive Company

➣     Constellation Brands, Inc.

➣     Eastman Chemical Company

➣     Ecolab Inc.

➣     The Estee Lauder Companies Inc.

➣     General Mills, Inc.

➣     The Hershey Company

➣     Ingredion Incorporated

➣     Kellogg Company

➣     Keurig Dr Pepper Inc.

➣     Kimberly-Clark Corporation

➣     McCormick & Company, Inc.

➣     Mondelez International, Inc.

➣     Zoetis Inc.

	Position in Group	➣ Near median for revenue and market capitalization (based on our Company's estimated revenue and market capitalization following the N&B Transaction)

In August 2022, the Committee again reviewed the peer group with its independent compensation consultant for the purposes of the 2023 target compensation setting process. As a result of this review, the Committee approved the following changes to the peer group for purposes of the 2023 target compensation setting process: (1) Kellogg Company was removed from the peer group as it had announced its intent to split into three separate companies and (2) each of Corteva, Inc., Catalent, Inc. and Viatris Inc. were added to the peer group. These additions to the peer group are intended to increase the representation of R&D-focused companies within the peer group to further support IFF's competitiveness in the R&D space and to reflect evolving business model and commercial focus.

66  IFF  |  2023 PROXY STATEMENT

 COMPENSATION DISCUSSION AND ANALYSIS

The Committee's independent compensation consultant provides the 25th percentile, median and 75th percentile "market reference" data for each executive position based on the average of the two relevant compensation benchmarks, as further explained below. This data is used to analyze the external competitiveness of each NEO's base salary, target total cash compensation and target total direct compensation. This analysis is reviewed with the Committee and, in the case of the compensation of NEOs other than the CEO, with the CEO as well. In determining target total direct compensation for each executive in 2022, the Committee considered the consultant's market reference analysis. In addition, the Committee considered a number of other important factors, including each executive's:

•	individual experience and performance;

•	scope of responsibilities;

•	relative responsibilities compared with other senior Company executives;

•	contribution relative to overall Company performance;

•	compensation relative to his or her peers within the organization; and

•	long-term potential.

The Committee uses the market reference range in order to establish a starting point for the compensation levels that the Committee believes would provide our NEOs with competitive compensation. The actual target total direct compensation approved by the Committee may be above or below the market reference range based on the Committee's review of market compensation levels, its desire to create internal pay equity among our executives and the individual factors set forth above.

For 2022, the Committee adopted a new compensation strategy under which total direct compensation for our NEOs is targeted to be within the median range of market practice. In determining 2022 increases and target total direct compensation (comprised of salary, target annual incentive compensation and target long-term incentive compensation) levels, the Committee considered the median compensation strategy, executive performance, experience and skill, market data for comparable roles, and other factors, including internal parity and criticality to retain and motivate key executives to continue to successfully execute our annual and longer-term objectives. For 2022, the CEO's LTIP award was delivered 100% in stock and allocated 60% to performance-based LTIP awards and 40% to time-based ECP awards. For the other NEOs, LTIP award values were allocated 50% to performance-based LTIP stock and cash awards and 50% to time-based ECP.

Clawback Policy

All compensation under our 2015 Stock Award and Incentive Plan and our 2021 Stock Award and Incentive Plan, including AIP, LTIP, ECP and other cash and equity awards, as well as payments made under our ESP, is subject to clawback. It is IFF's intent to review the policy and align with new SEC and stock exchange requirements.

The triggers for recovery of compensation under our compensation recoupment and clawback policies include:

•	accounting restatements;

•	financial misstatements (without regard to fault);

•	an employee's willful misconduct;

IFF  |  2023 PROXY STATEMENT  67

 COMPENSATION DISCUSSION AND ANALYSIS

•	violation of a Company policy that is materially detrimental to our Company; and

•	an employee's violation of non-competition, non-solicitation, confidentiality or similar covenants.

Tax Deductibility

Prior to the effectiveness of the Tax Cuts and Jobs Act of 2017 (the "Tax Act"), Section 162(m) of the Internal Revenue Code ("Section 162(m)") imposed an annual deduction limit of $1 million on the amount of compensation paid to both the chief executive officer and certain other named executive officers. The deduction limit did not apply to performance-based compensation satisfying the requirements of Section 162(m). Effective in fiscal year 2018, the Tax Act eliminated the Section 162(m) provisions exempting performance-based compensation from the $1 million deduction limit. While the Committee will continue to take into account the tax and accounting implications (including with respect to the expected lack of deductibility under the revised Section 162(m)) when making compensation decisions, it reserves the right to make compensation decisions based on other factors if the Committee determines it is in its best interests to do so.

Non-GAAP Reconciliation

This CD&A includes the following non-GAAP financial measures: currency neutral sales, adjusted operating EBITDA and adjusted earnings per share. Please see Exhibit A of this proxy statement for a reconciliation of adjusted operating EBITDA and adjusted earnings per share. Currency neutral sales is calculated by translating current year invoiced sale amounts at the exchange rates used for the corresponding prior year period.

Human Capital & Compensation Committee Report

The Human Capital & Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on those reviews and discussions, the Human Capital & Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Human Capital & Compensation

Committee

Roger W. Ferguson, Jr. (Chair)

Michael Ducker

Christina Gold

Ilene Gordon

68  IFF  |  2023 PROXY STATEMENT

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (known as the "Dodd-Frank Act") requires us to provide our shareholders with the opportunity to approve, on a nonbinding, advisory basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC, often referred to as "Say on Pay".

The core of our executive compensation philosophy is that our executives' compensation should be linked to achievement of financial and operating performance metrics that build shareholder value over both the short- and long-term. We have designed our compensation program to focus on elements that we believe will contribute to these shareholder value drivers. As such, our compensation program:

•	includes a significant equity component;

•	is variable and tied to multiple value-creating performance metrics;

•	reflects each executive's position, role, responsibility and experience; and

•	rewards individual performance and contributions toward our financial performance objectives.

In 2022, 93.3% of the votes cast on our Say on Pay proposal relating to 2021 executive compensation voted for the proposal. In deciding how to cast your vote on this proposal, the Board requests that you consider the structure of the Company's executive compensation program, which is more fully discussed in this proxy statement under the heading "Compensation Discussion and Analysis."

This vote is non-binding; however, we value the opinions of our shareholders and accordingly the Board and the Human Capital & Compensation Committee will consider the outcome of this advisory vote in connection with future executive compensation decisions.

For reasons set forth above, the Board recommends that you vote for the compensation paid to the NEOs in 2022.

Accordingly, we will ask our shareholders to vote on the following resolution at the 2023 Annual Meeting:

"RESOLVED, that, the compensation paid to the Company's NEOs in 2022, as disclosed in this proxy statement for our 2023 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and related narrative disclosure, is hereby approved."

√ YOUR BOARD RECOMMENDS A VOTE "FOR" THE COMPENSATION PAID TO OUR NEOS IN 2022

IFF  |  2023 PROXY STATEMENT  69

The Dodd-Frank Act requires us to provide our shareholders with the opportunity to vote, on an advisory, non-binding basis, for their preference as to whether votes on the compensation of our NEOs should occur every one, two or three years.

At our 2017 annual meeting, our shareholders voted to hold an annual advisory vote on our executive compensation program. Accordingly, we have submitted Say on Pay proposals on the compensation of our NEOs at every subsequent annual meeting.

We are required to hold a vote on the frequency of Say on Pay proposals every six years. As a result, we are again asking you to vote on whether you would prefer an advisory vote every one, two or three years or you may abstain.

After careful consideration, our Board recommends that we continue to conduct an annual advisory vote on executive compensation.

When voting on this proposal, you may indicate whether you would prefer an advisory vote every one, two or three years, or you may abstain from voting.

If a majority of the votes cast do not favor one of the three frequencies, the frequency that receives the most votes will be considered to be the frequency favored by shareholders.

√ YOUR BOARD RECOMMENDS A VOTE FOR AN ANNUAL ADVISORY VOTE ON EXECUTIVE COMPENSATION

70  IFF  |  2023 PROXY STATEMENT

Summary Compensation Table

The following table sets forth the compensation for:

•	our CEO in 2022;

•	our former CEO;

•	our current CFO;

•	our three other most highly compensated executive officers who were serving as executive officers as of December 31, 2022; and

•	our former EVP, Global Operations Officer.

We refer to the executive officers included in the Summary Compensation Table as our NEOs. A detailed description of the plans and programs under which our NEOs received the following compensation can be found in this proxy statement under the heading "Compensation Discussion and Analysis."

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($) (3)(4)(5)	SSARs (6)	Non-Equity Incentive Plan Compensation ($)(7)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(8)	All Other Compensation ($)(9)	Total ($)

Frank K. Clyburn, Jr.	2022	1,147,500		13,268,951	3,242,154	1,405,950		207,099	19,271,654

CEO

Andreas Fibig	2022	270,833						11,529,204	11,800,037

Former Chair and CEO	2021	1,300,000		5,723,445		2,315,150		428,786	9,767,380

	2020	1,300,000		5,031,869		907,773		491,505	7,731,147

Glenn Richter	2022	750,000		528,066	1,745,367	486,675		81,022	3,591,130

EVP, CFO	2021	197,260		4,961,170		215,886		7,918	5,382,234

Nicolas Mirzayantz	2022	715,000		3,856,349			—	3,547,259	8,118,608

President, Nourish	2021	662,870		1,422,287		707,333	15,624	131,965	2,940,079

	2020	621,000		919,764		526,814	331,528	150,388	2,549,494

Deborah Borg	2022	215,545	550,000	6,383,847		108,027		51,439	7,308,857

EVP, Chief Human Resources and DE&I Officer

Ralf Finzel	2022	95,833	550,000	2,153,615				24,208	2,823,656

EVP, Global Operations Officer

Francisco Fortanet	2022	477,000		760,255			—	3,766,508	5,003,763

Former EVP, Global Operations Officer	2021	475,560		1,112,400		403,227	—	280,960	2,272,147

IFF  |  2023 PROXY STATEMENT  71

 EXECUTIVE COMPENSATION

(1)

The 2022 amounts in this column include (i) the following amounts deferred under the DCP: Mr. Mirzayantz — $71,500 and (ii) the following amounts deferred under the Retirement Investment Fund Plan (401(k)): Mr. Clyburn — $27,000; Mr. Fibig — $27,000; Mr. Richter — $27,000; Mr. Mirzayantz — $27,000; Ms. Borg — $20,500; Mr. Finzel — $2,875; and Mr. Fortanet — $27,000.

(2)	The amounts in this column represent sign-on bonus awards for Ms. Borg and Mr. Finzel in connection with their hire in 2022, as discussed in the Offer Letters or Employment Arrangements section.

(3)

The amounts in the Stock Awards column represent the aggregate grant date fair value of all equity awards granted during each respective fiscal year calculated in accordance with FASB ASC Topic 718, including the portion of the 2022-2024 LTIP cycle awards that will be payable in our common stock if the performance conditions are satisfied. Details on and assumptions used in calculating the grant date fair value of RSUs may be found in Note 13 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The grant date fair value of LTIP equity incentive compensation is calculated based on the closing market price of a share of our common stock on the date of grant, with an adjustment to reflect the fact that such awards do not participate in dividend rights. The grant date fair value attributable to the 2022-2024 LTIP cycle awards is based on the probable outcome of the performance conditions. The maximum level of payout for the equity portion of the 2022-2024 LTIP is as follows: (i) Mr. Clyburn: $7,368,348; (ii) Mr. Richter: $1,056,132; (iii) Mr. Mirzayantz: $1,110,056; (iv) Ms. Borg: $434,586; and (v) Mr. Fortanet: $434,468.

(4)

The grant date fair value attributable to PRSUs included in the Stock Awards column pertains to the value of the matching portion of the award, which is calculated based on the closing market price of a share of our common stock on the date of grant (May 4, 2022). Not reflected in this column is the value of shares delivered or cash paid by NEOs to purchase shares in fiscal year 2022 for the participant's portion of the PRSUs award. As discussed in the Compensation Discussion and Analysis, participants in our ECP are permitted to satisfy the purchase price of PRSUs by tendering shares of our common stock or paying cash. The number of shares purchased or tendered by each NEO in fiscal year 2022, in each case at a price per share equal to the closing stock price on the date of grant, corresponds to the amount shown in the Grants of Plan-Based Awards Table for PRSUs.

(5)

With respect to Messrs. Clyburn and Mirzayantz, the amounts in the Stock Awards column include the PSU awards granted on March 1, 2022 and February 1, 2022, respectively. The grant date fair value is calculated based upon the probable outcome of the performance conditions in accordance with FASB ASC Topic 718. The grant date fair value of the PSU awards is calculated assuming all performance conditions have been met and the respective grant prices, with an adjustment to reflect the fact that such awards do not participate in dividend rights.

(6)

The grant date fair value attributable to the SSARs is calculated in accordance with FASB ASC Topic 718 and based on the Binomial Option-Pricing Model that uses a range of assumptions related to volatility, risk-free interest rate, expected maturity and dividend yield. Further information on SSARs may be found in Note 13 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

(7)

The 2022 amounts in this column include amounts earned under the 2022 AIP. Amounts earned under the 2022 AIP can be found in the "2022 Individual AIP Payouts" table in the Compensation Discussion and Analysis.

72  IFF  |  2023 PROXY STATEMENT

 EXECUTIVE COMPENSATION

(8)

The amounts in this column represent the aggregate change in the actuarial present value of each NEO's accumulated benefit under our U.S. Pension Plan (our qualified defined benefit plan) and our Supplemental Retirement Plan (our non-qualified defined benefit plan). If the change in the actuarial present value is negative indicating a decrease in the value, the amount shown in this column is zero as was the case in 2022 for Mr. Mirzayantz (decrease of $569,091) and Mr. Fortanet (decrease of $186,335). The value for Mr. Mirzayantz for calendar year 2021 was previously misreported as $328,530 and has been corrected to the actual amount of $15,624. This correction also resulted in a decrease to the Total Compensation for 2021 to be $2,940,079 versus what was previously reported of $3,252,985. The value for Mr. Fortanet for calendar year 2021 was previously misreported as $57,020 and has been corrected to the actual amount of $0, as the change in pension value was a decrease of $12,012. This correction also resulted in a decrease to the Total Compensation for 2021 to be $2,272,147 versus what was previously reported of $2,329,167.    Earnings in the interest bearing account in the DCP were not above-market, and earnings in other investment choices under the DCP were not preferential, and therefore are not included.

(9)	Details of the 2022 amounts set forth in this column are included in the All Other Compensation Table below.

2022 All Other Compensation

	Dividends on Stock Awards ($)(1)	Company Contributions to Savings and Defined Contribution Plans ($)(2)	Auto ($)(3)	Financial/ Estate Planning, Tax Preparation and Legal Services ($)(4)	Executive Death Benefit Program ($)(5)	Matching Charitable Contributions ($)	Relocation Expenses ($)(6)	Expatriate Benefits ($)(7)	Severance ($)(8)	Other ($)(9)	Total ($)
Frank K. Clyburn, Jr.		21,350	23,330	29,137			131,792			1,490	207,099
Andreas Fibig	86,966	37,833		30,000					11,357,884	16,521	11,529,204
Glenn Richter		21,350	21,672	25,000		10,000				3,000	81,022
Nicolas Mirzayantz	54,918	62,377	10,257	10,000	17,592	2,325			3,379,750	10,040	3,547,259
Deborah Borg		12,327	6,667	15,000			16,345			1,100	51,439
Ralf Finzel		5,031	3,333				15,844				24,208
Francisco Fortanet	42,696	15,750	16,104	10,000	10,624		63,233	1,448,056	2,155,197	4,848	3,766,508

(1)	The amounts in this column represent dividend equivalents paid during 2022 on shares of PRSUs.

(2)

The amounts in this column represent: (i) matching amounts paid under our Retirement Investment Fund Plan (401(k)); (ii) amounts matched or set aside by our Company under our DCP (which are matching contributions that would otherwise be made under our 401(k) plan but for limitations under U.S. tax law); (iii) the dollar value of premium shares credited to the accounts of participants in the DCP who elect to defer their cash compensation into the IFF Stock Fund. The premium shares may be forfeited if the executive does not remain employed by our Company for the full calendar year following the year during which such shares are credited. Dividend equivalents are credited on shares (including premium shares) held in accounts of participants who defer into the IFF Stock Fund. Dividend equivalents are included in the Aggregate Earnings in Last Fiscal Year column of the Non-Qualified Deferred Compensation Table and are not included in the amounts represented in this column..

IFF  |  2023 PROXY STATEMENT  73

 EXECUTIVE COMPENSATION

(3)

With respect to Mr. Mirzayantz, the amounts in this column represent the personal use of automobiles provided by our Company. The value of such use was determined by using standard IRS vehicle value tables and multiplying that value by the percent of personal use. The value of fuel was determined by multiplying the overall fuel cost by the percent of personal use. In both cases personal use percentages were determined on a mileage basis. With respect to Mr. Clyburn, Mr. Richter, Ms. Borg, Mr. Finzel and Mr. Fortanet, the amounts in this column represent the auto allowances provided by our Company in lieu of a Company-provided vehicle. Amounts reported also include the cost for fuel reimbursements.

(4)	The amounts in this column represent, for each of our named executive officers, costs for financial planning and estate planning.

(5)

The amounts in this column represent costs for the corporate-owned life insurance coverage we have purchased to offset liabilities that may be incurred under our Executive Death Benefit Program. No participant in this program has or will have any direct interest in the cash surrender value of the underlying insurance policy.

(6)

The amounts reported reflect the expenses for benefits provided pursuant to IFF's Mobility Program as a result of the 2022 hires for Messrs. Clyburn and Finzel and Ms. Borg and include Temporary Living, Home Finding, Home Leave and Renter's Assistance. For Mr. Fortanet, the amount reported reflect the expenses for benefits provided pursuant to IFF's Mobility Program as a result of his repatriation to the U.S. and include Household Goods Shipment and Temporary Living.

(7)

The amounts in this column include certain benefits related to Mr. Fortanet's status as an expatriate, including net tax equalization payments ($627,974), housing allowance ($22,297), goods and services allowance ($2,991), Netherlands auto allowance ($21,835), global home leave airfare ($2,157) and tax preparation assistance ($1,500). The amount disclosed in respect of tax equalization is an estimated amount. Any final tax equalization between the company and Mr. Fortanet in relation to 2022 would be determined in 2023 at the time the 2022 tax return is prepared.

(8)

The amounts in this column represent the severance amounts paid to each of Messrs. Fibig, Mirzayantz and Fortanet under our ESP in connection with their departures. With respect to Mr. Fibig, this amount includes: (i) a cash severance payment of $9,360,000, paid in a lump sum; (ii) the prorated portion of his target 2022 AIP award of $364,000, paid in a lump sum; (iii) in respect of the 2020-2022 LTIP Cycle, the target cash portion of his target LTIP award for the completed LTIP segment and the prorated cash portion of his target LTIP award for the LTIP segment in progress at a value of $870,191, paid in a lump sum; (iv) in respect of the 2021-2023 LTIP cycle, the target cash portion of his target LTIP award for the completed LTIP segment and the prorated cash portion of his target LTIP award for the LTIP segment in progress at a value of $748,693, paid in a lump sum; and (v) vacation payment of $15,000, paid in a lump sum, constituting accrued and unused 2022 vacation days. With respect to Mr. Mirzayantz, this amount includes: (i) a cash severance payment of $2,717,000, paid in a lump sum in 2023; (ii) his target 2022 AIP award of $643,500, paid in a lump sum in 2023; and (iii) vacation payment of $19,250, paid in a lump sum in 2023, constituting accrued and unused 2022 vacation days. With respect to Mr. Fortanet, this amount includes: (i) a severance payment of $1,713,600, paid in a lump sum; (ii) the prorated portion of his target 2022 AIP award of $337,335, paid in a lump sum in 2023; and (iii) in respect of the 2020-2022 LTIP Cycle the prorated cash portion of his target LTIP award for the LTIP segment in progress at a value of $104,262, paid in a lump sum in 2023.

(9)

The amounts in this column represent, for each of our executives (i) health club membership and (ii) annual physical examination. For Mr. Fibig, the amounts in this column also represent continuation of medical and dental coverage of $16,521 provided in connection with his departure pursuant to the ESP.

74  IFF  |  2023 PROXY STATEMENT

 EXECUTIVE COMPENSATION

Offer Letters or Employment Arrangements

Mr. Clyburn

Pursuant to the terms of letter agreement dated January 18, 2022 between our Company and Mr. Clyburn, Mr. Clyburn became our CEO effective February 14, 2022.

Under this agreement, Mr. Clyburn's employment is on an at-will basis until terminated by either party. Mr. Clyburn is entitled to the following compensation under the agreement:

•	A target AIP bonus of 150% of his base salary;

•	For 2022, an LTI target of $6,750,000 and a maximum of up to 200% of the LTIP target;

•	Participation in the ECP program; and

•

One-time equity grants with an aggregate cash value, as of the grant date, of $10,200,000 as a replacement for the awards forfeited upon his termination from his prior employer. These one-time equity grants were comprised of the following:

○	Performance Share Units with a grant date value equal to $5,250,000, wholly linked to the Company's relative TSR vs S&P 500 over the 1, 2 and 3 year performance periods

○	Stock-Settled Appreciation Rights with a grant date value equal to $1,100,000

○	Restricted Stock Units with a grant date fair value equal to $3,000,000

○	Restricted Deferred Stock Units with a grant date value equal to $850,000.

Mr. Clyburn's salary will be reviewed by the Board periodically and may be increased, but not decreased. The letter agreement provides for non-competition, non-solicitation, non-disclosure and cooperation covenants.

Mr. Richter

Pursuant to the terms of an offer letter dated September 15, 2021 between our Company and Mr. Richter, Mr. Richter became our CFO effective September 27, 2021.

Under this offer letter, Mr. Richter's employment is on an at-will basis until terminated by either party. Mr. Richter is entitled to the following compensation under the offer letter:

•	A target AIP bonus of 90% of his base salary;

•	For 2022, an LTI target of $2,200,000 and a maximum of up to 200% of the LTIP target;

•	Participation in the ECP program; and

•	A one-time equity grant with an aggregate cash value, as of the grant date, of $5,000,000.

Mr. Richter's one-time RSU award agreement grants him certain rights upon termination of his employment. These rights are described in this proxy statement under the heading "Termination of Employment and Change in Control Arrangements — Other Separation Arrangements." Mr. Richter's salary will be reviewed, determined and approved on an annual basis by our Human Capital & Compensation Committee.

IFF  |  2023 PROXY STATEMENT  75

 EXECUTIVE COMPENSATION

Mr. Fibig

Pursuant to the terms of a letter agreement dated May 26, 2014 between our Company and Mr. Fibig, Mr. Fibig became our CEO effective September 1, 2014 and Chairman of the Board as of December 1, 2014.

Under this agreement, Mr. Fibig's employment was on an at-will basis until terminated by either party. Mr. Fibig was entitled to the following compensation under the agreement:

•	A target AIP bonus of 120% of his base salary and a potential maximum annual bonus of 240% of his base salary;

•	An LTI target of $2,000,000 and a maximum of up to 200% of the LTIP target; and

•	Participation in the ECP program.

Mr. Fibig's salary was to be reviewed by the Board periodically and may have been increased, but not decreased. The letter agreement provided for non-competition, non-solicitation, non-disclosure, cooperation and non-disparagement covenants.

Mr. Fibig ceased serving as CEO and as a director and Chair of the Board as of February 14, 2022 and departed the company on March 14, 2022. Pursuant to the terms of a separation agreement and general release, dated March 14, 2022, between our Company and Mr. Fibig, Mr. Fibig's departure following the appointment of a successor CEO was treated as a qualifying event for purposes of the ESP and, in addition, all of his then outstanding unvested equity awards vested in full at target performance levels. These rights are described in this proxy statement under the heading "Termination of Employment and Change in Control Arrangements — Other Separation Arrangements."

Mr. Mirzayantz

Pursuant to the terms of an offer letter dated August 4, 2021 between our Company and Mr. Mirzayantz, Mr. Mirzayantz became our President, Nourish effective September 1, 2021.

Under this offer letter, Mr. Mirzayantz's employment was on an at-will basis until terminated by either party. Mr. Mirzayantz was entitled to the following compensation under the offer letter:

•	A target AIP bonus of 90% of his base salary;

•	For 2022, an LTI target of $2,100,000 and a maximum of up to 200% of the LTIP target; and

•	Participation in the ECP program.

Mr. Mirzayantz's salary was to be reviewed, determined and approved on an annual basis by our Human Capital & Compensation Committee.

Ms. Borg

Pursuant to the terms of an offer letter dated July 4, 2022 between our Company and Ms. Borg, Ms. Borg became our EVP, Chief Human Resources and DE&I Officer effective August 29, 2022.

76  IFF  |  2023 PROXY STATEMENT

 EXECUTIVE COMPENSATION

Under this offer letter, Ms. Borg's employment is on an at-will basis until terminated by either party. Ms. Borg is entitled to the following compensation under the offer letter:

•	A target AIP bonus of 70% of her base salary;

•	For 2022, an LTI target of $1,000,000 and a maximum of up to 200% of the LTIP target;

•	Participation in the ECP program;

•	One-time equity grants with an aggregate cash value, as of the grant date, of $6,000,000 for the reasons noted below. These one-time equity grants were comprised of the following:

○	Restricted Stock Units with a grant date fair value equal to $5,000,000 as a replacement for the awards forfeited upon her termination from her prior employer

○	Restricted Stock Units with a grant date value equal to $1,000,000 as an inducement award to join the Company

•	One-time cash award of $550,000 as a replacement for the awards forfeited upon her termination from her prior employer.

Ms. Borg's one-time RSU award agreements grants her certain rights upon termination of her employment. These rights are described in this proxy statement under the heading "Termination of Employment and Change in Control Arrangements — Other Separation Arrangements." Ms. Borg's salary will be reviewed, determined and approved on an annual basis by our Human Capital & Compensation Committee.

Mr. Finzel

Pursuant to the terms of an offer letter dated September 30, 2022 between our Company and Mr. Finzel, Mr. Finzel became our EVP, Global Operations Officer effective November 1, 2022.

Under this offer letter, Mr. Finzel's employment is on an at-will basis until terminated by either party. Mr. Finzel is entitled to the following compensation under the offer letter:

•	A target AIP bonus of 70% of his base salary;

•	For 2023, an LTI target of $750,000 and a maximum of up to 200% of the LTIP target;

•	Participation in the ECP program;

•	One-time equity grant with an aggregate cash value, as of the grant date, of $2,300,000 as a replacement for the awards forfeited upon his termination from his prior employer; and

•	One-time cash award of $550,000 as a replacement for awards forfeited upon his termination from his prior employer.

Mr. Finzel's salary will be reviewed, determined and approved on an annual basis by our Human Capital & Compensation Committee.

Other NEOs

The compensation of our other NEOs is approved by the Human Capital & Compensation Committee and is generally determined by the terms of the various compensation plans in which they are participants and which are described in this proxy statement more fully above in the Compensation Discussion and Analysis, in the narrative following the Grants of Plan-Based Awards Table and under the heading "Termination of Employment and Change in Control Arrangements." In addition, their salary is reviewed, determined and approved on an annual basis by our Human Capital & Compensation Committee. Executives also may be entitled to certain compensation arrangements provided or negotiated in connection with their commencement of employment with our Company, or as required by local law.

IFF  |  2023 PROXY STATEMENT  77

 EXECUTIVE COMPENSATION

2022 Grants of Plan-Based Awards

The following table provides information regarding grants of plan-based awards to our NEOs during 2022. The amounts reported in the table under "Estimated Future Payouts under Non-Equity Incentive Plan Awards" and "Estimated Future Payouts under Equity Incentive Plan Awards" represent the threshold, target and maximum awards under our AIP and LTIP programs, respectively.

For a further understanding of the performance conditions applicable to the AIP and LTIP awards, the percentage of each award that was actually achieved for 2022 based on satisfaction of such conditions, and the amount earned in 2022 by each NEO under the 2022 AIP and the 2022-2024 LTIP cycle, please review the discussion under "Annual Incentive Plan" in the Compensation Discussion and Analysis above and the discussion under "Long-Term Incentive Plan" that immediately follows this table.

Name	Type of Award (1)	Grant Date (2)	Date of Compensation Committee / Board Approval	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (3)			Estimated Future Payouts Under Equity Incentive Plan Awards (4) (5)			All Other Stock Awards: Number of Shares of Stock or Units (#) (6)	All other SSARs: Number of securities underlying SSARs (#) (7)	Exercise or base price of SSARs ($/ share)	Grant Date Fair Value of Stock Awards and SSARs ($) (8)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Frank K. Clyburn, Jr.	AIP	2/14/2022	2/1/2022	487,500	1,950,000	3,900,000
	2022 LTIP	2/28/2022	2/28/2022				7,532	30,129	60,258				3,684,174
	DSU	3/1/2022	2/1/2022							6,619			747,087
	RSU	3/1/2022	2/1/2022							23,363			2,781,365
	SSAR	3/1/2022	2/1/2022								29,613	128.41	1,100,123
	PSU	3/1/2022	2/1/2002				10,221	40,885	81,770				4,804,596
	RSU	5/4/2022	2/1/2022							10,673			1,251,729
	SSAR	5/4/2022	2/1/2022								53,364	126.49	2,142,031

Andreas Fibig	AIP	2/1/2022	2/1/2022	455,000	1,820,000	3,640,000

Glenn Richter	AIP	2/1/2022	2/1/2022	168,750	675,000	1,350,000
	2022 LTIP	2/28/2022	2/28/2022	137,500	550,000	1,100,000	945	3,780	7,560				528,066
	SSAR	5/4/2022	2/1/2022	—		—					43,482	126.49	1,745,367

Nicolas Mirzayantz	AIP	2/1/2022	2/1/2022	160,875	643,500	1,287,000
	PSU	2/1/2022	1/18/2022				3,436	13,744	27,488				1,913,852
	2022 LTIP	2/28/2022	2/28/2022	144,531	578,125	1,156,250	993	3,973	7,946				555,028
	PRSU	5/4/2022	2/1/2022							10,969			1,387,469

Deborah Borg	AIP	8/29/2022	8/2/2022	37,457	149,829	299,658
	2022 LTIP	8/29/2022	8/2/2022	62,500	250,000	500,000	512	2,048	4,096				217,293
	RSU	9/1/2022	8/2/2022							4,602			464,572
	RSU	9/1/2022	8/2/2022							9,205			950,350
	RSU	9/1/2022	8/2/2022							46,024			4,751,633

Ralf Finzel	RSU	12/1/2022	9/30/2022							21,548			2,153,615

Francisco Fortanet	AIP	2/1/2022	2/1/2022	88,200	352,800	705,600
	2022 LTIP	2/28/2022	2/28/2022	56,566	226,265	452,530	389	1,555	3,110				217,234
	PRSU	5/4/2022	2/1/2022	—		—				4,293			543,022

(1)	AIP = 2022 AIP

2022 LTIP = 2022-2024 Long-Term Incentive Plan Cycle

PRSU = Purchased Restricted Stock Unit

PSU = Performance Share Unit

RSU = Restricted Stock Unit

SSAR = Stock-Settled Appreciation Right

DSU = Deferred Stock Unit

78  IFF  |  2023 PROXY STATEMENT

 EXECUTIVE COMPENSATION

(2)	All equity, AIP and LTIP grants were made under our 2021 SAIP. The material terms of these awards are described in this proxy statement under the heading "Compensation Discussion and Analysis."

(3)

AIP amounts in this column are the threshold, target and maximum dollar values under our 2022 AIP. 2022 LTIP amounts in this column are the threshold, target and maximum dollar values of the 50% portion of our 2022-2024 LTIP cycle that would be payable in cash to each NEO, other than Mr. Clyburn, if the performance conditions are satisfied.

(4)

2022 LTIP amounts in this column are the threshold, target and maximum number of shares for the portion of our 2022-2024 LTIP cycle that would be payable in stock (100% for Mr. Clyburn and 50% for all other NEOs) if the performance conditions are satisfied. The number of shares of our common stock for the aforementioned portion payable in stock was determined (i) in respect of all of our NEOs, other than Mr. Clyburn and Ms. Borg, at the beginning of the 2022 LTIP cycle, based on $145.52 per share, the average closing market price of a share of our common stock for the 20 trading days preceding January 3, 2022, the first trading day of the 2022-2024 LTIP cycle, (ii) in respect of Mr. Clyburn (prorated 2022-2024 LTIP cycle), based on $134.42 per share, the average closing market price of a share of our common stock for the 20 trading days preceding his February 14, 2022 appointment and (iii) in respect of Ms. Borg, based on $122.08 per share, the average closing market price of a share of our common stock for the 20 trading days preceding her August 29, 2022 appointment. However, the actual value to be realized may vary depending on the closing market price of a share of our common stock on the payout date of 2022 LTIP awards.

(5)

PSU amounts in this column are the target dollar value of the PSU awards that would be payable in stock if the performance conditions are satisfied. For Mr. Clyburn, the target number of PSUs was determined by dividing the target value of the PSU award of $5,250,000 by the closing stock price on March 1, 2022 of $128.41, which was the grant date value and was in accordance with the terms of his letter agreement. For Mr. Mirzayantz, the target number of PSUs was determined by dividing the target value of the PSU award of $2,000,000 by $145.52, which was the average closing market price of a share of common stock for the 20 days preceding January 3, 2022, which was the start of the performance period for the award.

(6)

The amounts in this column represent the number of PRSUs and RSUs granted under the ECP. Dividend equivalents are paid on PRSUs. The material terms of the ECP awards are described in this proxy statement under the "Equity Choice Program" heading in the "Compensation Discussion & Analysis."

(7)

The amounts in this column represent the number of SSARs granted under the ECP. The material terms of the ECP awards are described in this proxy statement under the "Equity Choice Program" heading in the "Compensation Discussion & Analysis."

(8)

The amounts in this column represent the aggregate grant date fair value of equity awards granted to our NEOs during the fiscal year ended December 31, 2022, calculated in accordance with FASB ASC Topic 718. The grant date fair value of LTIP and PSU awards pertains to the portion of those awards that will be payable in shares of our common stock if the performance conditions are satisfied, and is based on the probable outcome of such conditions.

Long-Term Incentive Plan

As discussed above, the 2022-2024 LTIP cycle has two performance segments: (1) a three-year cumulative ROIC Improvement segment and (2) a three-year cumulative relative TSR segment for the full three-year LTIP cycle.

IFF  |  2023 PROXY STATEMENT  79

 EXECUTIVE COMPENSATION

The 2021-2023 LTIP cycle has four performance segments: (1) an annual Net Debt Ratio segment for each of the three years in the LTIP cycle and (2) a three-year cumulative relative TSR segment for the full three-year LTIP cycle. Lastly, our 2020-2022 LTIP cycle has three performance segments: (1) annual Net Debt Ratio segment for 2020 performance, (2) a two-year cumulative Net Debt Ratio segment for 2021-2022 performance, and (3) a three-year cumulative relative TSR segment for the full three-year LTIP cycle.

2020-2022 LTIP Payout

Because the net debt ratio for the 2020 annual segment and for the 2021-2022 cumulative two-year segment and the relative TSR for the cumulative three-year segment of the 2020-2022 LTIP cycle were not achieved, no amounts were paid out on behalf of any NEO.

2021-2023 LTIP Credit

Because the net debt ratio for the 2022 Annual Segment was not achieved, no amounts were credited for the 2021-2023 LTIP on behalf of any NEO.

Equity Compensation Plan Information

We currently grant equity awards under our 2021 Stock Award and Incentive Plan (the "2021 SAIP"), which replaced our 2015 Stock Award and Incentive Plan (the "2015 SAIP"). The following table provides information regarding our common stock that may be issued under our equity compensation plans as of December 31, 2022.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders (1)	1,156,338 (2)	$115.35 (3)	1,720,667

Equity compensation plans not approved by security holders (4)(5)	246,754	$115.35 (3)	56,538

Total	1,403,092	$115.35 (3)	1,777,205

(1)

Represents the 2021 SAIP. The 2021 Plan replaced the Company's 2015 Plan and the 2010 Stock Award and Incentive Plan (the "2010 Plan") and provides the source for future deferrals of cash into deferred stock under the Company's Deferred Compensation Plan (with the Deferred Compensation Plan being deemed a subplan under the 2010 Plan for the sole purpose of funding deferrals under the IFF Share Fund).

(2)

Includes options, RSUs, SSARs, the number of shares to be issued under the 2020-2022 LTIP cycle based on actual performance and the maximum number of shares that may be issued under the 2021-2023 and 2022-2024 LTIP cycles if the performance conditions for each of those cycles are satisfied at the maximum level. The number of SSARs that may be issued upon exercise was calculated by dividing (i) the product of (a) the excess of the closing market price of our common stock on the last trading day of 2022 over the exercise price and (b) the number of SSARs outstanding by (ii) the closing market price on the last trading day of 2022. Excludes outstanding shares of PRS under the 2010 SAIP and 2000 SAIP.

80  IFF  |  2023 PROXY STATEMENT

 EXECUTIVE COMPENSATION

(3)	Weighted average exercise price of outstanding options and SSARs. Excludes RSUs, shares credited to accounts of participants in the DCP and shares that may be issued under the LTIP.

(4)

We currently have two equity compensation plans that have not been approved by our shareholders: (i) the DCP, which is described on page 64 and (ii) a pool of shares that may be used for annual awards of 1,000 shares to each non-employee director. Although we are no longer granting these annual 1,000 share stock awards to directors, the pool of shares remains authorized.

(5)

Includes 12,788 shares remaining available for issuance under the DCP and 43,750 shares remaining available for issuance from a pool of shares that may be used for annual awards of 1,000 shares to each non-employee director.

2022 Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding outstanding equity awards held by our NEOs as of December 31, 2022.

			Stock-Settled Appreciation Rights (SSARs)					Stock Award
Name	Grant Date	Grant Type (1)	Number of Securities Underlying Unexercised SSARs Exercisable (#)	Number of Securities Underlying Unexercised SSARs Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned SSARs (#)	SSARs Exercise Price ($)	SSARs Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units Or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Frank K. Clyburn, Jr.	2/28/2022	2022 LTIP						—	(3)	—	60,258 (4)	6,317,449
	3/1/2022	DSU						6,619	(5)	693,936		—
	3/1/2022	RSU						23,363	(6)	2,449,377		—
	3/1/2022	SSAR		29,613		128.41	3/1/2029	—	(7)	—		—
	3/1/2022	PSU									40,885 (8)	4,286,383
	5/4/2022	RSU						10,673	(9)	1,118,957		—
	5/4/2022	SSAR		53,364		126.49	5/4/2029	—	(10)	—		—
Glenn Richter	9/27/2021	2021 LTIP						99	(11)	10,379	3,534 (12)	370,505
	10/1/2021	RSU						23,624	(13)	2,476,740		—
	2/28/2022	2022 LTIP						—	(3)	—	7,560 (4)	792,590
	5/4/2022	SSAR				126.49		43,482	(9)	—		—
Nicolas Mirzayantz	2/1/2022	PSU									13,744 (14)	1,440,921
	3/2/2021	2021 LTIP						286	(11)	29,984	2,173 (12)	227,817
	2/28/2022	2022 LTIP						—	(3)		7,946 (4)	833,059
Deborah Borg	8/29/2022	2022 LTIP						—	(3)		4,096 (4)	429,425
	9/1/2022	RSU						4,602	(15)	482,474		—
	9/1/2022	RSU						9,205	(16)	965,052		—
	9/1/2022	RSU						46,024	(16)	4,825,156		—
Ralf Finzel	12/1/2022	RSU						21,548	(17)	2,259,092
Francisco Fortanet	3/2/2021	2021 LTIP						195	(11)	20,444	1,450 (12)	152,018
	2/28/2022	2022 LTIP						—	(3)	—	495 (4)	51,896

(1)	2020 LTIP = 2020-2022 Long-Term Incentive Plan Cycle
2021 LTIP = 2021-2023 Long-Term Incentive Plan Cycle
2022 LTIP = 2022-2024 Long-Term Incentive Plan Cycle
PRSU = Purchased Restricted Stock Unit
PSU = Performance Share Unit
RSU = Restricted Stock Unit
DSU = Deferred Stock Unit
SSAR = Stock Settled Appreciation Right

(2)	The market value was determined based on the closing price of our common stock on December 31, 2022 ($104.84).

IFF  |  2023 PROXY STATEMENT  81

 EXECUTIVE COMPENSATION

(3)	This amount is zero as the 2022-2024 LTIP Cycle has two equally weighted 3-year cumulative performance objectives. As such, this award will not have credits reflected until the final year.

(4)	This amount represents the maximum number of shares of stock that remain subject to the achievement of specified performance objectives over the 3 years of the 2022-2024 LTIP cycle.

(5)	This award vests on March 1, 2027.

(6)	This award vests on March 1, 2025.

(7)	This award vests in equal tranches of 9,871 SSARs on March 1, 2023, March 1, 2024 and March 1, 2025.

(8)	This award vests 25% on March 1, 2023, 25% on March 1, 2024 and 50% on March 1, 2025, subject to the applicable performance conditions being met.

(9)	This award vests on April 4, 2025.

(10)	This award vests on April 5, 2024.

(11)

This amount represents the number of shares that have been credited for the 2021 and 2022 Net Debt Ratio segments of the 2021-2023 LTIP Cycle. These shares will remain unvested until the completion of the full three-year cycle.

(12)

This amount represents the maximum number of shares of stock that remain subject to the achievement of specified performance objectives over the remaining two open segments of the 2021-2023 LTIP Cycle. Shares earned during any segment of the 2021-2023 LTIP cycle will remain unvested until the completion of the full three-year cycle.

(13)	This award has two remaining tranches of 11,812 RSUs each which will vest on October 1, 2023 and October 1, 2024.

(14)	This award vests on December 31, 2023, subject to the applicable performance conditions being met.

(15)	This award vests on April 4, 2025.

(16)	These awards vest 50% on September 1, 2023, 25% on September 1, 2024 and 25% on September 1, 2025.

(17)	This award vests 25% on December 1, 2023, 25% on December 1, 2024 and 50% on December 1, 2025.

82  IFF  |  2023 PROXY STATEMENT

 EXECUTIVE COMPENSATION

2022 Stock Vested

The following table provides information regarding stock vested during 2022 for each of our NEOs. None of our NEOs hold options and no SSARs were exercised by our NEOs during 2022.

	Stock Awards
Name	Type of Award (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Andreas Fibig	PRSU (3)(4)	20,026	2,412,732
	PRSU (3)(5)	19,639	2,366,107
	PRSU (3)(6)	23,657	2,850,195
	RSU (4)	4,172	502,643
	RSU (5)	7,013	844,926
	2020 LTIP (7)	9,824	1,183,596
	2021 LTIP (8)	18,078	2,178,037
Glenn Richter	RSU (9)	11,812	1,096,272
Nicolas Mirzayantz	PRSU (2)(3)	4,353	584,738
	PRSU (3)(10)	5,026	530,947
	PRSU (3)(11)	2,600	274,664
	RSU (13)	1,701	179,694
	PRSU (3)(12)	10,969	1,158,765
Francisco Fortanet	PRSU (2)(3)	5,006	672,456
	2020 LTIP (14)	801	82,591
	PRSU (3)(15)	5,254	541,740
	PRSU (3)(16)	1,939	199,930
	PSU (17)	1,559	164,693
	PRSU (3)(18)	902	93,005

(1)	RSU = Restricted Stock Unit
PRSU = Purchased Restricted Stock Unit
PSU = Performance Share Unit
2020 LTIP = 2020-2022 Long-Term Incentive Plan Cycle
2021 LTIP = 2021-2023 Long-Term Incentive Plan Cycle

(2)	The award represented in this row was granted in 2019 under the ECP and vested on April 1, 2022. The value realized is based on the closing market price of our common stock on April 1, 2022 ($134.33).

(3)

The amounts set forth in this table as the value realized attributable to vested PRSUs is the product of (a) the number of vested shares of PRSUs and (b) the closing price of our common stock on the vesting date. The amounts shown in the Value Realized on Vesting column have not been reduced by the price actually paid by the respective executive for his or her PRSUs.

(4)

The award represented in this row was granted in 2019 under the ECP. It would have vested on April 1, 2022, but it accelerated in full in connection with Mr. Fibig's departure on March 14, 2022. The value realized is based on the closing market price of our common stock on March 15, 2022, the first business day following the vesting date ($120.48).

(5)

The award represented in this row was granted in 2020 under the ECP. It would have vested on April 6, 2023, but it accelerated in full in connection with Mr. Fibig's departure on March 14, 2022. The value realized is based on the closing market price of our common stock on March 15, 2022, the first business day following the vesting date ($120.48).

IFF  |  2023 PROXY STATEMENT  83

 EXECUTIVE COMPENSATION

(6)

The award represented in this row was granted in 2021 under the ECP. It would have vested on April 5, 2024, but it accelerated in full in connection with Mr. Fibig's departure on March 14, 2022. The value realized is based on the closing market price of our common stock on March 15, 2022, the first business day following the vesting date ($120.48).

(7)

The award represented in this row is the equity portion of the 2020-2022 LTIP award. Mr. Fibig received a combination of the actual payout for the completed segment of the award (2020 Net Debt Ratio) and the target payout for the open segments of the award (2021-2022 Net Debt Ratio and 2020-2022 Relative TSR). The value realized is based on the closing market price of our common stock on March 15, 2022, the first business day following Mr. Fibig's departure ($120.48).

(8)

The award represented in this row is the equity portion of the 2021-2023 LTIP award. Mr. Fibig received a combination of the actual payout for the completed segment of the award (2021 Net Debt Ratio) and the target payout for the open segments of the award (2022 and 2023 Net Debt Ratio and 2021-2023 Relative TSR). The value realized is based on the closing market price of our common stock on March 15, 2022, the first business day following Mr. Fibig's departure ($120.48).

(9)

The award represented in this row was granted to Mr. Richter on October 1, 2021, as a result of his hire on September 27, 2021. The award has three equal tranches vesting on October 1, 2022, October 1, 2023 and October 1, 2024. The amount shown as the Value Realized on Vesting is based on the closing market price of our common stock on October 3, 2022, the first business day following the vesting date ($92.81).

(10)

The award represented in this row was granted in 2020 under the ECP. It would have vested on April 6, 2023, but it accelerated in full in connection with Mr. Mirzayantz's departure on December 31, 2022. The value realized is based on the closing market price of our common stock on January 3, 2023, the first business day following the vesting date ($105.64).

(11)

The award represented in this row was granted in 2021 under the ECP. It would have vested on April 5, 2024, but was prorated in connection with Mr. Mirzayantz's departure on December 31, 2022. The award will be payable on the original vesting date of April 5, 2024. The value realized is based on the closing market price of our common stock on January 3, 2023, the first business day following the vesting date ($105.64).

(12)

The award represented in this row was granted in 2022 under the ECP. It would have vested on April 4, 2025, but vested in full in connection with Mr. Mirzayantz's departure on December 31, 2022. The award will be payable on the original vesting date of April 4, 2025. The value realized is based on the closing market price of our common stock on January 3, 2023, the first business day following the vesting date ($105.64).

(13)

The award represented in this row was granted October 1, 2021. It would have vested on May 5, 2024, but was prorated in connection with Mr. Mirzayantz's departure on December 31, 2022. The award will be payable on the original vesting date of May 5, 2024. The value realized is based on the closing market price of our common stock on January 3, 2023, the first business day following the vesting date ($105.64).

(14)

The award represented in this row is the equity portion of the 2020-2022 LTIP award. Mr. Fortanet received a combination of the actual payout for the completed segment of the award (2020 Net Debt Ratio) and the target payout for the open segments of the award (2021-2022 Net Debt Ratio and 2020-2022 Relative TSR). The value realized is based on the closing market price of our common stock on December 16, 2022, the first business day following Mr. Fortanet's departure ($103.11).

84  IFF  |  2023 PROXY STATEMENT

 EXECUTIVE COMPENSATION

(15)

The award represented in this row was granted in 2020 under the ECP. It would have vested on April 6, 2023, but it accelerated in full in connection with Mr. Fortanet's departure on December 15, 2022. The value realized is based on the closing market price of our common stock on December 16, 2022, the first business day following the vesting date ($103.11).

(16)

The award represented in this row was granted in 2021 under the ECP. It would have vested on April 5, 2024, but was prorated in connection with Mr. Fortanet's departure on December 15, 2022. The award will be payable on the original vesting date of April 5, 2024. The value realized is based on the closing market price of our common stock on December 16, 2022, the first business day following the vesting date ($103.11).

(17)

The award represented in this row was granted on December 31, 2021 and was to vest in two equal tranches of 1,338 on December 31, 2022 and December 31, 2023, subject to applicable performance conditions being met. As a result of Mr. Fortanet's departure on December 15, 2022, the award was prorated to 1,332 shares for only the one year performance period ending December 31, 2022. After applying the performance payout, 1,559 shares were earned. The value realized is based on the closing market price of our common stock on January 3, 2023, the first business day following the end of the performance period ($105.64)

(18)

The award represented in this row was granted in 2022 under the ECP. It would have vested on April 4, 2025, but was prorated in connection with Mr. Fortanet's departure on December 15, 2022. The award will be payable on the original vesting date of April 4, 2025. The value realized is based on the closing market price of our common stock on December 16, 2022, the first business day following the vesting date ($103.11).

Pension Benefits

We provide a defined benefit pension plan (the "U.S. Pension Plan") to eligible United States-based employees hired before January 1, 2006. Of our NEOs, only Mr. Mirzayantz and Mr. Fortanet participated in the U.S. Pension Plan. U.S. employees hired on or after January 1, 2006, including all of our other NEOs, are not eligible to participate in the U.S. Pension Plan. We pay the full cost of providing benefits under the U.S. Pension Plan.

Compensation and service earned after December 31, 2007 are not taken into account in determining an employee's benefit under the U.S. Pension Plan except for employees whose combined age and years of service equaled or exceeded 70 as of December 31, 2007. As neither Mr. Mirzayantz nor Mr. Fortanet satisfied this requirement, Messrs. Mirzayantz and Fortanet had their benefits frozen as of December 31, 2007.

The monthly pension benefit is equal to the number of years of credited service as of December 31, 2007 times the difference between (a) 1.7% times final average compensation and (b) 1.25% times the social security amount. Final average compensation for purposes of the U.S. Pension Plan is the average of the five consecutive years of compensation during the last ten years before December 31, 2007 that produce the highest average. The term "compensation" means the basic rate of monthly salary (as of April 1 each year) plus 1/12 of any AIP cash award received for the preceding year, reduced by any compensation deferred under our DCP. The normal retirement age under the U.S. Pension Plan is age 65.

Various provisions of the Internal Revenue Code of 1986, as amended ("IRC") limit the amount of compensation used in determining benefits payable under our U.S. Pension Plan. We established a non-qualified Supplemental Retirement Plan to pay that part of the pension benefit that, because of these IRC limitations, cannot be paid under the U.S. Pension Plan to our U.S. senior executives. For purposes of the Supplemental Retirement Plan, "compensation" includes any salary and AIP amounts, including amounts deferred under our DCP.

IFF  |  2023 PROXY STATEMENT  85

 EXECUTIVE COMPENSATION

Employees with at least 10 years of service are eligible for early retirement under the U.S. Pension Plan and the Supplemental Retirement Plan beginning at age 55. The benefit at early retirement is an unreduced benefit payable at age 62 or a reduced benefit (4% per year) if paid prior to age 62.

The following table provides information for Messrs. Mirzayantz and Fortanet regarding our U.S. Pension Plan and Supplemental Retirement Plan. The present value of accumulated benefits payable under each of our retirement plans was determined using the following assumptions: an interest rate of 5.42%; mortality base table is PRI-2012 mortality table (total dataset for Pension Plan and white collar for Supplemental Retirement Plan) with MP-2021 mortality improvement projection scale; 13% of participants are receiving a straight life annuity, 25% of participants are receiving a 50% joint and survivor annuity, 6% of participants are receiving a 75% joint and survivor annuity, 50% of participants are receiving a 100% joint and survivor annuity and 6% of participants are receiving a straight life annuity with a five-year guarantee; spouse assumed to be three years younger for the joint and survivor. Additional information regarding the valuation method and material assumptions used to determine the accumulated benefits reported in the table is presented in Note 15 to our consolidated financial statements included in our 2022 Annual Report. The information provided in the columns other than the Payments During Last Fiscal Year column is presented as of December 31, 2022, the measurement date used for financial statement reporting purposes with respect to our audited financial statements for the fiscal year ended December 31, 2022.

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits Assuming Retirement Age of 62 ($)(1)(6)	Present Value of Accumulated Benefits Assuming Retirement Age of 65 ($)(2)(6)	Payments During Last Fiscal Year ($)(5)
Nicolas Mirzayantz (3)	U.S. Pension Plan	16.23	617,312	497,841	—
	Supplemental Retirement Plan	16.23	1,043,547	976,763	—

			1,660,859	1,474,604	—
Francisco Fortanet (4)	U.S. Pension Plan	8.23	188,114	172,588	—
	Supplemental Retirement Plan	8.23	28,780	28,780	—

			216,894	201,368	—

(1)

The amounts in this column assume benefit commencement at unreduced early retirement at age 62 (with at least 10 years of credited service), with the exception of the Supplemental Retirement Plan which includes benefits that are required to commence immediately upon termination (or age 55, if later) under 409A regulations. Otherwise, the amounts were determined using interest rate, mortality and payment distribution assumptions consistent with those used in our financial statements.

(2)

The amounts in this column assume benefit commencement at normal retirement at age 65 with the exception of the Supplemental Retirement Plan which includes benefits that are required to commence immediately upon termination (or age 55, if later) under 409A regulations. Otherwise, the amounts were determined using interest rate, mortality and payment distribution assumptions consistent with those used in our financial statements.

(3)

Under the U.S. Pension Plan and Supplemental Retirement Plan, benefits for Mr. Mirzayantz were frozen as of December 31, 2007 because his age and service as of December 31, 2007 did not equal or exceed 70.

86  IFF  |  2023 PROXY STATEMENT

 EXECUTIVE COMPENSATION

(4)

Under the U.S. Pension Plan and Supplemental Retirement Plan, benefits for Mr. Fortanet were frozen as of December 31, 2007 because his age and service as of December 31, 2007 did not equal or exceed 70.

(5)	Messrs. Fortanet and Mirzayantz terminated from the company on December 15, 2022 and December 31, 2022, respectively. No payments were made during the last fiscal year.

(6)

Messrs. Fortanet and Mirzayantz terminated from the company on December 15, 2022 and December 31, 2022, respectively. The present values shown under the Supplemental Retirement Plan take into account the benefits that are required to be paid under IRC Section 409A at their earliest retirement date. Mr. Fortanet's full supplemental benefit must commence at age 55. Mr. Mirzayantz must commence a portion of his supplemental benefit as of January 1, 2023, subject to a six-month delay.

Non-Qualified Deferred Compensation

We offer our executives and other senior employees based in the United States an opportunity to defer compensation under our non-qualified deferred compensation plan, or DCP. The DCP allows these employees to defer salary, annual and long-term incentive awards and receipt of stock under some equity awards. There is no limit on the amount of compensation that a participant may elect to defer. Subject to certain limitations on the number of installments and periods over which installments will be paid, participants in the DCP elect the timing and number of installments as to which the participant's DCP account will be settled. Deferred cash compensation may be treated at the election of the participant as invested in:

•	a variety of equity and debt mutual funds offered by Fidelity Workplace Services LLC, which administers the DCP;

•	a fund valued by reference to the value of our common stock with dividends reinvested (the "IFF Stock Fund"); or

•	an interest-bearing account.

Except for deferrals into the IFF Stock Fund, the participant may generally change his or her choice of funds at any time. For the interest-bearing account, our Human Capital & Compensation Committee establishes an interest rate each year that we intend to be equal to 120% of the applicable federal long-term interest rate. For 2021 this interest rate was 1.57% and for 2022 this interest rate was 2.26%.

We make matching contributions under the DCP to make up for tax limitations on our matching contributions under our Retirement Investment Fund Plan, a 401(k) plan. The 401(k) plan provides for matching contributions at a rate of $1.00 for each dollar of contribution up to 4% of a participant's salary plus $0.75 for each dollar of contribution above 4% up to 8% of a participant's salary. However, beginning in 2023 the 401(k) plan provides for matching contributions at a rate of $1.00 for each dollar of contribution up to 6% of a participant's salary.

Tax rules limit the amount of the Company match under the 401(k) plan for our executives. The DCP matching contribution reflects the amount of the matching contribution that is limited by the tax laws. The same requirements under the 401(k) plan for matching, including vesting, apply to matching contributions under the DCP. These matching contributions automatically vest once a participant completes three years of service with our Company.

IFF  |  2023 PROXY STATEMENT  87

 EXECUTIVE COMPENSATION

The DCP gives participants an incentive to defer compensation into the IFF Stock Fund by granting a 25% premium, credited in additional deferred stock, on all cash compensation deferred into the stock fund contingent upon the participant remaining employed by the Company (other than for retirement) for the full calendar year following the year when such credit was made. If the participant withdraws any deferred stock within one year of a deferral, any premium shares credited will be forfeited. Vesting of the premium deferred stock accelerates upon a change in control. RSUs granted to Directors under our equity compensation plans may also be deferred upon vesting, but no premium is added.

The following table provides information for our NEOs regarding participation in our DCP.

2022 Non-Qualified Deferred Compensation

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)

Frank K. Clyburn, Jr.	—	—	—	—	—
Andreas Fibig	—	16,003	(3,042,450)	—	7,986,028
Glenn Richter	—	—	—	—	—
Deborah Borg	—	—	—	—	—
Nicolas Mirzayantz	74,479	39,542	(921,172)	—	4,168,178
Ralf Finzel	—	—	—	—	—
Francisco Fortanet	—	—	—	—	—

(1)	The amounts in this column are included in the Salary column for 2022 in the Summary Compensation Table, and represent executive contributions deferred under the DCP during 2022.

(2)

The amounts in this column are included in the All Other Compensation column for 2022 in the Summary Compensation Table, and represent employer contributions credited to the participant's account during 2022.

(3)

Amounts reported in this column for each named executive officer include amounts reported in IFF's Summary Compensation Table in previous years when earned if that officer's compensation was required to be disclosed in a previous year. Amounts reported in such years include previously earned, but deferred, salary, AIP, LTIP and matching and premium contributions. This total reflects the cumulative value of each named executive officer's deferrals, IFF contributions and investment experience.

Termination and Change in Control Arrangements

Executive Severance Policy

Our ESP provides severance payments and benefits to our NEOs and other executives in the event of a termination of their employment in certain specified circumstances. In addition, under our incentive plans, the vesting of equity awards may also be accelerated in connection with certain terminations. The level of severance pay under the ESP is based on a tier system. Each executive's assigned tier is based on the executive's grade level. The Human Capital & Compensation Committee may also agree to provide enhanced severance payments and benefits to specific executives. All of our NEOs are in Tier I. Mr. Fibig's and Mr. Mirzayantz's separation agreements and general releases have each modified some of the relevant definitions, amounts and other terms regarding the benefits that they were eligible to receive under the ESP and Mr. Richter's one-time RSU award agreement has modified some of the terms regarding the benefits that he is eligible to receive under the ESP. See "Other Separation Arrangements" below for a discussion of Messrs. Clyburn's, Richter's, Fibig's and Mirzayantz's benefits.

88  IFF  |  2023 PROXY STATEMENT

 EXECUTIVE COMPENSATION

Our ESP provides for severance payments and continuation of benefits in connection with a Tier I executive's termination (1) if his or her employment is terminated by us without Cause or (2) if he or she terminates his or her employment for Good Reason, and these benefits are enhanced to the extent that the termination occurs within two years after a Change in Control ("CiC").

Our ESP states that a CiC will be deemed to have occurred when any of the following has occurred:

•

a person or group becomes the beneficial owner of 40% or more of the combined voting power of our then outstanding voting securities, other than beneficial ownership by us, any of our employee benefit plans or any person organized, appointed or established pursuant to the terms of any such benefit plan;

•

the directors of the Board as of November 1, 2017 (the "Incumbent Directors") cease to constitute a majority of the Board for any reason; provided, however, that (i) any individual becoming a director subsequent to November 1, 2017 whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board shall be an Incumbent Director and (ii) any individual initially elected or nominated as a director as a result of an actual or threatened election contest shall not be an Incumbent Director; or

•

the consummation of (a) a merger, consolidation, reorganization or similar transaction with us or in which our securities are issued, as a result of which the holders of our outstanding voting securities immediately before such event own, directly or indirectly, immediately after such event less than 60% of the combined voting power of the outstanding voting securities of the parent entity resulting from, or issuing its voting securities as part of, such event; (b) a complete liquidation or dissolution of the Company; or (c) a sale or other disposition of all or substantially all of our assets to any person, with certain exceptions.

The closing of the N&B Transaction on February 1, 2021 constituted a CiC under our ESP for NEOs who were employed by legacy IFF prior to February 1, 2021.

Severance Payments and Benefits Other than in Connection with a Change in Control

Payment for Termination Without Cause or for Good Reason. Pursuant to our ESP, if a Tier I executive's employment is terminated by us without Cause or by a Tier I executive for Good Reason prior to or more than two years after a CiC, then such Tier I executive is entitled to receive the following:

•

A severance payment equal to (a) two times (2x) in case of our CEO or (b) one and one-half times (1.5x) in case of our other Tier I executives, the sum of the executive's annual base salary at the date of termination plus the prorated portion of the executive's target AIP award for the year in which termination occurs (payable to the executive in regular installments over 24 months for our CEO, or 18 months for other Tier I executives, following termination);

•	A prorated portion of the executive's actual AIP award for the year in which termination occurs, payable when such AIP amounts otherwise become payable;

•	A prorated portion of the executive's actual LTIP award for the cycles then in progress, payable when such LTIP amounts otherwise become payable;

•	Vesting of a prorated portion of any unvested equity award(s), settled on the applicable vesting date as if termination had not occurred; and

•

Continuation of medical, dental, vision, and group life insurance coverage for 24 months for our CEO and 18 months for our other Tier I executives, or until the executive obtains new employment providing similar benefits or attains age 65.

IFF  |  2023 PROXY STATEMENT  89

 EXECUTIVE COMPENSATION

Severance Payments and Benefits in Connection with a Change in Control

Upon the occurrence of a termination of a Tier I executive by us without Cause or by the Tier I executive for Good Reason within two years following a CiC, such Tier I executive would be entitled to the following:

•

A severance payment equal to (a) three times (3x) in the case of our CEO or (b) two times (2x) in the case of our other Tier I executives, the sum of the executive's annual base salary at the date of termination plus the higher of (1) his or her average AIP award for the three most recent years and (2) his or her target AIP award for the year in which termination occurs, payable in a lump sum;

•	A prorated portion of the executive's target AIP award for the year in which termination occurs, payable in a lump sum;

•

For each performance segment that ended prior to the termination, a payment equal to the LTIP award payment the executive would have been entitled to receive for such performance segment had the termination not occurred, payable in a lump sum;

•

For each performance segment in which the executive's date of termination occurs, a prorated portion of the executive's target LTIP award for each performance segment in which the termination occurs, payable in a lump sum;

•	Vesting of any equity awards not already vested upon the CiC and, unless deferred by the executive, settlement of such equity awards;

•	Vesting of any benefits under our Supplemental Retirement Plan; and

•

Continuation of medical, dental, vision and group life insurance coverage for 24 months for our CEO and 18 months for our other Tier I executives, or until the executive obtains new employment providing similar benefits or attains age 65.

Definitions. Our ESP defines Cause and Good Reason as follows:

•	"Cause" means:

○

failure of the executive to perform his or her material duties in any material respect which, if reasonably susceptible to cure, has continued after written notice of such failure has been provided and the executive has not cured such failure within 10 days of receipt of such written notice;

○	willful misconduct or gross negligence by the executive that has caused or is reasonably expected to result in material injury to our business, reputation or prospects;

○

the engagement by the executive in illegal conduct or any act of serious dishonesty that could reasonably be expected to result in material injury to our business or reputation or that adversely affects the executive's ability to perform his or her duties;

○	the executive being indicted or convicted of (or having pled guilty or nolo contendere to) a felony or any crime involving moral turpitude, dishonesty, fraud, theft or financial impropriety; or

○	a material and willful violation by the executive of our rules, policies or procedures.

90  IFF  |  2023 PROXY STATEMENT

 EXECUTIVE COMPENSATION

•	"Good Reason" means any of the following:

○

a material decrease in the executive's base salary, target bonus under an AIP, LTIP or Equity Choice Award, other than as part of an across-the-board reduction applicable to all similarly situated employees;

○	a material diminution in the executive's authority, duties or responsibilities;

○	relocation of executive's primary work location more than 50 miles from executive's primary work location at the time of such requested relocation; or

○	our failure to obtain the binding agreement of any successor expressly to assume and agree to fully perform our obligations under the ESP.

However, "Good Reason" will only exist if the executive gives us notice within 90 days after the initial occurrence of any of the foregoing events and we fail to correct the matter within 30 days following receipt of such notice.

Tax Gross-Up. Executives are not entitled to receive a tax "gross-up" payment. Instead, their severance payments would be subject to a "modified cut-back" provision, where severance or other payments to that executive would be reduced if this reduction would produce a better after-tax result for the executive. There would be no reduction, however, if the executive (who would be responsible for any excise tax) would have a better after-tax result without the reduction.

Participant Obligations for the Protection of Our Business and Clawback. As a condition of the executive's right to receive severance payments and benefits, the ESP requires that he or she:

•	not compete with us;

•	not solicit, induce, divert, employ, retain or interfere with or attempt to influence our relationship with any employee or person providing services to the Company; and

•	not interfere with or attempt to influence our relationship with any supplier, customer or other person with whom we do business.

These restrictions apply while an executive is employed and following a termination of employment during the period of 12 months in case of non-compete obligations and 24 months in case of non-solicitation obligations. In addition, executives are not entitled to severance if they engage in willful misconduct or a violation of a Company policy that is materially detrimental to us while employed by the Company. The ESP also conditions severance payments and benefits on the executive signing a release and termination agreement, and meeting continuing commitments relating to confidentiality, cooperation in litigation and return of our property.

As discussed above in "Compensation Discussion and Analysis — Clawback Policy," compensation received under our ESP is subject to our clawback policy if the executive breaches the obligations noted above or if any of the other events triggering a clawback, such as a financial misstatement or restatement, occur.

Effect of IRC Section 409A. The timing of some payments and benefits may be restricted under IRC Section 409A, which regulates deferred compensation. Some amounts payable to our NEOs or other participants under the ESP upon termination may be delayed until six months after termination.

Payments in connection with death, disability or retirement. Our executives may also receive payment if their employment terminates as a result of death, disability or retirement as set forth in the terms and conditions of their award agreements with the Company and, in the case of our CEOs in 2022, their letter agreement and separation agreement as described below under "Other Separation Arrangements." Our NEOs are also entitled to payments under our Executive Death Benefit Plan as described in this proxy statement under the heading "Compensation Discussion and Analysis — Executive Death Benefit Plan." In the event of disability, our NEOs would be entitled to payments under our Disability Insurance Program that applies to salaried employees generally (60% of monthly salary up to a maximum of $15,000 per month).

IFF  |  2023 PROXY STATEMENT  91

 EXECUTIVE COMPENSATION

Other Separation Arrangements

Mr. Clyburn

Under the terms of his letter agreement, Mr. Clyburn is a participant in our ESP and is entitled to receive the benefits set forth above, with the following modifications:

•

In connection with any termination without Cause or for Good Reason, Mr. Clyburn will be entitled to receipt of any unpaid annual bonus or LTIP award earned based on actual performance for the year preceding the year in which the termination occurs.

•	Under Mr. Clyburn's letter agreement, "Good Reason" means any of the following:

○

a material decrease in the executive's base salary, target bonus under an AIP, LTIP or Equity Choice Award, other than as part of an across-the-board reduction applicable to all similarly situated employees;

○

a material diminution in the executive's authority, duties, responsibilities, reporting responsibilities and removal from or failure to renominate Mr. Clyburn to the board at any time, provided that such removal does not include (i) removal as result of a failed shareholder vote or (ii) removal from the board for Cause;

○	relocation of executive's primary work location more than 50 miles from executive's primary work location at the time of such requested relocation; or

○	our failure to obtain the binding agreement of any successor expressly to assume and agree to fully perform our obligations under the ESP.

However, "Good Reason" will only exist if the executive gives us notice within 90 days after the initial occurrence of any of the foregoing events and we fail to correct the matter within 30 days following receipt of such notice.

If Mr. Clyburn's employment terminates on account of death, disability or retirement, he (or his beneficiary or estate) would be entitled to any unpaid base salary through the date of termination, any unpaid bonus earned with respect to any fiscal year ending on or preceding the date of termination, payable when bonuses are paid to other senior executives, a pro-rata AIP bonus for the fiscal year in which the termination occurs, based on actual performance and payable when bonuses are paid to other senior executives, and all other payments, benefits or perquisites to which he may be entitled under the terms of the Company's programs.

Mr. Richter

Details regarding Mr. Richter's offer letter dated September 15, 2021 are included in this proxy statement under the heading "Offer Letters or Employment Arrangements" following the Summary Compensation Table. Pursuant to his letter agreement, Mr. Richter received a one-time equity grant of RSUs with an aggregate grant date value of $5,000,000, which deviates from our form of RSU award agreement in that (i) if Mr. Richter's employment is terminated without Cause prior to March 14, 2022, then a pro-rata portion of all outstanding unvested RSUs will remain outstanding and continue to vest on the existing vesting schedule, and (ii) if Mr. Richter's employment is terminated without Cause on or following March 14, 2022, then all outstanding unvested RSUs will remain outstanding and continue to vest on the existing vesting schedule.

92  IFF  |  2023 PROXY STATEMENT

 EXECUTIVE COMPENSATION

Ms. Borg

Details regarding Ms. Borg's offer letter dated July 4, 2022 are included in this proxy statement under the heading "Offer Letters or Employment Arrangements" following the Summary Compensation Table. Pursuant to her letter agreement, Ms. Borg received a cash payment in the amount of $550,000 which she would be required to repay in the event that she voluntarily terminates her employment with the Company without Good Reason or is terminated by the Company for Cause, in either case prior to January 31, 2023. Ms. Borg also received a one-time equity grant of RSUs with an aggregate grant date value of $5,000,000. The equity award will accelerate and vest in full upon an involuntary termination without Cause, termination for Good Reason, death or disability.

Mr. Fibig

Details regarding Mr. Fibig's letter agreement dated May 26, 2014 and separation agreement and general release dated March 14, 2022 are included in this proxy statement under the heading "Offer Letters or Employment Arrangements" following the Summary Compensation Table. For purposes of the "Potential Payments Upon Termination or Change in Control" Table set forth below in respect of Mr. Fibig, "Cause" and "Good Reason" are defined as set forth in Mr. Fibig's letter agreement.

Under the terms of his separation agreement and general release, in exchange for the releases and covenants contained in such agreement, the Company agreed to treat Mr. Fibig's departure as a qualifying event for purposes of the ESP and, consistent with his letter agreement, agreed to accelerate, effective as of his separation date, the vesting of any of his then-outstanding unvested equity awards (and, to the extent subject to the achievement of performance criteria, such performance criteria was deemed met at target performance levels) and, unless deferred by Mr. Fibig, settlement of such equity awards. Mr. Fibig was not entitled to any payment (including any tax gross-up) respecting taxes he may owe under IRC Section 4999 (so-called "golden parachute taxes").

If Mr. Fibig's employment had terminated on account of death, disability or retirement, he (or his beneficiary or estate) would have been entitled to any unpaid base salary through the date of termination, any unpaid bonus earned with respect to any fiscal year ending on or preceding the date of termination, payable when bonuses are paid to other senior executives, a pro-rata AIP bonus for the fiscal year in which the termination occurs, based on actual performance and payable when bonuses are paid to other senior executives, and all other payments, benefits or perquisites to which he may be entitled under the terms of the Company's programs.

Subject to his compliance with the post-separation covenants set forth in the separation agreement, Mr. Fibig received a total of $23,737,853 in severance payments and benefits, consisting of (i) a severance payment of $9,360,000, less applicable withholdings, paid in a lump sum; (ii) a prorated portion of his target AIP award for 2022 of $364,000, less applicable withholdings, paid in a lump sum; (iii) in respect of the 2020-2022 LTIP Cycle, the target cash portion of his target LTIP award for the completed LTIP segment and the prorated cash portion of his target LTIP award for the LTIP segment in progress at a value of $870,191, less applicable withholdings, paid in a lump sum; (iv) in respect of the 2021-2023 LTIP cycle, the target cash portion of his target LTIP award for the completed LTIP segment and the prorated cash portion of his target LTIP award for the LTIP segment in progress at a value of $748,693, less applicable withholdings, paid in a lump sum; (v) in respect of the 2020-2022 LTIP Cycle, the target stock portion of his target LTIP award for the completed LTIP segment and the prorated stock portion of his target LTIP award for the LTIP segment in progress at a value of $1,183,596, less applicable withholdings, settled in shares; (vi) in respect of the 2021-2023 LTIP cycle, the target stock portion of his target LTIP award for the completed LTIP segment and the prorated stock portion of his target LTIP award for the LTIP segment in progress at a value of $2,178,037, less applicable withholdings, settled in shares; (vii) with respect to all his equity plan benefits outstanding as of the separation, all RSU awards became fully vested at a value of $8,976,603, less applicable withholdings, and settled in shares; (viii) continuation of medical, dental, vision, and group life insurance coverage for 24 months following his separation or until he obtains new employment providing similar benefits or reaches the age of 65, with a value of $41,736 and (ix) payment

IFF  |  2023 PROXY STATEMENT  93

 EXECUTIVE COMPENSATION

constituting accrued and unused 2022 vacation with a value of $15,000, less applicable withholdings. In addition, Mr. Fibig provided a general waiver and release of claims against the Company and is subject to certain restrictive covenants, including confidentiality, non-competition, non-solicitation, and non-disparagement. His non-competition and non-solicitation covenants continue to apply for two years following termination.

Mr. Fortanet

In connection with his termination from the Company, which was a qualifying event under the ESP, the Company and Mr. Fortanet entered into a separation agreement and general release that specifies the terms of his departure from the Company and the payments and benefits he is eligible to receive under the ESP. Subject to his compliance with the post-separation covenants set forth in the separation agreement, Mr. Fortanet received a total of $3,265,051 in severance payments and benefits, consisting of (i) a severance payment of $1,713,600, less applicable withholdings, paid in a lump sum; (ii) a prorated portion of his target AIP award for 2022 of $337,335, less applicable withholdings, paid in a lump sum; (iii) in respect of the 2020-2022 LTIP Cycle the prorated cash portion of his target LTIP award for the LTIP segment in progress at a value of $104,262, less applicable withholdings, paid in a lump sum; (iv) in respect of the 2020-2022 LTIP Cycle the prorated stock portion of his target LTIP award for the LTIP segment in progress at a value of $82,591, less applicable withholdings, settled in shares; (v) with respect to his equity plan benefits outstanding as of February 1, 2021, these RSU awards became fully vested at a value of $541,740, less applicable withholdings, and settled in shares; (vi) with respect to his equity plan benefits granted after February 1, 2021, and remaining outstanding at the separation, a prorated portion of such RSU awards were deemed vested at a value of $292,936; (vii) with respect to his performance units which were outstanding as of the separation, a prorated portion of the award became vested and after application of the final performance payout, were deemed vested at a value of $164,693; and (viii) continuation of medical, dental, vision, and group life insurance coverage for 18 months following his separation or until he obtains new employment providing similar benefits or reaches the age of 65, with a value of $27,894. In addition, Mr. Fortanet provided a general waiver and release of claims against the Company and is subject to certain restrictive covenants, including confidentiality, non-competition, non-solicitation and non-disparagement.

Mr. Mirzayantz

In connection with his termination from the Company, which was a qualifying event under the ESP, the Company and Mr. Mirzayantz entered into a separation agreement and general release that specifies the terms of his departure from the Company and the payments and benefits he is eligible to receive under the ESP. Subject to his compliance with the post-separation covenants set forth in the separation agreement, Mr. Mirzayantz received a total of $5,555,101 in severance payments and benefits, consisting of (i) a severance payment of $2,717,000, less applicable withholdings, paid in a lump sum; (ii) a prorated portion of his target AIP award for 2022 of $643,500, less applicable withholdings, paid in a lump sum; (iii) with respect to his equity plan benefits outstanding as of February 1, 2021, these RSU awards became fully vested upon the date of his separation at a value of $530,947 (based on the closing price of our common stock on such date), less applicable withholdings, and settled in shares; (vi) with respect to his equity plan benefits granted after February 1, 2021, and remaining outstanding at the separation all or a portion of such awards were deemed vested as of the date of his separation at a value of $1,613,123 (based on the closing price of our common stock on such date) as follows: a prorated portion of his PRSU award granted on May 5, 2021 shall remain outstanding and become payable on the original vest date, his PRSU award granted on May 4, 2022 will fully vest based on the enhanced vesting provisions of his award agreement and become payable on the original vesting date, and a prorated portion of his RSUs granted on October 1, 2021 shall remain outstanding and become payable on the original vesting date; (v) a prorated portion of his PSUs granted on February 1, 2022 shall remain outstanding and are eligible to vest on the applicable vesting date subject to attainment of the applicable performance criteria; (vi) continuation of medical, dental, vision, and group life insurance coverage for 18 months following his separation or until he obtains new employment providing similar benefits or reaches the age of 65, with a value of $31,281; and (vii) payment constituting accrued and

94  IFF  |  2023 PROXY STATEMENT

 EXECUTIVE COMPENSATION

unused 2022 vacation with a value of $19,250. In addition, Mr. Mirzayantz provided a general waiver and release of claims against the Company and is subject to certain restrictive covenants, including confidentiality, non-competition, non-solicitation and non-disparagement.

Potential Payments upon Termination or Change in Control

With respect to Messrs. Clyburn, Richter, and Finzel, as well as Ms. Borg, the following table shows the estimated payments and value of benefits that we would provide to such NEOs if the triggering events described in the heading of the table had occurred on December 31, 2022. With respect to Mr. Fibig, whose employment terminated on February 14, 2022, Mr. Fortanet, whose employment terminated on October 31, 2022, and Mr. Mirzayantz, whose employment terminated on December 31, 2022, the narrative above describes the actual payments and value of benefits provided to each of Messrs. Fibig, Fortanet and Mirzayantz in connection with their terminations of employment.

Other than as set forth in "Compensation Discussion and Analysis — Other Separation Agreements," we do not provide any additional benefits to our NEOs upon a voluntary resignation or termination for Cause. Certain assumptions made for purposes of presenting this information and certain amounts not reflected in the table are explained below or in the footnotes to the table.

With respect to the information in the following table, the per-share market price of our common stock is assumed to be $104.84, the actual closing price per share on the last trading day of 2022. In preparing the estimates in this table, we have assumed that any CiC would also constitute a "change in ownership and control" for purposes of the golden parachute excise tax rules. All amounts included in the table are stated in the aggregate, even if the payments will be made on a monthly basis. Except as noted in footnote 7 of the table below, these amounts do not include payments and benefits to the extent that they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. The salary, AIP award and LTIP award otherwise payable to each NEO through December 31, 2022 is included in the Summary Compensation Table.

In addition to the amounts set forth in the table below, in the event of a CiC and absent a subsequent deferral election, the aggregate balance held in our DCP for each of our NEOs who participate in that plan would be automatically accelerated and settled within five business days of the CiC. As of December 31, 2022, none of the NEOs reported below had a DCP balance.

IFF  |  2023 PROXY STATEMENT  95

 EXECUTIVE COMPENSATION

Potential Payments upon Termination or Change in Control

	Involuntary Termination Not for Cause or for Good Reason Prior to or More Than 2 Years After a CiC		Termination Due to Death (1)	Separation Due to Retirement or Disability Prior to or More Than 2 Years After a CiC (2)	Involuntary Termination Not for Cause or for Good Reason Within 2 Years After a CiC		Separation Due to Retirement or Disability Within 2 Years After a CiC (2)
Frank K. Clyburn, Jr.
Salary	$2,600,000		$—	$—	3,900,000	(3)	$—
AIP	3,900,000	(4)	—	—	5,850,000	(5)	—
LTIP (6)	—		—	—	—		—
Equity (7)	8,732,692		9,598,677	—	9,598,677		9,598,677
Benefits Continuation (8)	27,963			—	27,963		—
Executive Death Benefit (9)	—		2,550,000	—	—		—

Total	$15,260,655		$12,148,677	$—	$19,376,640		$9,598,677
Glenn Richter
Salary	$1,125,000		$—	$—	$1,500,000	(3)	$—
AIP	1,012,500	(4)	—	—	1,350,000	(5)	—
LTIP (6)	393,246		393,246	393,246	393,246		393,246
Equity (7)	2,761,301		2,761,301	—	2,761,301		2,761,301
Benefits Continuation (8)	20,973		—	—	20,973		—
Executive Death Benefit (9)	—		1,450,000	—	—		—

Total	$5,313,020		$4,604,547	$393,246	$6,025,520		$3,154,547
Deborah Borg
Salary	$937,500		$—	$—	$1,250,000		$—
AIP	222,396	(4)	—	—	875,000	(5)	—
LTIP (6)	83,105		83,105	83,105	83,105		83,105
Equity (7)	5,184,762		6,344,057	—	6,344,057		6,344,057
Benefits Continuation (8)	8,165				8,165
Executive Death Benefit (9)	—		1,200,000	—	—		—

Total	$6,435,928		$7,627,162	$83,105	$8,560,327		$6,427,162
Ralf Finzel
Salary	$862,500		$—	$—	$1,150,000		$—
AIP	—		—	—	—		—
LTIP (6)	—		—	—	—		—
Equity (7)	100,516		2,259,092	—	2,259,092		2,259,092
Benefits Continuation (8)	31,302		—	—	31,302		—
Executive Death Benefit (9)	—		1,100,000	—	—		—

Total	$994,318		$3,359,092	$—	$3,440,394		$2,259,092

(1)

The amounts in this column represent payments made in the event of the death of the executive either prior to, within two years or more than two years after a CiC, assuming a termination date of December 31, 2022. With respect to amounts shown in the AIP row, if the death of an executive occurred within two years of a CiC, this amount may change as it is the prorated amount of the executive's target bonus in the year of termination.

(2)	Pursuant to the terms of the ESP, an executive who elects to retire after attaining age 62 is entitled to the benefits in this column (less any disability insurance proceeds).

(3)

Pursuant to the terms of our ESP, if severance payments are deemed to trigger the excise tax imposed by IRC Section 4999, the executive would receive the greater net after-tax benefit of either (i) receipt of full severance payments and executive pays the excise tax or (ii) a reduction to cash severance to the "safe harbor" level so as not to trigger the excise tax. In Mr. Finzel's case, reduction to cash severance to the "safe harbor" level results in the greater net after tax benefit. For Messrs. Clyburn and Richter and Ms. Borg, payment of the excise tax would result in the greater benefit.

96  IFF  |  2023 PROXY STATEMENT

 EXECUTIVE COMPENSATION

(4)

This amount represents (i) for Mr. Clyburn, 2.0x of the target annual incentive under the AIP for 2022 and (ii) for Mr. Richter and Ms. Borg, 1.5x the executive's target annual incentive under the AIP for 2022 prorated for the number of active days of employment with the Company during the performance period. This amount does not take into account any actual AIP amounts paid for 2022, which are set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(5)

This amount represents (i) for Mr. Clyburn, 3.0x of the target annual incentive under the AIP for 2022 and (ii) for Mr. Richter and Ms. Borg, 2.0x the executive's target annual incentive under the AIP for 2022. This amount does not take into account any actual AIP amounts paid for 2022, which are set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(6)

The amounts in this row are the LTIP amounts that would be payable as severance in cash with respect to the 2021-2023 and 2022-2024 LTIP cycles, based on prorated target LTIP for the relevant LTIP cycles in progress. Prorated amounts are based on the number of days worked in each performance period divided by the total number of days in each performance period for each relevant LTIP cycle.

(7)

For termination due to involuntary termination not for cause or by the executive for good reason absent a CiC, this amount represents the value of equity that would continue to vest or immediately vest according to the schedule shown below. For termination due to death or disability more than two years prior to a CiC, the amounts in this row represent the aggregate value of RSU, SSARs and PRSU awards that would immediately vest upon occurrence of the termination event. For termination events within two years after a CiC, the amounts in this row represent the aggregate in-the-money value of the SSARs, PSUs, RSUs, PRSUs and other equity awards that would become immediately vested as a direct result of the CiC before the stated vesting date specified in the applicable equity award document. The calculation of these amounts does not discount the value of awards based on the portion of the vesting period elapsed at the date of the CiC.

Grant Type	Treatment
Mr. Clyburn sign-on award	Full continued vesting
Mr. Richter sign-on award	Full continued vesting (only applies to a termination not for cause)
Ms. Borg sign-on award	Full accelerated vesting
Annual equity awards and all other sign-on / inducement awards	Pro-rata continued vesting

(8)

Amounts in this row are the costs to provide benefits continuation, including medical and dental. The amounts for medical and dental benefits are the COBRA costs for the covered period based on assumptions used for financial reporting purposes.

(9)

The amounts in this row are the amounts that would be payable under our Executive Death Benefit Plan upon the death of the NEO. Our Executive Death Benefit Plan provides participants, including each of the NEOs, with a pre-retirement death benefit equal to twice the participant's annual base salary less $50,000 (the death benefit provided by our basic group term life insurance plan).

Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median annual total compensation of our employees and the annual total compensation of our CEO in 2022, Mr. Clyburn.

IFF  |  2023 PROXY STATEMENT  97

 EXECUTIVE COMPENSATION

We selected December 31, 2022 as the date for identifying the median employee. On that date, our employee population consisted of approximately 24,600 individuals working at our parent company and consolidated subsidiaries. Approximately 5,500 employees were located in the U.S. and 19,110 were located outside the U.S.

We identified our median employee by calculating the amount of base pay paid to all of our employees (other than the CEO). We did not include annual incentive compensation or equity-based awards for our employees. We did not make any cost of living adjustments, but did annualize the compensation of any employees hired during 2022.

As permitted by the pay ratio rules, we excluded employees from India, totaling 1,072 employees (or approximately 4.4% of our global workforce). Based on this methodology, the median employee was a full-time, non-exempt employee in our Carrollton, Texas location in the U.S. We calculated the 2022 total annual compensation of such employee in accordance with the requirements of the executive compensation rules for the Summary Compensation Table (Item 402(c)(2)(x) of Regulation S-K). Under this calculation, the median employee's annual total compensation was $56,582.

Mr. Clyburn's 2022 annual total compensation of $19,271,654 includes one-time sign-on awards to replace amounts forfeited from his prior employer, which he received upon his appointment in February 2022. These one-time sign-on awards are discussed in the Compensation Discussion & Analysis.

The ratio of annual total compensation of our CEO to our median employee for fiscal 2022 was 341 to 1. Excluding the CEO one-time sign-on awards, the ratio of our CEO to median employee for fiscal 2022 would be 174 to 1.

98  IFF  |  2023 PROXY STATEMENT

 EXECUTIVE COMPENSATION

Pay versus Performance ("PvP")
As required by Item 402(v) of Regulation
S-K,
we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the last three completed calendar years. In determining the "compensation actually paid" (“CAP”) to our NEOs, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in previous years, as the SEC's valuation methods for this section differ from those required in the Summary Compensation Table. The PvP table below summarizes compensation values both previously reported in our Summary Compensation Table, as well as the adjusted values required in this section for the 2020, 2021 and 2022 calendar years. Note that for our NEOs other than our Chief Executive Officer (the "CEO"), compensation is reported as an average. The Human Capital & Compensation Committee does not utilize CAP as the basis for making compensation decisions, and it evaluates performance for purposes of incentive payouts using a more comprehensive set of metrics than required by the SEC for purposes of this disclosure.

Year	Summary Compensation Table Total for Mr. Clyburn(1)($)	Summary Compensation Table Total for Mr. Fibig(1)($)	Compensation Actually Paid to Mr. Clyburn(1)($)	Compensation Actually Paid to Mr. Fibig(1)($)	Average Summary Compensation Table Total for Non-CEO NEOs ($)(2)(3)(4)	Average Compensation Actually Paid to Non-CEO NEOs ($)(2)(3)(4)	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) ($ in Millions)(6)	Currency Neutral Sales Growth (%)(7)
							Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
2022	19,271,654	11,800,037	15,327,178	8,911,848	5,369,203	3,743,462	88	110	(1,871)	9.3%
2021		9,767,380		12,525,503	3,148,004	3,170,578	123	151	270	7.8%
2020		7,731,147		4,403,472	2,060,046	1,286,913	87	117	363	0.0%

(1)
Mr. Clyburn joined as our CEO and as a director and Chair of the Board on February 14, 2022. Mr. Fibig ceased serving as our CEO and as a director and Chair of the Board as of February 14, 2022 and departed the company on March 14, 2022.

(2)	Non-CEO NEO's for 2022 were: Mr. Glenn Richter, Mr. Nicolas Mirzayantz, Ms. Deborah Borg, Mr. Ralf Finzel and Mr. Francisco Fortanet.

(3)
Non-CEO
NEO's for 2021 were: Mr. Glenn Richter, Mr. Nicolas Mirzayantz, Mr. Francisco Fortanet, Dr. Susana Suarez Gonzalez, Mr. Rustom Jilla (Former CFO), Ms. Kathy Fortmann (Former President, Nourish) and Ms. Anne Chwat (Former General Counsel).

(4)
Non-CEO
NEO's for 2020 were: Mr. Nicolas Mirzayantz, Mr. Rustom Jilla (Former CFO), Ms. Anne Chwat (Former General Counsel), Mr. Matthias Haeni (Former Divisional CEO, Taste) and Mr. Richard O'Leary (Former CFO).

(5)	The Peer Group used for this calculation was the S&P 500 Specialty Chemicals Index which is also reported on Form 10-K in the Performance Graph.

(6)
Net Income (Loss) reflected represents GAAP Net (Loss) Income as reported on Form
10-K
in the Results of Operations Statement. The 2022 Net Loss of ($
1.871
billion) reflects a $
2.250
billion impairment of goodwill in the Health & Biosciences reporting unit. Excluding all one-time
adjustments for 2022, the Adjusted Net Income was $
828
million.

(7)
Currency Neutral Sales Growth is the company-selected performance measure, per the requirements of Item 402(v) of Regulation
S-K
and is discussed and reported in the CD&A section of the Proxy under Corporate Performance.

IFF
  |
2023
PROXY STATEMENT

 EXECUTIVE COMPENSATION

Mr. Clyburn Compensation
To determine the amounts in column (d) in the PvP table, the following amounts were deducted from and added to (as applicable) Mr. Clyburn's total compensation as reported in the Summary Compensation Table ("SCT"), in accordance with Item 402(v) of Regulation
S-K.

Year	SCT Total for Mr. Clyburn($)	SCT Reported Equity Award Value for Mr. Clyburn($)	Equity Award Adjustments for Mr. Clyburn($)(1)	SCT Reported Change in the Actuarial Present Value of Pension Benefits for Mr. Clyburn($)	Pension Benefit Adjustments for Mr. Clyburn($)	Compensation Actually Paid to Mr. Clyburn($)
2022	19,271,654	(16,511,105)	12,566,629	—	—	15,327,178

(1)	Represents the year-over-year change in the fair value of equity awards to Mr. Clyburn as summarized below:

Year	Year End Fair Value of Unvested Equity Awards Granted in the Year($)	Year over Year Change in Fair Value of Outstanding Unvested Equity Awards Granted in Prior Years($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year($)	Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments($)
2022	12,566,629	—	—	—	—	—	12,566,629
In the table above, the unvested equity values are computed in accordance with the methodology used for financial reporting purposes, and for unvested awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the year.
Mr. Fibig Compensation
To determine the amounts in column (e) in the PvP table, the following amounts were deducted from and added to (as applicable) Mr. Fibig's total compensation as reported in the Summary Compensation Table ("SCT"), in accordance with Item 402(v) of Regulation
S-K.

Year	SCT Total for Mr. Fibig($)	SCT Reported Equity Award Value for Mr. Fibig($)	Equity Award Adjustments for Mr. Fibig($)(1)	SCT Reported Change in the Actuarial Present Value of Pension Benefits for Mr. Fibig($)	Pension Benefit Adjustments for Mr. Fibig($)	Compensation Actually Paid to Mr. Fibig($)
2022	11,800,037	—	(2,888,189)	—	—	8,911,848
2021	9,767,380	(5,723,445)	8,481,568	—	—	12,525,503
2020	7,731,147	(5,031,869)	1,704,194	—	—	4,403,472

IFF

|
  2023
PROXY STATEMENT

 EXECUTIVE COMPENSATION

(1)	Represents t h e year-over-year change in the fair value of equity awards to Mr. Fibig as summarized below:

Year	Year End Fair Value of Unvested Equity Awards Granted in the Year($)	Year over Year Change in Fair Value of Outstanding Unvested Equity Awards Granted in Prior Years($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year($)	Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments($)
2022	—	—	—	(2,888,189)	—	—	(2,888,189)
2021	5,856,147	2,598,655	320,729	642,604	(1,132,404)	195,837	8,481,568
2020	3,862,811	(1,093,545)	—	(471,361)	(771,141)	177,430	1,704,194
In the table above, the unvested equity values are computed in accordance with the methodology used for financial reporting
p
urposes, and for unvested awards subject to performance-based vesting conditions, based
on the probable outcome of such performance-based vesting conditions as of the last day of the year.
Average
Non-CEO
NEO Compensation
To determine the amounts in column (g) in the PvP table, the following amounts were deducted from and added to (as applicable) our
Non-CEO
NEO's average total compensation as reported in the Summary Compensation Table ("SCT"), in accordance with Item 402(v) of Regulation
S-K.

Year	Average SCT Total for Non-CEO NEOs($)	Average SCT Reported Equity Award Value for Non-CEO NEOs($)	Average Equity Award Adjustments for Non-CEO NEOs ($)(1)	SCT Reported Average Change in the Actuarial Present Value of Pension Benefits for Non-CEO($) NEOs($)	Average Pension Benefit Adjustments for Non-CEO NEOs($)(2)	Average Compensation Actually Paid to Non-CEO NEOs($)
2022	5,369,203	(3,085,500)	1,459,759	—	—	3,743,462
2021	3,148,004	(1,514,851)	1,539,657	(2,232)	—	3,170,578
2020	2,060,046	(1,056,088)	349,261	(66,306)	—	1,286,913

(1)	Represents the average of the year-over-year change in the fair value of equity awards to our Non-CEO NEO's as summarized below.

(2)	There is no service cost or prior service cost adjustment for pension benefits as the pension plan benefits applicable to NEOs were frozen for additional accruals as of December 31, 2007.

Year	Year End Fair Value of Unvested Equity Awards Granted in the Year($)	Year over Year Change in Fair Value of Outstanding Unvested Equity Awards Granted in Prior Years($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year($)	Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments($)
2022	2,192,872	(220,228)	91,429	(337,314)	(282,833)	15,833	1,459,759
2021	1,199,240	198,103	64,492	199,759	(137,688)	15,752	1,539,657
2020	733,010	(154,763)	—	(150,632)	(110,451)	32,097	349,261

IFF
  |
2023
PROXY STATEMENT

 EXECUTIVE COMPENSATION

In the table above, the unvested equity values are computed in accordance with the methodology used for financial reporting purposes, and for unvested awards subject to performance-based vesting conditions, based on the probable outcome
of such performance-based
vesting
conditions as of the last day of the year.
Company-Selected Measure and Other Financial Performance Measures
The following financial performance measures are used to link compensation actually paid to NEOs for the most recently completed fiscal years to company performance.

Measure	Description
Company-Selected Measure	Currency Neutral Sales Growth
Measure 2	EBITDA
Measure 3	Relative TSR
Measure 4	ROIC
Relationship of Compensation Actually Paid to Performance Measures
The following charts describe the relationship of Compensation Actually Paid to the performance measures listed in the PvP Tables above. The charts reflect CEO compensation combined in 2022 for Messrs. Clyburn and Fibig.
Compensation Actually Paid ("CAP") vs. IFF
3-year
Cumulative TSR vs. Peer Group
3-year
Cumulative TSR

As shown in the chart above, the compensation actually paid has increased while the TSR and peer TSR have varied. This is driven largely driven by the non-equity
incentive plan component of compensation and
sign-on
awards granted to Mr. Clyburn who became CEO in 2022.

IFF

|
  2023
PROXY STATEMENT

 EXECUTIVE COMPENSATION

Compensation Actually Paid ("CAP") vs.
Net-Income
vs. Adjusted
Net-Income

Adjusted Net Income is included in the chart above as supplemental information as it excludes one-time
events that have low correlation to compensation actually paid. For 2022, the primary driver of the difference in adjusted net (loss) of ($
1.871
billion) is driven by a $
2.250
billion impairment of goodwill in the Health & Biosciences reporting unit reflected in the net (loss) for 2022.
Compensation Actually Paid ("CAP") vs. Company Selected Measure ("CSM"): Currency Neutral Sales Growth

IFF
  |
2023
PROXY STATEMENT

What am I voting on?

At the 2023 Annual Meeting you will be asked to vote on the following proposals. Our Board recommendation for each of these proposals is set forth below.

Proposal	Board Recommendation
1. To elect 11 members of the Board of Directors, each to hold office for a one-year term expiring at the 2024 Annual Meeting of Shareholders.	FOR each Director Nominee
2. To ratify the selection of PricewaterhouseCoopers LLP ("PwC") as our independent registered public accounting firm for the 2023 fiscal year.	FOR
3. To approve, on an advisory basis, the compensation of our named executive officers in 2022, which we refer to as "Say on Pay."	FOR
4. To vote, on an advisory basis, on the frequency of votes on executive compensation.	FOR the option of every one year

We also will consider other business that properly comes before the meeting in accordance with New York law and our By-Laws.

Who can vote?

Holders of our common stock at the close of business on March 8, 2023, are entitled to vote their shares at the 2023 Annual Meeting. As of March 8, 2023, there were 255,067,476 shares of common stock issued, outstanding and entitled to vote. Each share of common stock issued and outstanding is entitled to one vote.

What constitutes a quorum, and why is a quorum required?

We are required to have a quorum of shareholders present to conduct business at the meeting. The presence at the meeting, online or by proxy, of the holders of a majority of the 127,533,739 shares entitled to vote on the record date (255,067,476 shares) will constitute a quorum, permitting us to conduct the business of the meeting. Abstentions and withhold votes are counted as present for purposes of determining a quorum. Shares of common stock for which we have received executed proxies will be counted for purposes of establishing a quorum at the meeting, regardless of how or whether such shares are voted on any specific proposal.

What is the difference between a "shareholder of record" and a "street name" holder / "beneficial owner" ?

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered a "shareholder of record" or a "registered shareholder" of those shares. In this case, your Notice of Internet Availability of Proxy Materials ("Notice") has been sent to you directly by us.

If your shares are held in a stock brokerage account or by a bank, trust or other nominee or custodian (each, a "Broker"), including shares you may own as a participant in one of our 401(k) plans, you are considered the "beneficial owner" of those shares, which are held in "street name." A Notice has been forwarded to you by or on behalf of your Broker, who is considered the shareholder of record of those shares. As the beneficial owner (or street name holder), you have the right to direct your Broker how to vote your shares by following the instructions for voting set forth in the Notice.

104  IFF  |  2023 PROXY STATEMENT

 INFORMATION ABOUT THE MEETING

How do I vote?

If you are a shareholder of record, you may vote:

•	via the Internet;

•	by telephone;

•	by mail; or

•	during the 2023 Annual Meeting by visiting www.virtualshareholdermeeting.com/IFF2023.

Detailed instructions for Internet and telephone voting are set forth in the proxy card and the Notice.

If your shares are held in one of our 401(k) plans, your proxy will serve as a voting instruction for the trustee of the 401(k) plan, who will vote your shares as you instruct. To allow sufficient time for the trustee to vote, your voting instructions must be received by 11:59 pm Eastern Daylight Time on May 2, 2023. If the trustee does not receive your instructions by that date, the trustee will vote the shares you hold through the 401(k) plan in the same proportion as those shares in the 401(k) plan for which voting instructions were received.

If you are a beneficial owner/street name holder, you must follow the voting procedures of your Broker.

What are the requirements to elect the director nominees and to approve each of the proposals in this proxy statement?

Proposal	Vote Required
1. Election of Directors	Majority of Votes Cast

2. Ratification of Independent Registered Public Accounting Firm	Majority of Votes Cast

3. Say on Pay	Majority of Votes Cast

4. Say on Frequency	The Option that Receives the Greatest Number of Votes Cast

Proposal 1

Under our By-Laws, in an uncontested election of directors, as the one we have this year, a majority of votes cast is required in order for a director to be elected, which means that a nominee must receive a greater number of votes "FOR" his or her election than votes "AGAINST" in order to be elected. Abstentions are not counted as votes "FOR" or "AGAINST" a director nominee.

Proposal 2

The votes cast "FOR" must exceed the votes cast "AGAINST" the ratification of PwC as our independent registered public accounting firm for the 2023 fiscal year. Abstentions are not counted as votes "FOR" or "AGAINST" this proposal and thus will have no effect on the outcome of this proposal.

Proposal 3

Proposal 3 is an advisory vote. This means that while we ask shareholders to approve a resolution regarding Say on Pay, it is not an action that requires shareholder approval. If a majority of votes are cast "FOR" the Say on Pay proposal, we will consider the proposal to be approved. Abstentions are not counted as votes "FOR" or "AGAINST" this proposal and will have no effect on the outcome of this proposal.

IFF  |  2023 PROXY STATEMENT  105

 INFORMATION ABOUT THE MEETING

Proposal 4

Proposal 4 is an advisory vote. This means that while we ask shareholders to vote on the Say on Frequency Proposal, it is not an action that requires shareholder approval. For this proposal, we will consider that the shareholders have recommended whichever option (one, two or three years) that receives the greatest number of votes cast. Abstentions will have no effect on the outcome of this proposal.

What if I am a beneficial owner and I do not give the nominee voting instructions?

If you are a beneficial owner (i.e., your shares are held in "street name"), the Broker is bound by the rules of the NYSE regarding whether or not it can exercise discretionary voting power for any particular proposal if the Broker has not received voting instructions from you. Brokers have the authority to vote shares for which their customers do not provide voting instructions on certain routine matters. A broker non-vote occurs when a Broker returns a proxy but does not vote on a particular proposal because the Broker does not have discretionary authority to vote on the proposal and has not received specific voting instructions for the proposal from the beneficial owner of the shares. Broker non-votes are considered to be present at the meeting for purposes of determining the presence of a quorum but are not counted as votes cast.

The table below sets forth, for each proposal on the ballot, whether a Broker can exercise discretion and vote your shares absent your instructions and, if not, the impact of such broker non-vote on the approval of the proposal.

Proposal	Can Brokers Vote Absent Instructions?	Impact of Broker Non-Vote
1. Election of Directors	No	None

2. Ratification of Independent Registered Public Accounting Firm	Yes	Counted

3. Say on Pay	No	None

4. Say on Frequency	No	None

What if I sign and return my proxy without making any selections?

If you sign and return your proxy card without making any selections, your shares will be voted "FOR" each of the director nominees, "FOR" Proposals 2 and 3, and for the "1 year" option in Proposal 4. If other matters properly come before the meeting, the proxy holders will have the authority to vote on those matters for you at their discretion. If your shares are held in "street name", see the question above on how to vote your shares.

How do I change my vote?

If you are a shareholder of record, you may revoke your proxy by giving written notice of revocation to our Corporate Secretary before the 2023 Annual Meeting, by delivering a later-dated proxy (either by mail, telephone or over the Internet), or by voting online at the 2023 Annual Meeting.

If your shares are a beneficial owner (i.e., your shares are held in "street name"), you may change your vote by following your Broker's procedures for revoking or changing your proxy.

What shares are covered by my proxy card?

Your proxy card reflects all shares owned by you at the close of business on March 8, 2023. For participants in our 401(k) plans, shares held in your account as of that date are included in your proxy.

106  IFF  |  2023 PROXY STATEMENT

 INFORMATION ABOUT THE MEETING

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares in more than one account. To ensure that all of your shares are voted, you should sign and return each proxy card. Alternatively, if you vote by telephone or via the Internet, you will need to vote separately for each proxy card or voting instruction form you receive.

Who can attend the 2023 Annual Meeting?

Only shareholders and our invited guests are permitted to attend the 2023 Annual Meeting.

Even if you plan to attend the 2023 Annual Meeting, we strongly urge you to vote in advance by proxy by voting via the Internet or by telephone by following the instructions provided on the enclosed proxy card or by signing and dating the enclosed proxy card and returning it in the postage-paid envelope provided. TO FACILITATE THE TIMELY RECEIPT OF YOUR PROXY, WE ENCOURAGE YOU TO VOTE BY TELEPHONE OR INTERNET TODAY.

To gain admittance to our virtual 2023 Annual Meeting, please visit www.virtualshareholdermeeting.com/IFF2023 and enter the 16 digit Control Number that we have provided to you.

What do I need to do to attend the virtual 2023 Annual Meeting?

A summary of the information you need to attend the virtual 2023 Annual Meeting is provided below:

•	Any Shareholder can attend the 2023 Annual Meeting

•	We encourage you to access the 2023 Annual Meeting online 15 minutes prior to its start time

•	Shareholders may vote electronically and submit questions online while attending the 2023 Annual Meeting

•	You will need the 16 digit Control Number that we have provided to you in order to join the virtual 2023 Annual Meeting

•	Instructions on how to attend and participate in the virtual 2023 Annual Meeting, including how to demonstrate proof of stock ownership, are available at www.virtualshareholdermeeting.com/IFF2023

•	The Rules of Conduct, proxy materials and shareholder list will be available on the meeting site

Why a virtual meeting?

We have decided to hold the 2023 Annual Meeting entirely virtually as permitted under New York State law, conducted via a live audio-only webcast, in order to provide expanded access, improved communication and cost savings for our shareholders. We believe that hosting a virtual meeting will enable greater shareholder attendance and participation from any location around the world.

IFF  |  2023 PROXY STATEMENT  107

 INFORMATION ABOUT THE MEETING

What if I have technical difficulties or trouble accessing the virtual 2023 Annual Meeting website?

We will have technicians ready to assist you with any technical difficulties you may have in accessing the virtual 2023 Annual Meeting. If you encounter any difficulties accessing the virtual meeting during check-in or the meeting, please call the technical support number that will be posted on the virtual meeting platform log-in page.

If I plan to attend the 2023 Annual Meeting, should I still vote by proxy?

Yes. Casting your vote in advance does not affect your right to attend the 2023 Annual Meeting. If you send in your proxy card and also attend the meeting (by visiting www.virtualshareholdermeeting.com/IFF2023), you do not need to vote again at the meeting unless you want to change your vote. Online ballots will be available at the virtual 2023 Annual Meeting at www.virtualshareholdermeeting.com/IFF2023 for shareholders of record.

108  IFF  |  2023 PROXY STATEMENT

Proxy Solicitation Costs

We will pay the entire cost of soliciting proxies by the Company. In addition to solicitation by mail, proxies may be solicited on our behalf by directors, officers or employees in person, by telephone, by facsimile or by electronic mail. We have retained Innisfree M&A Incorporated to assist in proxy solicitation for $25,000 plus expenses. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending proxy materials to the beneficial owners of our common stock.

Shareholder Proposals for the 2024 Annual Meeting

On December 13, 2022, the Board approved and adopted new Amended and Restated By-Laws to, among other things, align our By-Laws with the universal proxy rules adopted by the SEC.

In order for a shareholder proposal under Rule 14a-8 to be considered for inclusion in our proxy materials for next year's annual meeting of shareholders, the Secretary of our Company must receive the written proposal no later than November 24, 2023. The proposal must meet the requirements under Rule 14a-8 to be valid.

Under Article I, Section 3 of our By-Laws, in order for a shareholder to submit a proposal or to nominate any director at next year's annual meeting of shareholders, the shareholder must give written notice to the Secretary of our Company not less than 90 days nor more than 120 days prior to the anniversary date of this year's annual meeting of shareholders provided next year's annual meeting is called for on a date that is within 30 days before or after such anniversary date. Assuming that next year's annual meeting is held on schedule, we must receive written notice between January 3, 2024 and February 2, 2024 of an intention to introduce a nomination or other item of business at that meeting that meets all of the requirements contained in our By-Laws.

In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than IFF nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act and as described under Article I, Section 3 and 4 of our By-Laws between January 3, 2024 and February 2, 2024.

As of the date of this proxy statement, we do not know of any matters to be presented at the 2023 Annual Meeting other than those described in this proxy statement. If any other matters should properly come before the meeting, proxies in the enclosed form will be voted on those matters in accordance with the judgment of the person or persons voting the proxies, unless otherwise specified.

Shareholder Communications

Shareholders and other parties interested in communicating directly with the non-executive Chair, the non-management directors as a group or all directors as a group may do so by writing to the non-executive Chair or the non-management directors or the Board, in each case, c/o Corporate Secretary, International Flavors & Fragrances Inc., 521 West 57th Street, New York, New York 10019. All communications should include the name, address, telephone number and email address (if any) of the person submitting the communication and indicate whether the person is a shareholder of our Company.

The Board has approved a process for handling correspondence received by our Company on behalf of the non-executive Chair, the non-management directors as a group or all directors as a group. Under that process, the General Counsel reviews all such correspondence and maintains a log of, and forwards to the appropriate Board member, correspondence that is relevant to (i) the functions of the Board or committees thereof or (ii) other significant matters involving our Company. The General Counsel may screen frivolous or unlawful communications and commercial advertisements. Directors may review the log maintained by the General Counsel at any time.

IFF  |  2023 PROXY STATEMENT  109

 OTHER MATTERS

Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of our internal auditor and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Electronic Delivery

This year we again have elected to take advantage of the SEC's rule that allows us to furnish proxy materials to you online. We believe electronic delivery will expedite shareholders' receipt of materials, while lowering costs and reducing the environmental impact of our 2023 Annual Meeting by reducing printing and mailing of full sets of materials. We mailed the Notice containing instructions on how to access our proxy statement and annual report online on or about March 23, 2023. If you would like to receive a paper copy of the proxy materials, the Notice contains instructions on how to receive a paper copy.

Householding

We have adopted a procedure approved by the SEC called "householding". Under this procedure, shareholders of record who have the same address and last name will receive only one copy of our proxy materials, unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of the proxy materials, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of the proxy materials for your household, please contact Broadridge Financial Solutions, by calling 1-800-542-1061, or by forwarding a written request addressed to Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, New York 11717.

If you participate in householding and wish to receive a separate copy of the proxy materials, or if you do not wish to participate in householding and prefer to receive separate copies of the proxy materials in the future, please contact Broadridge Financial Solutions as indicated above. Beneficial shareholders can request information about householding from their nominee.

Available Information

We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of the 2022 Annual Report on Form 10-K filed with the SEC, including the financial statements and schedules thereto, but not the exhibits. In addition, such report is available, free of charge, through the Investor—Financials & Filings—SEC Filings link on our website, www.iff.com. A request for a copy of such report should be directed to International Flavors & Fragrances Inc., 521 West 57th Street, New York, NY 10019, Attention: Investor Relations. A copy of any exhibit to the Form 10-K for the year ended December 31, 2022 will be forwarded following receipt of a written request to Investor Relations.

110  IFF  |  2023 PROXY STATEMENT

This proxy statement includes certain non-GAAP financial measures, including: (1) adjusted operating EBITDA and adjusted diluted EPS, which exclude depreciation & amortization, interest expense, other income, net, acquisition related costs, restructuring and other charges, gains on sale of fixed assets, impairment of goodwill, impairment of long-lived assets, shareholder activism related costs, business divestiture costs, employee separation costs, strategic initiative costs, Global Shared Services implementation costs, Frutarom acquisition related costs and integration related costs and (2) adjusted EPS ex amortization, which excludes items impacting comparability and the amortization of acquisition related intangible assets. These non-GAAP measures are intended to provide additional information regarding our underlying operating results and comparable year-over-year performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP.

DOLLARS IN MILLIONS	Year Ended December 31, 2022
Loss Before Taxes (GAAP)	$(1,625)
Depreciation & Amortization	1,179
Interest Expense	336
Other Income, net	(37)
Acquisition Related Costs (a)	(4)
Restructuring and Other Charges	12
Gains on Sale of Fixed Assets	(3)
Impairment of Goodwill (b)	2,250
Impairment of Long-Lived Assets (c)	120
Shareholder Activism Related Costs (d)	3
Business Divestiture Costs (e)	110
Employee Separation Costs (f)	11
Strategic Initiative Costs (g)	3
Global Shared Services Implementation Costs (h)	5
Frutarom Acquisition Related Costs (i)	1
Integration Related Costs (j)	94

Adjusted Operating EBITDA (Non-GAAP)	$2,455

IFF  |  2023 PROXY STATEMENT  111

 EXHIBIT A - GAAP TO NON-GAAP RECONCILIATIONS

	Year Ended December 31, 2022
DOLLARS IN MILLIONS	(Loss) Income before taxes	Provision for income taxes (l)	Net (Loss) Income Attributable to IFF (m)	Diluted EPS

Adjusted Net Income/Diluted EPS

Reported (GAAP)	$(1,625)	$239	$(1,871)	$(7.32)

Acquisition Related Costs (a)	(4)	—	(4)	(0.02)

Restructuring and Other Charges	12	2	10	0.04

Gains on Sale of Fixed Assets	(3)	(1)	(2)	(0.01)

Impairment of Goodwill (b)	2,250	—	2,250	8.81

Impairment of Long-Lived Assets (c)	120	24	96	0.38

Shareholder Activism Related Costs (d)	3	1	2	0.01

Business Divestiture Costs (e)	110	(64)	174	0.68

Gains on Business Disposal	(11)	(96)	85	0.34

Employee Separation Costs (f)	11	1	10	0.04

Strategic Initiative Costs (g)	3	1	2	0.01

Global Shared Services Implementation Costs (h)	5	1	4	0.01

Frutarom Acquisition Related Costs (i)	1	—	1	—

Integration Related Costs (j)	94	23	71	0.28

Redemption value adjustment to EPS (k)	—	—	—	(0.01)

Adjusted (Non-GAAP)	$966	$131	$828	$3.24

Year Ended December 31, 2022

Numerator

Adjusted (Non-GAAP) Net Income	$828

Amortization of Acquisition related Intangible Assets	727

Tax Impact on Amortization of Acquisition related Intangible Assets (l)	170

Amortization of Acquisition related Intangible Assets, net of tax (n)	557

Adjusted (Non-GAAP) Net Income ex. Amortization	$1,385

Denominator

Weighted average shares assuming dilution (diluted)	255

Adjusted (Non-GAAP) EPS ex. Amortization	$5.42

(a)	Represents costs related to the acquisition of Health Wright Products, primarily consulting and legal fees, offset in part by earn out adjustments.

(b)	Represents costs related to the impairment of goodwill in the Health & Biosciences reporting unit.

(c)	Represents costs related to the impairment of intangible and fixed assets of an asset group that operates primarily in Russia.

(d)	Represents shareholder activist related costs, primarily professional fees.

(e)	Represents costs, including establishment of deferred tax liabilities, related to the Company's sales and planned sales of businesses, primarily legal and professional fees.

(f)	Represents costs related to severance, including accelerated stock compensation expense, for certain employees and executives who have been separated or will separate from the Company.

112  IFF  |  2023 PROXY STATEMENT

 EXHIBIT A - GAAP TO NON-GAAP RECONCILIATIONS

(g)	Represents costs related to the Company's strategic assessment and business portfolio optimization efforts, primarily consulting fees.

(h)	Represents costs related to the Company's efforts of restructuring the Global Shared Services Centers, primarily consulting fees.

(i)	Represents transaction-related costs and expenses related to the acquisition of Frutarom, primarily includes earn-out payments, net of adjustments.

(j)

Represents costs related to integration activities since 2018, primarily for Frutarom and N&B. The costs were primarily related to external consulting fees and internal integration costs, including salaries of individuals who were fully dedicated to integration efforts.

(k)	Represents the adjustment to EPS related to the excess of the redemption value of certain redeemable non-controlling interests over their existing carrying value.

(l)

The income tax effects of non-GAAP adjustments are calculated based on the applicable statutory tax rate for the relevant jurisdiction, except for those items which are non-taxable or subject to valuation allowances for which the tax expense (benefit) was calculated at 0%. The tax benefit for amortization is calculated in a similar manner as the tax effects of the non-GAAP adjustments.

(m)	For 2022, net loss is increased by income attributable to non-controlling interest of $7 million.

(n)	Represents all amortization of intangible assets acquired in connection with acquisitions, net of tax.

IFF  |  2023 PROXY STATEMENT  113

INTERNATIONAL FLAVORS & FRAGRANCES INC.

521 WEST 57TH STREET

NEW YORK, NY 10019

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the internet to transmit your voting instructions up until the date and time indicated on the reverse side. Have your proxy card in hand when you access the web site and follow the instructions.

During The Meeting - Go to www.virtualshareholdermeeting.com/IFF2023

You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until the date and time indicated on the reverse side. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, by the date and time indicated on the reverse side.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V01771-P87709                             KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

  INTERNATIONAL FLAVORS & FRAGRANCES INC.

The Board of Directors recommends you vote FOR all listed nominees, FOR Proposals 2 and 3 and FOR 1 YEAR on Proposal 4.

1.	Elect eleven members of the Board of Directors for a one-year term expiring at the 2024 Annual Meeting of Shareholders.

	Nominees:		For	Against	Abstain

	1a.	Kathryn J. Boor	☐	☐	☐

	1b.	Barry A. Bruno	☐	☐	☐

	1c.	Frank K. Clyburn, Jr.	☐	☐	☐

	1d.	Mark J. Costa	☐	☐	☐

	1e.	Carol Anthony (John) Davidson	☐	☐	☐

	1f.	Roger W. Ferguson, Jr.	☐	☐	☐

	1g.	John F. Ferraro	☐	☐	☐

	1h.	Christina Gold	☐	☐	☐

	1i.	Gary Hu	☐	☐	☐

	1j.	Kevin O’Byrne	☐	☐	☐

	1k.	Dawn C. Willoughby	☐	☐	☐

		For	Against	Abstain

2.	Ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2023 fiscal year.	☐	☐	☐

3.	Approve, on an advisory basis, the compensation of our named executive officers in 2022.	☐	☐	☐

		1 Year	2 Years	3 Years	Abstain

4.	Vote, on an advisory basis, on the frequency of votes on executive compensation.	☐	☐	☐	☐

NOTE: Proxies, when properly executed, will be voted as directed, or if no direction is given, will be voted as the Board of Directors recommends. The proxies will vote in their discretion upon any and all other matters which may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as joint tenants, all parties in the joint tenancy must sign. If signer is a corporation or partnership, please sign in full corporate or partnership name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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V01772-P87709

INTERNATIONAL FLAVORS & FRAGRANCES INC.

THIS PROXY CARD/VOTING INSTRUCTION FORM IS SOLICITED

ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS

MAY 3, 2023

The undersigned hereby appoint(s) each of Mr. Frank K. Clyburn, Jr., Mr. Glenn Richter and Ms. Jennifer Johnson as the attorney and proxy of the undersigned, each acting singly, with full power of substitution, to vote the number of shares of stock the undersigned is entitled to vote at the Annual Meeting of Shareholders of International Flavors & Fragrances Inc. to be held via live webcast at www.virtualshareholdermeeting.com/IFF2023 Wednesday, May 3, 2023 at 10:00 A.M. Eastern Daylight Time, and any adjournment(s) or postponement(s) thereof (the “Meeting”).

IF YOU ARE A SHAREHOLDER OF RECORD, THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED ON THE REVERSE SIDE. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTOR, “FOR” PROPOSALS 2 AND 3 AND FOR 1 YEAR FOR PROPOSAL 4, AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING. VOTING INSTRUCTIONS MUST BE RECEIVED BY 11:59 P.M. EASTERN DAYLIGHT TIME ON MAY 2, 2023.

If you are a participant in the International Flavors & Fragrances Inc. Retirement Investment Fund Plans (the “401(k) Plans”), this proxy covers all shares for which the undersigned has the right to give voting instructions to the trustee of the 401(k) Plans. This proxy, when properly executed, will be voted as directed by the undersigned on the reverse side. Shares in the 401(k) Plans for which voting instructions are not received by 11:59 P.M. Eastern Daylight Time on May 2, 2023, or if no choice is specified, will be voted by the trustee in the same proportion as the shares for which voting instructions are received from other participants in the applicable 401(k) Plan.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD/VOTING INSTRUCTION FORM PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE